SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. N/A)

Filed by the registrant [x]
Filed by a party other than the registrant
Check the appropriate box:
   [ ] Preliminary proxy statement         [ ] Confidential, for Use of
   [x] Definitive proxy statement              by Rule the Commission Only (as
   [ ] Definitive additional materials         permitted 14a-6(e)(2)
   [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          GREATER ROME BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
   [ ] No fee required
   [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
                          Common Stock, $.01 par value
--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transactions applies:
                                 691,914 shares
--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       $18.00 per share, which is the per share price to be paid in the transaction subject to this Schedule 14A filing
--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
                                   $ 4,140,000
--------------------------------------------------------------------------------
   (5) Total fee paid:
                                      $ 828
--------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
   [x] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:    $828
--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement no.:        Form 13E-3
--------------------------------------------------------------------------------

   (3) Filing Party:     Greater Rome Bancshares, Inc.
--------------------------------------------------------------------------------

   (4) Date Filed:       September 24, 2002
--------------------------------------------------------------------------------

                          GREATER ROME BANCSHARES, INC.
                           1490 Martha Berry Boulevard
                               Rome, Georgia 30165
                                 (706) 295-9300

                               November 12, 2002

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders, which will be held at Greater Rome's principal offices located at 1490 Martha Berry Boulevard, Rome, Georgia, on December 19, 2002 at 4:30 p.m. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     The board of directors of Greater Rome Bancshares, Inc. has determined that it is in the best interests of Greater Rome and its shareholders to recapitalize Greater Rome to improve the efficient employment of its capital and to reduce or eliminate administrative expenses and regulatory burdens associated with the size of its shareholder base. Accordingly, the purpose of the special meeting is for shareholders to vote on three specific matters relating to a proposed recapitalization plan which are:

     o The 1-for-2,000 reverse stock split of each share of Greater Rome common stock;
     o The payment of cash for fractional shares of Greater Rome common stock resulting from the recapitalization at a cash-for-stock conversion price of $18.00 per share, on a pre-split basis; and
     o The offering of additional shares of Greater Rome common stock to eligible shareholders who are residents of Georgia at $18.00 per share, on a pre-split basis.

Approval of all three of the above proposals will be required to effect the proposed recapitalization plan.

     The board of directors has established November 1, 2002 as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the above proposals. We enclose the following materials relating to the above proposals, and as to the recapitalization plan as a whole:

o        Official notice of the meeting;
o Proxy statement/prospectus describing the matters to be voted on at the meeting;
o        Proxy for voting at the special meeting (the blue attachment); and
o Election forms regarding the treatment of your shares of Greater Rome common stock (a multi-colored attachment).

     Whether or not you plan to attend the special meeting, please complete, sign and date the proxy and return it to Greater Rome in the envelope provided on or before December 18, 2002. If you attend the meeting, you may vote in person, even if you have previously returned your proxy.

     If the recapitalization is completed, you will automatically have the right to receive cash for your fractional share unless (1) you elect to purchase or combine shares under the recapitalization plan, and (2) your election is
                                                ---
submitted to Greater Rome, as instructed in the attached materials, at or before 5:00 p.m. on December 23, 2002.

     Please direct any questions you have to Grey Winstead or to me at (706) 295-9300. Although we cannot advise you regarding the merits of the choices available to you through the recapitalization plan, we can assist you in completing the attached documents. On behalf of the board of directors, I urge you to vote for approval of each of the proposals.
            ---
                                     Sincerely,



                                     Thomas D. Caldwell, III
                                     President and Chief Executive Officer

                          GREATER ROME BANCSHARES, INC.
                           1490 Martha Berry Boulevard
                               Rome, Georgia 30165
                                 (706) 295-9300

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 2002


     A special meeting of shareholders of Greater Rome Bancshares, Inc. will be held at 4:30 p.m. on December 19, 2002 at Greater Rome's principal offices located at 1490 Martha Berry Boulevard, Rome, Georgia, to vote on the following proposals:

     (1) To effect a reverse stock split of each share of Greater Rome common stock issued and outstanding into .0005 of a share;

     (2) To pay cash for fractional shares of Greater Rome common stock resulting from the recapitalization at a cash-for-stock conversion price of $18.00 per share, on a pre-split basis;
     (3) To offer additional shares of Greater Rome common stock to eligible shareholders who are residents of Georgia at $18.00 per share, on a pre-split basis; and
     (4) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

Proposals one through three are all part of a proposed recapitalization plan which is set forth, in its entirety, in Appendix A and described in the enclosed proxy statement/prospectus.

     Approval of proposals one through three will be required to effect the proposed recapitalization plan. The board of directors unanimously recommends that you vote for approval of each of the three specific proposals described
              ---
above.

     Shareholders of Greater Rome are entitled to statutory dissenters' rights as to their fractional shares under the recapitalization plan. If the shareholders of Greater Rome approve each of the three specific proposals described above, shareholders who elect to dissent as to the fractional share cash-out proposal will be entitled to receive the "fair value" of their fractional shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix C to the accompanying proxy statement/prospectus.
                    ----------

     The board of directors has set the close of business on November 1, 2002, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.


     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                     By Order of the Board of Directors,





                                     Robert L. Berry
                                     Secretary

November 12, 2002

THE SCEURITIES OFFERED IN CONNECTION WITH THE LIMITED OFFERING DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD ONLY TO PERSONS WHO ARE RESIDENTS OF THE STATE OF GEORGIA IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE REGISTRATION EXEMPTIONS.

                          GREATER ROME BANCSHARES, INC.
                           1490 Martha Berry Boulevard
                               Rome, Georgia 30165
                                 (706) 295-9300
--------------------------------------------------------------------------------

     PROXY STATEMENT                                      PROSPECTUS
 For Special Meeting of Shareholders                  For up to 50 shares
  To Be Held on December 19, 2002              of Greater Rome Bancshares, Inc.
                                                         Common Stock
--------------------------------------------------------------------------------

     The board of directors of Greater Rome Bancshares, Inc. has determined that it is in the best interests of Greater Rome and its shareholders to recapitalize Greater Rome to improve the efficient employment of its capital and to reduce or eliminate administrative expenses and regulatory burdens associated with the size of Greater Rome's shareholder base. In order to facilitate the recapitalization, the board of directors has adopted a plan of recapitalization that provides for, among other things:

     o The conversion of each share of Greater Rome common stock issued and outstanding into .0005 of a share by means of a 1-for-2,000 reverse stock split;
     o The payment of cash for fractional shares of Greater Rome common stock resulting from the recapitalization at a cash-for-stock conversion price of $18.00 per share, on a pre-split basis; and
     o The offering of additional shares of Greater Rome common stock to eligible shareholders who are residents of Georgia at $18.00 per share, on a pre-split basis.

     These three proposals are fundamental provisions of Greater Rome's plan of recapitalization, and shareholder approval of all three proposals will be required to effect the recapitalization plan. Accordingly, this proxy statement/prospectus describes the effects, benefits and/or detriments of each of the proposals in the context of the recapitalization plan as a whole since none of the proposals may be effected by Greater Rome without approval of the other proposals.

     Generally, the recapitalization plan provides that, on a post-split basis, if you hold a fractional share of Greater Rome common stock, you will receive cash in lieu of your fractional share unless you elect to purchase additional shares or aggregate your shares, as permitted under the recapitalization plan.

     If the recapitalization plan is completed, each share of Greater Rome common stock held by you on the record date of the reverse stock split will automatically be converted into .0005 of a share. Unless you have properly elected to buy additional shares or aggregate your shares with one or more other shareholders, as permitted under the recapitalization plan, any fractional share held by you after the reverse stock split will subsequently be converted into the right to receive cash based on a predetermined exchange ratio. The board of directors has set this exchange ratio at $18.00 per share of Greater Rome common stock, on a pre-split basis.

     In connection with the recapitalization, we may permit eligible shareholders to purchase additional shares of Greater Rome common stock. This proxy statement/prospectus provides you with information about the proposed recapitalization and the limited offering of Greater Rome common stock. Due to the securities registration exemptions being relied upon by Greater Rome in issuing the additional fractional or whole shares of Greater Rome common stock, we have limited the ability to purchase additional fractional or whole shares to only existing shareholders who are residents of the State of Georgia. We expect that all eligible shareholders wishing to participate in the limited offering of additional shares of Greater Rome common stock will be permitted to do so, subject to the limitations described in this proxy statement/prospectus and in the recapitalization plan. We encourage you to read this entire document carefully.

     The board of directors has determined that the terms of the recapitalization plan as a whole are procedurally and substantively fair to unaffiliated shareholders. Additionally, the board of directors of Greater Rome, including the directors who are not employees of Greater Rome, has unanimously approved the recapitalization plan. The recapitalization cannot be completed, however, unless the three proposals described above are approved by the holders of a majority of the outstanding shares of Greater Rome. The directors and executive officers of Greater Rome have committed to vote their shares in favor of these proposals. The directors and executive officers of Greater Rome beneficially own, directly or indirectly, 38.9% of Greater Rome's common stock, on a fully diluted basis.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the recapitalization or determined if this proxy statement/prospectus is truthful or complete. The Commission has not passed upon the fairness or merits of the recapitalization plan nor upon the accuracy or adequacy of the information contained in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

     The securities offered in connection with the recapitalization have not been registered under the Securities Act of 1933 or the securities laws of any state and will be offered and sold in reliance on exemptions from registration requirements of those laws. The securities may not be transferred or resold except as permitted under the Securities Act of 1933 and applicable state securities laws or pursuant to registration or an exemption under those laws.

     The executive officers of Greater Rome will make offers and sales of shares of Greater Rome common stock on behalf of Greater Rome on a best-efforts basis. They will not receive commissions or other remuneration in connection with these activities, but they will be reimbursed for their reasonable expenses incurred in the offering.

     The date of this proxy statement/prospectus is November 12, 2002. We first mailed this proxy statement/prospectus to the shareholders of Greater Rome on or about that date.

                                IMPORTANT NOTICES

     Greater Rome common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the common stock involves risks. We have described what we believe are the material risks of this investment under the heading "Risk Factors" beginning on page 47.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement/prospectus. You should not rely on any other information. The information contained in this proxy statement/prospectus is correct only as of the date of this proxy statement/prospectus, regardless of the date it is delivered or when shares of Greater Rome common stock are distributed. By accepting receipt of this proxy statement/prospectus, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this proxy statement/prospectus to reflect any factors or events arising after the date hereof, which individually or together represent a fundamental change in the information included in this document.

     You should not construe the contents of this proxy statement/prospectus or any communication from Greater Rome, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor as to all matters concerning an investment in shares of Greater Rome common stock.

     Greater Rome Bancshares and Greater Rome Bank make forward-looking statements in this proxy statement/prospectus that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of Greater Rome Bancshares and/or Greater Rome Bank after the recapitalization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various economic, regulatory, and technological future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements.

     The words "we," "our," and "us," as used in this proxy statement/prospectus, refer to Greater Rome Bancshares and its wholly owned subsidiary, Greater Rome Bank, collectively, unless the context indicates otherwise.

                                TABLE OF CONTENTS

                                                                                     Page
SUMMARY OF THE RECAPITALIZATION PLAN...................................................1


QUESTIONS AND ANSWERS ABOUT THE MEETING................................................3


QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION.......................................5


INFORMATION REGARDING SPECIAL MEETING OF SHAREHOLDERS..................................6

   TIME AND PLACE OF MEETING...........................................................6
   RECORD DATE AND MAILING DATE........................................................6
   NUMBER OF SHARES OUTSTANDING........................................................6
   PURPOSE OF SPECIAL MEETING..........................................................6
   VOTING AT THE SPECIAL MEETING.......................................................6
   DISSENTERS' RIGHTS..................................................................7
   PROCEDURES FOR VOTING BY PROXY......................................................7
   REQUIREMENTS FOR SHAREHOLDER APPROVAL...............................................7
   SOLICITATION OF PROXIES.............................................................8

SPECIAL FACTORS........................................................................9

   PURPOSE OF THE RECAPITALIZATION PLAN................................................9
   ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS..................................10
   REASONS FOR THE RECAPITALIZATION...................................................11
   FINANCING OF THE RECAPITALIZATION..................................................13
   EFFECT OF THE RECAPITALIZATION PLAN ON GREATER ROME AND ITS SHAREHOLDERS...........13
   EFFECT OF THE RECAPITALIZATION PLAN ON AFFILIATES..................................15
   FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION PLAN.......................17
   PRO FORMA EFFECT OF THE RECAPITALIZATION PLAN......................................21
   RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECAPITALIZATION PLAN....24
   GREATER ROME'S DETERMINATION OF FAIRNESS OF THE RECAPITALIZATION PLAN..............27
   GREATER ROME AFFILIATES' DETERMINATION OF FAIRNESS OF THE RECAPITALIZATION PLAN....27
   THE FINANCIAL SOLUTIONS OPINION....................................................28
   INFORMATION REGARDING AFFILIATES...................................................30
   RECENT AFFILIATE TRANSACTIONS......................................................32
   STOCK PURCHASES BY GREATER ROME....................................................32

DESCRIPTION OF THE RECAPITALIZATION PLAN..............................................33

   PROPOSAL NO. 1:REVERSE STOCK SPLIT.................................................33
   PROPOSAL NO. 2:FRACTIONAL SHARE CASH-OUT...........................................34
   PROPOSAL NO. 3:LIMITED OFFERING OF ADDITIONAL SHARES...............................34
   AGGREGATION OF SHARES..............................................................36
   FRACTIONAL SHARES OF EMPLOYEES.....................................................36
   EFFECTIVE TIME.....................................................................36
   EXCHANGING YOUR SHARES.............................................................36
   OPTIONS AND WARRANTS...............................................................37
   CONDITIONS PRECEDENT TO CONSUMMATION OF THE RECAPITALIZATION PLAN..................37
   TERMINATION OF THE RECAPITALIZATION PLAN...........................................38
   AMENDMENT OF THE RECAPITALIZATION PLAN.............................................38
   ADVANTAGES AND DISADVANTAGES OF THE REPAITALIZATION PLAN...........................38
   SOURCES OF FUNDS AND EXPENSES......................................................38
   PRO FORMA EFFECT OF THE RECAPITALIZATION PLAN......................................40
   REGULATORY APPROVAL................................................................40

                                       i

DISSENTERS' RIGHTS....................................................................41


EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS.........................................44


INFORMATION RELEVANT TO AN INVESTMENT IN GREATER ROME COMMON STOCK....................47

   RISK FACTORS.......................................................................47
   USE OF PROCEEDS....................................................................48
   RESTRICTIONS ON TRANSFER...........................................................48
   PLAN OF DISTRIBUTION...............................................................49

DESCRIPTION OF Greater Rome...........................................................50

   BUSINESS OF GREATER ROME AND GREATER ROME BANK.....................................50
   DIRECTORS AND EXECUTIVE OFFICERS...................................................51
   DESCRIPTION OF COMMON STOCK........................................................53
   SELECTED PROVISIONS OF GREATER ROME'S ARTICLES OF INCORPORATION AND BYLAWS.........53
   DIVIDEND POLICY....................................................................56
   RELATED PARTY TRANSACTIONS.........................................................56
   LEGAL PROCEEDINGS..................................................................56
   ADDITIONAL INFORMATION.............................................................57

INDEX TO FINANCIAL STATEMENTS........................................................F-1


APPENDIX A        PLAN OF RECAPITALIZATION...........................................A-1


APPENDIX B        SHAREHOLDER ELECTION FORM..........................................B-1


APPENDIX C        EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE
                  RELATING TO DISSENTERS' RIGHTS.....................................C-1

                                       ii

                      SUMMARY OF THE RECAPITALIZATION PLAN

     The following is a summary of the material terms of the recapitalization plan and the specific proposals to be voted on at the special meeting of shareholders. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this proxy statement/prospectus, including the financial information and appendices. We urge you to review the entire proxy statement/prospectus and accompanying materials carefully.

   * PROPOSAL NO. 1--Reverse Stock Split: The recapitalization plan provides for the recapitalization of Greater Rome through a 1-for-2,000 reverse stock split. If the recapitalization plan is completed, each share of Greater Rome common stock that is issued and outstanding immediately prior to the reverse stock split will automatically be converted into .0005 of a share. See "DESCRIPTION OF THE RECAPITALIZATION PLAN" beginning on page 33.

   * PROPOSAL NO. 2--Cash Conversion: Unless you have properly elected to buy additional shares or aggregate your shares with one or more other shareholders, as permitted under the recapitalization plan, any fractional share held by you after the reverse stock split will also be converted into the right to receive cash based on a predetermined exchange ratio. The board of directors has set this exchange ratio at $18.00 per share, on a pre-split basis. Generally, as the holder of shares of Greater Rome common stock, you may, if eligible:

     (a) purchase an additional fractional share of Greater Rome common stock so that you will own only one or more whole shares after the recapitalization; and/or

     (b) aggregate your shares with other eligible shareholders.

     See "DESCRIPTION OF THE RECAPITALIZATION PLAN--Fractional Share Cash-Out" beginning on page 33.

       The board of directors of Greater Rome, in its sole discretion, may permit a shareholder to combine shares of Greater Rome common stock that are held directly by the shareholder on the record date of the special meeting with other shares held by other specified shareholders as of the same date solely for the purpose of determining those shareholders who are entitled to cash in lieu of fractional shares or who are eligible to buy additional shares as a result of the recapitalization. See "DESCRIPTION OF THE RECAPITALIZATION PLAN--Aggregation of Shares" beginning on page 34.

     * PROPOSAL NO. 3--Limited Offering of Greater Rome Fractional Shares: The recapitalization plan provides for a limited offering of shares of Greater Rome common stock to existing shareholders who are residents of the State of Georgia. The purchase price per share of Greater Rome common stock is $18.00, on a pre-split basis. Only eligible shareholders who are residents of Georgia and who have properly completed the subscription portion of the attached Shareholder Election form will be allowed to purchase additional shares of Greater Rome common stock. Unless approved by the board of directors, a shareholder may only buy that additional fractional share that will raise the shareholder's beneficial ownership to the next whole share. For example, if a shareholder owns 3,000 shares prior to the reverse stock split, the shareholder's shares would be converted into 1.5 shares on a post-split basis. Accordingly, the shareholder would be permitted, without board approval, to subscribe for an additional .5 of a share to the extent the shareholder is a resident of the State of Georgia. If the shareholder wishes to purchase more than .5 of a share of Greater Rome common stock in connection with the recapitalization, he or she could do so with board approval. Greater Rome's board of directors, in its sole discretion, may accept or reject any subscription, in whole or in part, for additional shares of Greater

       Rome common stock. Due to the securities registration exemptions being relied upon by Greater Rome in issuing the additional shares, we have limited the ability to purchase additional fractional or whole shares of Greater Rome common stock to only existing shareholders who are residents of the State of Georgia. See "DESCRIPTION OF THE RECAPITALIZATION PLAN--Limited Offering of Additional Shares" and "INFORMATION RELEVANT TO AN INVESTMENT IN GREATER ROME COMMON STOCK" beginning on pages 34 and 47, respectively, for more information.

     Each of the three specific provisions of the plan of recapitalization described above are subject to approval by the shareholders, and approval of all three proposals will be required to effect the recapitalization plan. Accordingly, this proxy statement/prospectus describes the effects, benefits and/or detriments of each of the proposals in the context of the recapitalization plan as a whole since none of the proposals may be effected by Greater Rome without approval of the other proposals specifically described above.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING


Q:       Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed blue proxy because our board of directors is soliciting your vote for use at our special meeting of shareholders.

         This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed blue proxy.

         We will begin sending this proxy statement, notice of special meeting and the blue proxy on or about November 12, 2002 to all shareholders entitled to vote. Holders of our common stock are entitled to vote at the special meeting. The record date for those entitled to vote is November 1, 2002. On November 1, 2002, there were 691,914 shares of our common stock outstanding. As to each proposal described in this proxy statement/prospectus, shareholders will be entitled to one vote for each share of common stock held as of the record date.

Q:       What is the time and place of the special meeting?

A: The special meeting will be held at 4:30 p.m. on December 19, 2002 at the principal offices of Greater Rome located at 1490 Martha Berry Boulevard, Rome, Georgia.

Q:       What am I being asked to vote on?

A: You are being asked to vote to approve three specific provisions of the plan of recapitalization of Greater Rome, which are:

         o The conversion of each share of Greater Rome common stock issued and outstanding into .0005 of a share by means of a 1-for-2,000 reverse stock split;

         o The payment of cash for fractional shares of Greater Rome common stock resulting from the recapitalization at a cash-for-stock conversion price of $18.00 per share, on a pre-split basis; and

         o The offering of additional shares of Greater Rome common stock to eligible shareholders who are residents of Georgia at $18.00 per share, on a pre-split basis.

         Each of the three specific provisions of the plan of recapitalization described above are subject to approval by the shareholders, and approval of all three proposals will be required to effect the recapitalization plan.

Q:       What if I only want to vote "for" one or two of the proposals?

A: As to each proposal described in this proxy statement/prospectus, shareholders will be entitled to one vote for each share of common stock held as of the record date. As a result, you may vote differently from one proposal to another. The effect of voting against one or more proposals may have an adverse effect on any vote that you cast in favor of a separate proposal because approval of all three proposals is required to effect the recapitalization plan.

Q:       Who may be present at the special meeting and who may vote?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of November 1, 2002, may cast their votes in person or by proxy at the special meeting.

Q:       What is the vote required?

A: Each of the proposals described in this proxy statement/prospectus must receive the affirmative vote of the holders of the majority of the shares of Greater Rome common stock issued and outstanding as of the record date. If you do not vote your shares, either in person or by proxy, or if you abstain from voting, it has the same effect as if you voted against each of the proposals. In addition, if you do not instruct your broker on how to vote on one or more of the proposals, your broker will not be able to vote for you. This will have the same effect as a vote against each proposal for which you give no voting direction or discretion to your broker.

Q:       Who is soliciting my proxy?

A:       The board of directors of Greater Rome.

Q: What is the recommendation of our board of directors regarding the proposal?

A: Our board of directors has determined that the recapitalization plan is advisable and in the best interests of Greater Rome and its shareholders. Our board of directors has therefore unanimously approved the recapitalization plan and recommends that you vote for approval of
                                                                ---
         each of the three proposals specifically described in this proxy statement/prospectus at the special meeting.

Q:       What do I need to do now?

A: Please sign, date, and complete your blue proxy and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

         If you wish to make an election to buy additional shares or to aggregate your shares, you should also complete and submit the appropriate forms provided with this proxy statement/prospectus. If you have questions regarding these forms, please call 706-295-9300.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

Q:       May I change my vote after I have mailed my signed proxy?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed, and signed proxy before the special meeting or attend the special meeting and vote in person. You may not change your vote by
                                                      ---
         facsimile or telephone.

Q: What if I don't return a proxy or vote my shares in person at the special meeting?

A: If you don't return your proxy or vote your shares in person at the special meeting, each of your shares will be treated as a non-vote and will have the same effect as a vote against approval of each of the proposals specifically described in this proxy statement/prospectus.

                QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION


Q:       Should I send in my stock certificates now?

A: No. After the recapitalization is completed, we will send instructions on how to receive any cash payments or recertificated shares of Greater Rome common stock that you may be entitled to receive.

Q:       What will I receive in the recapitalization?

A: If you have more than 2,000 shares of Greater Rome common stock on the record date of the reverse stock split, your shares will be converted into at least one share of Greater Rome common stock, on a post-split basis. If, immediately after the effect of the reverse stock split, you hold a fractional share, your fractional share will be automatically converted into the right to receive cash, based upon the predetermined exchange ratio, unless you are eligible and have elected to buy additional shares or aggregate your shares with one or more other shareholders, as permitted by the recapitalization plan. The board of directors has set the exchange ratio at $18.00 per share of Greater Rome common stock, on a pre-split basis.

Q:       How will Greater Rome be operated after the recapitalization?

A: After the recapitalization, we anticipate that Greater Rome will no longer be a reporting company under Securities and Exchange Act of 1934. As a privately-held company, Greater Rome expects its business and operations to continue as they are currently being conducted, except that Greater Rome will no longer be subject to the reporting requirements set forth under the Securities and Exchange Act for reporting companies. We also believe that the recapitalization will significantly reduce expenses associated with the size of our current shareholder base and investor relations going forward, as disclosed in this proxy statement/prospectus. Accordingly, the Greater Rome board believes the going-private transaction, which is facilitated by the proposed recapitalization, is consistent with Greater Rome's vision of maintaining long-term shareholder value.

Q:       When do you expect the recapitalization to be completed?

A: We are working toward completing the recapitalization as quickly as possible, and we expect the recapitalization to be completed shortly after the special meeting.

Q: What are the federal income tax consequences of the recapitalization to me?

A: The receipt of cash in the recapitalization will be taxable for federal income tax purposes. Shareholders who do not receive cash in the recapitalization should not be subject to taxation as a result of the recapitalization. To review the material tax consequences in greater detail, please read the discussion under "SPECIAL FACTORS--Federal Income Tax Consequences of the Recapitalization Plan" beginning on page 17.

                              INFORMATION REGARDING
                         SPECIAL MEETING OF SHAREHOLDERS


Time and Place of Meeting

     We are soliciting proxies through this proxy statement/prospectus for use at a special meeting of Greater Rome shareholders. The special meeting will be held at 4:30 p.m. on December 19, 2002 at the principal offices of Greater Rome located at 1490 Martha Berry Boulevard, Rome, Georgia.


Record Date and Mailing Date

     The close of business of November 1, 2002, is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement/prospectus and the accompanying form of proxy to shareholders on or about November 12, 2002.

Number of Shares Outstanding

     As of the close of business on the record date, Greater Rome had 10,000,000 shares of common stock, $.01 par value, authorized, of which 691,914 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

Purpose of Special Meeting

     The purpose of the special meeting is for shareholders to consider the proposed recapitalization of Greater Rome and to vote on three separate provisions of Greater Rome's plan of recapitalization, which are:

     o The conversion of each share of Greater Rome common stock issued and outstanding into .0005 of a share by means of a 1-for-2,000 reverse stock split;
     o The payment of cash for fractional shares of Greater Rome common stock resulting from the recapitalization at a cash-for-stock conversion price of $18.00 per share, on a pre-split basis; and

     o The offering of additional shares of Greater Rome common stock to eligible shareholders who are residents of Georgia at $18.00 per share, on a pre-split basis.

Approval of all three proposals will be required to effect the recapitalization plan.


Voting at the Special Meeting

     The recapitalization plan, which governs the proposals subject to shareholder vote, was unanimously approved by the board of directors. Accordingly, each of the three specific proposals described in this proxy statement/prospectus must be approved by the affirmative vote of a majority of the outstanding shares of Greater Rome entitled to vote on the matters presented. As of November 1, 2002, Greater Rome's directors and executive officers beneficially owned 38.9% of Greater Rome's common stock, on a fully diluted basis. Each of our directors has indicated that he or she intends to vote his or her shares in favor of each of these three proposals.

Dissenters' Rights

     Shareholders of Greater Rome are entitled to dissent from the cash-out of their fractional shares (referenced in this document and on the corresponding proxy card as "Proposal No. 2"). If you dissent from the cash-out of your fractional share, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as to your fractional share as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her fractional share resulting from the reverse stock split. We have included a copy of Article 13 of the Georgia Business Corporation Code in APPENDIX C to this proxy statement/prospectus and a summary of Article 13 under "DISSENTERS' RIGHTS."

     To perfect dissenters' rights, you must comply with Article 13 of the Georgia Business Corporation Code, which requires, among other things, that you give Greater Rome notice of your intent to dissent from the proposal regarding the cash-out of fractional shares prior to the vote of the shareholders at the special meeting and that you not vote your shares in favor of the proposal
                ---
regarding the cash-out of fractional shares. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of all of the proposals specifically described in this proxy statement/prospectus, including the proposal regarding the cash-out of fractional shares, and will not be entitled to assert dissenters' rights. Failure to vote will not result in a waiver of your right to dissent. Furthermore, voting against the proposal regarding the cash-out of fractional shares will not satisfy the requirement that you provide Greater Rome notice of your intent to dissent.


Procedures for Voting by Proxy

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted for approval of each of the proposals specifically described
              ---
in this proxy statement/prospectus and, in the best judgment of the persons appointed as proxies, on all other matters properly brought before the special meeting.

     You can revoke your proxy at any time before it is voted by delivering to Thomas D. Caldwell, III, president and chief executive officer of Greater Rome, at the principal offices of Greater Rome, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

Requirements for Shareholder Approval

     A quorum will be present at the meeting if a majority of the outstanding shares of Greater Rome common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. The recapitalization plan, which includes the proposals specifically described in this proxy statement/prospectus, was unanimously approved by the board of directors. Accordingly, approval of each of the proposals specifically described in this proxy statement/prospectus requires the affirmative vote of a majority of the outstanding shares of Greater Rome entitled to vote on the presented matters. Any other matter that may properly come before the special meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. We will count abstentions and broker non-votes in determining the minimum number of votes required for approval. Therefore, abstentions and broker non-votes have the effect of negative votes, although abstentions and broker non-votes will not be counted as votes in favor of or against any given matter.

     Abstentions. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Solicitation of Proxies

     Proxies are being solicited by Greater Rome, and Greater Rome will pay the cost of the proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                                 SPECIAL FACTORS


Purpose of the Recapitalization Plan

     The primary purpose of the recapitalization plan is to promote more efficient utilization of our capital and enhance shareholder value by reducing or eliminating specific administrative expenses and regulatory burdens associated with the size of Greater Rome's shareholder base. The recapitalization plan is further designed to decrease the administrative expenses incurred in servicing a large number of shareholders who own relatively small numbers of shares. Additionally, the recapitalization plan is designed to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act, which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Securities Exchange Act.

     Greater Rome's directors and executive officers will also be affected by the proposed recapitalization, and each of these persons has the same purposes for supporting the recapitalization plan - namely, to increase efficient use of Greater Rome's capital and eliminate various regulatory burdens and expenses associated with the registration of its common stock under the Securities and Exchange Act.

     Greater Rome currently has 695 shareholders, but approximately 81% of the outstanding shares are held by less than 172 shareholders. As a result, there is a limited market for Greater Rome's shares and the board of directors believes there is little likelihood that a more active market will develop. However, since we have more than 300 shareholders and are registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act. The cost of complying with these requirements is substantial, and in light of the limited trading market for Greater Rome's common stock, the board of directors believes Greater Rome receives little benefit from being registered under the Securities Exchange Act. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing shareholders who own relatively small numbers of shares.

     As of November 1, 2002, Greater Rome had approximately 630 shareholders who owned less than 2,000 shares. If these shareholders do not elect to buy additional shares, the recapitalization plan will allow us to pay them a fair price for their shares while eliminating the costs associated with servicing shareholders who own relatively small numbers of shares. Since there is only a limited trading market for shares of Greater Rome's common stock, the payments to shareholders receiving cash in the recapitalization will also provide an opportunity for those shareholders to receive a premium above the historical trading price of Greater Rome's common stock.

     The recapitalization may also result in some disadvantages to shareholders. For example, if a shareholder receives cash in lieu of his or her fractional share, the resulting stock-for-cash exchange will likely require the shareholder to pay federal income tax on any realized gain triggered by the transaction. Additionally, if the shareholder remains a shareholder of Greater Rome, on a post-split basis, the shareholder will be subject to a more limited market for his or her Greater Rome common stock going forward, which may impact the shareholder's ability to sell his or her shares in the future at a price that is acceptable to the shareholder. For more information regarding the advantages and disadvantages of the recapitalization plan, see the information provided under the subheadings "-Federal Income Tax Consequences of the Recapitalization Plan" and "-Effect of the Recapitalization Plan on Greater Rome and Its Shareholders' beginning on pages 17 and 13, respectively.

     As shareholders of Greater Rome, our directors and executive officers will also be affected by the proposed recapitalization. Accordingly, like unaffiliated shareholders who will remain shareholders of Greater Rome, on a post-split basis, our directors and executive officers will be able to realize the benefits of the expected advantages of the proposed recapitalization plan, as well as the impact of its potential disadvantages, as disclosed in this proxy statement/prospectus. In addition, there are other aspects of the recapitalization plan that will specifically affect Greater Rome's directors and executive officers, which are further disclosed under the subheading "-Effect of the Recapitalization Plan on Affiliates" beginning on page 15.

     The board of directors of Greater Rome has determined, due to the additional regulatory burdens resulting from recently passed legislation, the favorable interest rate environment for issuing trust preferred securities and other relevant factors, that moving forward with the recapitalization of Greater Rome as soon as practicable after obtaining shareholder approval is advisable. Accordingly, we expect to complete the recapitalization, subject to shareholder approval, on or before December 31, 2002.

Alternatives Considered by the Board of Directors

     The board of directors routinely reviews and discusses with senior management Greater Rome's capital levels, capital utilization and returns to shareholders. In making its determination to adopt the recapitalization plan, the board considered other alternatives. These alternatives were rejected because the board believed the recapitalization would be the most cost effective manner in which to achieve its goals of improving the employment of capital, reducing or eliminating regulatory burdens and expenses, and increasing shareholder value while also continuing to serve the financial needs of the communities in which it operates. These alternatives included:

     Issuer Tender Offer. The board of directors considered an issuer tender offer to repurchase shares of its outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in a sufficient number of shares being tendered by shareholders so as to permit Greater Rome to terminate its disclosure and reporting requirements under the Securities Exchange Act and to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares. As a result, the board rejected this alternative.

     Selling Greater Rome. The board of directors considered seeking another financial institution, with liquidity and a more active market in its common stock, to purchase Greater Rome and its subsidiary, Greater Rome Bank. Greater Rome, however, has made substantial investments in its technology and human resources infrastructure over the past 7 years. The board does not believe that the sale of Greater Rome at this time would allow shareholders to realize the full value of the infrastructure that has been developed because Greater Rome has not yet grown to the size that optimizes the effectiveness of its infrastructure, nor has it completed implementation of other planned services to further enhance shareholder value. It is, in part, because of the board's recognition of this unrealized but potential enhancement to future shareholder value that the board decided to pay a per share price of $18.00 in connection with the redemption of fractional shares, a price which is in excess of Greater Rome's current trading value of $15.00 per share, as well as the $17.10 per share price determined by Financial Solutions, an independent business valuation firm, to be the fair market value of Greater Rome's common stock. For more information regarding the valuation opinion of Financial Solutions, see the subheading entitled "-The Financial Solutions Opinion" beginning on page 28.

     Furthermore, based on informal discussions from time to time with our legal counsel, accountants and financial advisors, we believe there are few purchasers offering a truly liquid currency seeking to purchase institutions of our size and in our market area. We also believe any purchaser would also significantly reduce our ability to serve our community through employment and loans. Because the board believes that a sale at this time would not be in the best interests of our shareholders, employees, or community, the board has not solicited, nor has it received any unsolicited, formal bid from a third party, and it has not formally engaged in any specific discussions with potential purchasers. For the foregoing reasons, the board rejected this alternative.

Reasons for the Recapitalization

     Board and Management Review of Proposed Recapitalization. In February 1998, the board of directors of Greater Rome held its first strategic planning meeting to develop long-term goals for Greater Rome and the strategies deemed appropriate and necessary to reach those goals. Included as part of these long-term goals were specific financial and operational objectives, which were to be reached over various time horizons. One of the overriding financial performance objectives was to achieve a 15% annual return on shareholders' equity. In setting this 15% annual return-on-equity goal, the board considered the general expectations of holders of bank or bank holding company stock within the Southeast region of the United States, with particular emphasis on the State of Georgia, and the forward-looking benchmarks set by various Greater Rome peers, including Douglas County Bank, Bartow County Bank and First Colony Bank, each reporting annual returns-on-equity exceeding 16% in 2001. As a relatively new bank holding company, this meant that Greater Rome needed to grow into its formation capital to achieve a proper return to shareholders while simultaneously maintaining asset quality and building an effective infrastructure to sustain services and grow earnings.

     The board's goals and strategies received ongoing attention with periodic review by the board as to Greater Rome's progress. In February of 2000 and in March of 2002, the board held additional strategic planning meetings to update our goals and strategies. All of the financial performance goals originally established by the board in its 1998 strategic planning session were achieved within the time frames that were originally established with the exception of the 15% annual return on shareholders' equity, which peaked at 11.4% for the year ended December 31, 2001. Our ability to reach the 15% annual return goal has been due, in part to the erosion of Greater Rome Bank's interest margin from the inability to grow core deposits at rates similar to the loan portfolio growth, as well as the slower asset growth rate experienced by Greater Rome Bank over the past two years.

     At the March 2002 strategic planning meeting, the board discussed strategies to reach our 15% return-on-equity goal. To this end, earnings improvement and capital planning strategies were evaluated and refined in order to develop what the board believed to be the right mix of asset growth, earnings growth and capital structure necessary to achieve this return-on-equity objective. Additionally, at this meeting the board discussed various capital planning strategies that would sustain a 15% return-on-equity and, in light of the limited market for Greater Rome's common stock, eliminate those expenses and regulatory burdens associated with being a reporting company under the Securities Exchange Act. During the second quarter of 2002, the board evaluated numerous asset growth and capital planning strategies. Ultimately the board concluded that, at this time, a deregistration strategy that would reduce or eliminate the expenses associated with maintaining a large shareholder base, as well as facilitate the replacement of excess capital with trust preferred securities, would likely provide the best shareholder return structure for the foreseeable future. Accordingly, Greater Rome developed a recapitalization plan that would result in the deregistration of Greater Rome as a Section 12(g) reporting company under the Securities Exchange Act.

     On July 11, 2002, the board of directors of Greater Rome met to consider the proposed recapitalization plan, including the potential benefits and disadvantages of the recapitalization plan. After considering the benefits and disadvantages, the effect of the recapitalization plan, the tax consequences, and the pro forma effect of the recapitalization plan, as described in this proxy statement/prospectus, the board of directors, including those directors who are not employees of Greater Rome, unanimously voted in favor of adopting the proposed recapitalization plan. Additionally, the board authorized the president and chief executive officer of Greater Rome to select an independent financial advisor, knowledgeable in valuing financial services companies, to provide an opinion regarding the fair market value of Greater Rome's common stock. As authorized, the president and chief executive officer engaged Financial Solutions to provide an opinion regarding the valuation of Greater Rome's common stock. The financial advisor's opinion is described below under the subheading "--The Financial Solutions Opinion" beginning on page 28.

     Cost Savings Related to the Reduced Number of Shareholders. As described above, the recapitalization will allow us to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares and to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act. Other than its initial capitalization, Greater Rome has not received, nor does it intend to receive in the foreseeable future, any benefit from being an SEC registrant under the Securities Exchange Act. We estimate that we will save approximately $53,000 per year as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act. In particular, eliminating the registration of our common stock under the Securities Exchange Act will also:

     * Eliminate the cost of compiling the information Greater Rome is required to furnish to the SEC;

     * Eliminate the third party legal and accounting costs associated with monitoring compliance with SEC rules and regulations applicable to reporting companies under the Securities Exchange Act;

     * Significantly reduce the cost of distributing the information Greater Rome is required to furnish to its shareholders; and

     * Make various provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Act, proxy statement disclosure in connection with shareholder meetings and the expanded annual and quarterly reporting requirements, inapplicable to Greater Rome.

     Benefits of Greater Rome to the Community. In reaching the conclusion to recommend the recapitalization plan, the board of directors has given long and serious attention to the fact that our shareholders have been loyal and supportive of Greater Rome. The board also recognized that the recapitalization plan will result in the shares of a large number of shareholders being converted to cash, in some cases against the wishes of the shareholders. While the board was mindful of these issues, the board ultimately concluded that given the vital role played by Greater Rome in its community--as an employer, as a source of credit for capital and business growth and as a community resource--the continued viability of Greater Rome as an independent financial institution was of significant benefit to its community and to Greater Rome's shareholders as a whole.

     Potential Disadvantages of the Recapitalization Plan to Shareholders. Currently, only a limited public trading market exists for Greater Rome's common stock. Furthermore, the market liquidity for shares of Greater Rome's common stock will be even less after the proposed recapitalization because the price per share of Greater Rome common stock will increase and the number of shares of Greater Rome common stock available to be traded will decrease as a result of the recapitalization. A decrease in the market liquidity for the shares of Greater Rome common stock may cause a decrease in the value of the shares. See "--Effect of the Recapitalization Plan on Greater Rome and Its Shareholders" beginning on page 13 for more information.

     Shareholders of Greater Rome receiving cash as a result of the recapitalization will be subject to federal income taxes, and possibly state taxes, as if they had sold their shares. As a result, Greater Rome shareholders who receive cash due to the recapitalization may be required to pay taxes on their respective shares of Greater Rome common stock which are converted into the right to receive cash from Greater Rome. See "--Federal Income Tax Consequences of the Recapitalization Plan" beginning on page 17 for more information.

Financing of the Recapitalization.

     We estimate that approximately $4.1 million will be required to pay for the shares of Greater Rome common stock exchanged for cash in the recapitalization and that approximately $900,000 will be received in connection with the offering of additional fractional shares, resulting in a net funds requirement of $3.2 million for the recapitalization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $60,000. We do not expect that the net payment to shareholders receiving cash in the recapitalization and the payment of expenses will have any material adverse effect on Greater Rome's capital adequacy, liquidity, results of operations or cash flow. Because Greater Rome does not currently know the actual number of shares which will be cashed out or purchased in the recapitalization, Greater Rome does not know the net amount of cash to be paid to shareholders by Greater Rome in the recapitalization. See "DESCRIPTION OF THE RECAPITALIZATION PLAN--Sources of Funds and Expenses" beginning on page 38 for more information.

Effect of the Recapitalization Plan on Greater Rome and Its Shareholders

     The recapitalization plan will affect Greater Rome and its shareholders in various ways, as described below.

     Reduction in the Number of Shareholders and the Number of Outstanding Shares. Greater Rome believes that the recapitalization will reduce the number of its record shareholders from 695 to approximately 120. We estimate that approximately 230,000 shares will be converted into cash in the recapitalization. We further estimate that approximately 25 shares (50,000 shares on a pre-split basis) will be purchased by existing shareholders in the recapitalization. We expect that the number of outstanding shares of common stock will decrease from 691,914 shares of Greater Rome common stock to approximately 509,000 shares, on a pre-split basis. Accordingly, the liquidity of shares of Greater Rome common stock will be adversely affected.

     Effect on Market for Shares. Currently, Greater Rome's common stock is thinly traded and is not quoted on any recognized securities exchange. As previously mentioned, the recapitalization will reduce the number of outstanding shares, as well as the number of holders of these shares. Accordingly, the marketability of Greater Rome's common stock will be adversely affected and shareholders may not be able to sell their shares of Greater Rome common stock in the future at a price which is acceptable to them.

     Federal Income Tax Consequences. Shareholders of Greater Rome receiving cash as a result of the recapitalization will be subject to federal income taxes, and possibly state taxes, as if they had sold their shares. As a result, Greater Rome shareholders who receive cash due to the recapitalization may be required to pay taxes on their respective shares of Greater Rome common stock which are converted into the right to receive cash from Greater Rome. See "-Federal Income Tax Consequences of the Recapitalization Plan" beginning on page 17 for more information.

     Decrease in Capital. As a result of the recapitalization, Greater Rome's common shareholders' equity is expected to decrease as of June 30, 2002, from approximately $9.8 million on a historical basis to approximately $6.5 million on a pro forma basis. Greater Rome anticipates, however, that it will remain "well capitalized" for bank regulatory purposes because approximately $2.4 million of the $3.3 million aggregate principal amount of trust preferred securities we expect to issue will qualify as Tier 1 capital under the Federal Reserve's capital adequacy guidelines. As a result of the recapitalization and the issuance of the trust preferred securities, Greater Rome's Tier 1 capital as of June 30, 2002, is expected to decrease from approximately $9.5 million on a historical basis to approximately $8.6 million on a pro forma basis.

     Elimination of Securities Exchange Act Registration. Greater Rome's common stock is currently registered under the Securities Exchange Act. After the recapitalization, Greater Rome's common stock will not be registered under the Securities Exchange Act nor will Greater Rome be subject to any reporting requirements under the Securities Exchange Act. Elimination of registration of the common stock under the Securities Exchange Act will also:

    * Eliminate the information Greater Rome is required to furnish to the SEC;

    * Substantially reduce the information Greater Rome is required to furnish to its shareholders; and

    * Make various provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act, proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, inapplicable to Greater Rome.

Greater Rome expects to eliminate costs and expenses associated with the Securities Exchange Act registration and servicing shareholders who own relatively small numbers of shares, which Greater Rome estimates to be approximately $53,000 on an annual basis.

     With respect to the executive officers and directors of Greater Rome, after the recapitalization:

     * Executive officers, directors and other affiliates will no longer be subject to any of the reporting requirements and restrictions of the Securities Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16; and

     * Executive officers and directors of Greater Rome may be deprived of the ability to dispose of shares of Greater Rome common stock pursuant to Rule 144 under the Securities Act of 1933.

See "--Effect of the Recapitalization Plan on Affiliates" beginning on page 15 for more information.

     Accounting Adjustments. Because (1) the price to be paid to holders of fractional shares who do not elect to buy additional shares or aggregate their shares will be $18.00 per share, on a pre-split basis, (2) the net number of shares of common stock expected to be cashed out as a result of the recapitalization is estimated to be approximately 180,000, (3) the total cost to Greater Rome (including professional fees and net share repurchases) of completing the recapitalization is expected to be approximately $3,433,000, and
(4) at June 30, 2002, aggregate shareholders' equity in Greater Rome was approximately $9.8 million or $14.27 per share, Greater Rome expects that, as a result of the recapitalization:

     * Aggregate common shareholders' equity of Greater Rome as of June 30, 2002, will be reduced from approximately $9.8 million on a historical basis to approximately $6.5 million on a pro forma basis;

     * The book value per share of common stock as of June 30, 2002, will be reduced from $14.27 per share on a historical basis to approximately $12.77 per share on a pro forma basis;

     * Net earnings per share as of June 30, 2002, will increase from approximately $0.78 on a historical basis to approximately $0.86 on a pro forma basis; and

     * Approximately $2.4 million of the $3.3 million in trust preferred securities offered is expected to qualify as Tier 1 capital with the remainder qualifying as Tier 2 capital under current bank regulatory guidelines. On a pro forma basis, Tier 1 capital would be approximately $8.6 million and total risk based capital, which includes Tier 2 capital, would be approximately $10.5 million.

Effect of the Recapitalization Plan on Affiliates

     The recapitalization will affect the officers and directors of Greater Rome in various ways. Each of Greater Rome's officers and directors may, as a result of his or her position with Greater Rome, be deemed to be an affiliate of Greater Rome.

     Increased Share Ownership of Officers and Directors. As a result of the recapitalization, Greater Rome expects that the:

     * Percentage of beneficial ownership of common stock held by executive officers and directors of Greater Rome as a group will increase, on a fully diluted basis, from 39% of Greater Rome's common stock to 56%;

     * Net book value per share as of June 30, 2002, of the shares of common stock held by Greater Rome's executive officers and directors, as a group, will decrease from approximately $14.27 on a historical basis to approximately $12.77 on a pro forma basis.

     * Net earnings per share as of June 30, 2002, of the shares of common stock held by each of Greater Rome's executive officers and directors will increase from approximately $0.78 on a historical basis to approximately $0.86 on a pro forma basis.

     The following table provides the amount and percentage change in Greater Rome's net book value calculations for each of its directors and executive officers.

                                                                  % of                                             % of
                                                                 Greater                                          Greater
                           Ownership before     Net Book Value    Rome's     Ownership after    Net Book Value    Rome's
                           Recapitalization    (total) prior to  Net Book   Recapitalization    (total) after     Net Book
      Name                   (In Shares)1     Recapitalization 2   Value     (In Shares) 1,3   Recapitalization    Value
      ----                   ------------     ------------------   -----     ---------------   ----------------    -----
Robert L. Berry                   15,660       $   222,492          2.3%          18,000        $   229,794         3.5%
Frank A. Brown, Jr.               15,780       $   224,197          2.3%          16,000        $   204,261         3.1%
Thomas D. Caldwell, III           25,250       $   358,744          3.6%          26,000        $   331,924         5.1%
Gene G. Davidson, Sr.             30,503       $   433,377          4.4%          32,000        $   408,522         6.3%
H. Haskell Perry                  12,118       $   172,169          1.8%          18,000        $   229,794         3.5%
Bradford L. Riddle, Sr.           14,995       $   213,044          2.2%          18,000        $   229,794         3.5%
M. Wayne Robinson                 25,382       $   360,620          3.7%          34,000        $   434,054         6.7%
Dale G. Smith                     16,634       $   236,331          2.4%          20,000        $   255,326         3.9%
Paul E. Smith                     22,572       $   320,696          3.3%          24,000        $   306,391         4.7%
Martha B. Walstad                 16,647       $   236,515          2.4%          20,000        $   255,326         3.9%
Edwin C. Watters                   6,108       $    86,781          0.9%          10,000        $   127,663         2.0%
E. Grey Winstead, III              1,750       $    24,863          0.3%           4,000        $    51,065         0.8%

Total (as a group)               203,399       $ 2,889,830         29.4%         240,000        $ 3,063,914        47.1%
---------------------------

(1)  Does not include shares underlying unexercised options or warrants held.

(2) Based on Greater Rome's book value per share of $14.27, as of June 30, 2002.

(3) Calculated on a pre-split basis. Assumes fractional buy-ups of $586,818 (32,601 shares) and whole share buy-ups of $72,000 (4,000 shares) based on director and executive officer purchase indications as of October 31, 2002.

(4) Based on Greater Rome's pro forma book value per share of $12.77, as of June 30, 2002.

     The following table provides the amount and percentage change in Greater Rome's basic net earnings calculations for each of its directors and executive officers.

                                                                   % of                                              % of
                           Ownership before     Net Earnings      Greater    Ownership after       Net Earnings      Greater
                           Recapitalization   (total) prior to     Rome's    Recapitalization      (total) after      Rome's
      Name                  (In Shares)1      Recaptialzation 2   Earnings   (In Shares) 1,3    Recapitalization 4   Earnings
      ----                  ------------      -----------------   --------   ---------------    ------------------   --------
Robert L. Berry                   15,660          $  12,142          2.3%          18,000            $ 15,432           3.5%
Frank A. Brown, Jr.               15,780          $  12,235          2.3%          16,000            $ 13,717           3.1%
Thomas D. Caldwell, III           25,250          $  19,578          3.6%          26,000            $ 22,291           5.1%
Gene G. Davidson, Sr.             30,503          $  23,651          4.4%          32,000            $ 27,435           6.3%
H. Haskell Perry                  12,118          $   9,396          1.8%          18,000            $ 15,432           3.5%
Bradford L. Riddle, Sr.           14,995          $  11,627          2.2%          18,000            $ 15,432           3.5%
M. Wayne Robinson                 25,382          $  19,680          3.7%          34,000            $ 29,149           6.7%
Dale G. Smith                     16,634          $  12,897          2.4%          20,000            $ 17,147           3.9%
Paul E. Smith                     22,572          $  17,502          3.3%          24,000            $ 20,576           4.7%
Martha B. Walstad                 16,647          $  12,907          2.4%          20,000            $ 17,147           3.9%
Edwin C. Watters                   6,108          $   4,736          0.9%          10,000            $  8,573           2.0%
E. Grey Winstead, III              1,750          $   1,357          0.3%           4,000            $  3,429           0.8%

Total (as a group)               203,399          $ 158,451         29.4%         240,000            $205,759           47.1%
---------------------------

(1)  Does not include shares underlying unexercised options or warrants held.

(2)  Based on Greater Rome's earnings per share of $0.78, as of June 30, 2002.

(3) Calculated on a pre-split basis. Assumes fractional buy-ups of $586,818 (32,601 shares) and whole share buy-ups of $72,000 (4,000 shares) based on director and executive officer purchase indications as of October 31, 2002.

(4) Based on Greater Rome's pro forma earnings per share of $0.86, as of June 30, 2002.

     The estimated amounts and percentages noted in the two preceding tables include the effect of any potential buy-up elections, to the extent reasonably assumed, that may be made by our executive officers and directors in their capacities as shareholders under the recapitalization plan. Any expected buy-up election of a director or executive officer noted above may or may not occur.

     Expected Federal Income Tax Consequences of the Recapitalization Plan on Affiliates. The potential federal income tax consequences of the recapitalization, which are generally applicable to Greater Rome's shareholders, will equally apply to its directors and executive officers. As shown in the two preceding tables, Greater Rome expects that all of its directors and executive officers will purchase at least that additional fractional share necessary to cause their respective beneficial ownership in shares of Greater Rome common stock to be raised to the next whole share, thereby avoiding the receipt of cash for any fractional share held by them in connection with the proposed recapitalization. Accordingly, we expect that our directors or executive officers will not be subject to any federal income tax liability as a result of the recapitalization plan. This result would change for any director or executive officer if the director or executive officer elected to receive cash in lieu of his or her fractional share. For more information on the federal income tax consequences of the recapitalization, see the subheading entitled "-Federal Income Tax Consequences of the Recapitalization Plan" beginning on page 17.

     No Further Reporting Obligations Under the Securities Exchange Act. After the recapitalization, Greater Rome's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of Greater Rome will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16.

     Rule 144 Not Available. After the recapitalization, since Greater Rome's common stock will not be registered under the Securities Exchange Act, executive officers and directors of Greater Rome may be unable to dispose of their shares of Greater Rome common stock pursuant to Rule 144 under the Securities Act of 1933.

Federal Income Tax Consequences of the Recapitalization Plan

     Presented below is a discussion of the material federal income tax consequences of the recapitalization to Greater Rome and Greater Rome's shareholders. The discussion does not address all U.S. federal income tax consequences that may be relevant to specific Greater Rome shareholders in light of their particular circumstances. The discussion assumes that the Greater Rome shareholders hold their shares of Greater Rome common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the recapitalization, or the tax consequences of any transaction effected prior to, concurrently with, or subsequent to the recapitalization that is not consummated under the terms of the recapitalization plan, including without limitation transactions in which Greater Rome or Greater Rome common stock is acquired or disposed of pursuant to the exercise of options or otherwise.

     Accordingly, Greater Rome shareholders are urged to consult their own tax advisors as to the specific tax consequences of the recapitalization, including applicable federal, foreign, state and local tax consequences, to them, in light of their own particular circumstances.

     The following are the material federal income tax consequences of the recapitalization:

     * No gain or loss will be recognized by a Greater Rome shareholder as a result of the reverse stock split if the shareholder receives only recertificated or "new" Greater Rome common stock in connection with the reverse stock split. In other words, if a shareholder only receives new Greater Rome common stock in connection with the reverse stock split, the recapitalization will be a tax-free transaction for the shareholder. A Greater Rome shareholder's basis in the new Greater Rome common stock received in the recapitalization will be the same as the basis in the Greater Rome shares held immediately before the reverse stock split is effected, and the holding period for the new Greater Rome common stock in the recapitalization will include the period that is applicable to the shareholder's Greater Rome shares held immediately before the effective time of the reverse stock split. If a Greater Rome shareholder owns, immediately prior to the reverse stock split, Greater Rome common stock that was acquired in different lots, the basis and holding period for any new Greater Rome common stock received in the reverse stock split must be computed separately with respect to each lot of Greater Rome common stock owned by the shareholder immediately prior to the reverse stock split.

     * If a Greater Rome shareholder elects to purchase additional shares of Greater Rome common stock in connection with the reverse stock split, the Greater Rome shareholder's basis in the fractional share of Greater Rome common stock received in the reverse stock split for such newly-acquired Greater Rome common stock will be equal to the amount paid for the Greater Rome common stock that was purchased at the time of the reverse stock split and the holding period for such fractional share of Greater Rome common stock received in the reverse stock split for such newly-acquired Greater Rome common stock will begin on the day after the date that the reverse stock split occurs.

     The receipt of cash by a Greater Rome shareholder for all of his or her Greater Rome common stock or in lieu of the issuance of fractional shares of new Greater Rome common stock in connection with the reverse stock split will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

     Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in connection with the reverse stock split if:

     * the reverse stock split results in a "complete termination" of all of the Greater Rome common stock held by a Greater Rome shareholder immediately prior to the reverse stock split;

     * the receipt of cash is "substantially disproportionate" with respect to the Greater Rome shareholder's ownership of new Greater Rome common stock; or

     * the receipt of cash is "not essentially equivalent to a dividend" with respect to the Greater Rome shareholder.

     These three tests are applied by taking into account not only Greater Rome common stock that a Greater Rome shareholder actually owns, but also Greater Rome common stock that the Greater Rome shareholder constructively owns pursuant to Section 318 of the Code, as described below.

     If any one of the three tests is satisfied, the Greater Rome shareholder will recognize gain or loss equal to the difference between the amount of cash received by the Greater Rome shareholder in connection with the reverse stock split and the Greater Rome shareholder's basis in the Greater Rome common stock held by such shareholder immediately prior to the reverse stock split that is considered redeemed. If a Greater Rome shareholder receives cash for some, but not all, of his or her Greater Rome shares in connection with the reverse stock split, such shareholder will be treated as receiving new Greater Rome common stock for all of his or her old Greater Rome common stock in connection with the reverse stock split, including fractional shares of new Greater Rome common stock, for purposes of determining the basis of and the holding period for the new Greater Rome common stock that has been redeemed in connection with the reverse stock split. Provided that one of the three tests set forth above is satisfied and the Greater Rome common stock constitutes a capital asset in the hands of the Greater Rome shareholder, such gain or loss will be long-term capital gain or loss if the Greater Rome common stock that has been redeemed in the recapitalization has been held for more than one year as of the date of the reverse stock split, or will be short-term capital gain or loss if such Greater Rome common stock has been held for one year or less on such date.

     Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by specific related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse, and his or her children, grandchildren, and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under specific circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

     The receipt of cash by a Greater Rome shareholder in connection with the reverse stock split will result in a "complete termination" of all of such shareholder's Greater Rome common stock held immediately prior to the reverse stock split as long as the Greater Rome shareholder does not constructively own any shares of new Greater Rome common stock immediately after the reverse stock split. However, a shareholder may qualify for gain or loss treatment under the "complete termination" requirements even though such shareholder constructively owns shares of new Greater Rome common stock provided that:

     * the Greater Rome shareholder constructively owns shares of new Greater Rome common stock only as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and
                           ---
     * the Greater Rome shareholder qualifies for and executes a waiver of the family attribution rules with this waiver being subject to several conditions, one of which is that the shareholder has no interest in Greater Rome immediately after the reverse stock split (including an interest as an officer, director or employee), other than an interest as a creditor.

     It is anticipated that the Greater Rome shareholders who receive only cash in connection with the reverse stock split will qualify for capital gain or loss treatment as a result of satisfying the "complete termination" requirements unless the constructive ownership rules prevent compliance with these requirements. If the constructive ownership rules prevent a Greater Rome shareholder, whose Greater Rome common stock is completely redeemed, from meeting the "complete termination" requirements, the Greater Rome shareholder may nonetheless qualify for capital gain or loss treatment by either waiving the attribution rules (as described above) or by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements.

     In general, the receipt of cash pursuant to the reverse stock split will be "substantially disproportionate" with respect to a Greater Rome shareholder if the percentage of new Greater Rome common stock directly and constructively owned by such shareholder immediately after the reverse stock split is less than 80% of the percentage of Greater Rome common stock directly and constructively owned by the Greater Rome shareholder immediately before the reverse stock split (giving effect to the difference in number of shares due to the reverse stock split). In addition, any such Greater Rome shareholder cannot own 50% or more of the Greater Rome common stock immediately after the reverse stock split. Alternatively, the receipt of cash pursuant to the reverse stock split will, in general, be "not essentially equivalent to a dividend" if the reverse stock split results in a "meaningful reduction" in a Greater Rome shareholder's proportionate interest in Greater Rome common stock.

     A Greater Rome shareholder who both holds Greater Rome common stock after the reverse stock split and who also receives cash in the transaction likely will not meet either the "complete termination" or the "substantially disproportionate" redemption requirements because his or her ownership percentage of Greater Rome common stock probably will increase as a result of the reverse stock split. Likewise, it may be difficult to satisfy the "not essentially equivalent to a dividend test" if there is no reduction in the Greater Rome shareholder's percentage ownership of Greater Rome common stock as a result of the transaction.

     No ruling has been or will be obtained from the Internal Revenue Service in connection with the recapitalization, nor do we expect to obtain a tax opinion in connection with the recapitalization.

     A successful Internal Revenue Service challenge to the tax-free status of exchanging existing shares of Greater Rome common stock for recertificated shares in connection with the recapitalization would result in Greater Rome shareholders recognizing taxable capital gain or loss with respect to each share of Greater Rome common stock converted in the recapitalization in an amount equal to the difference between the Greater Rome shareholder's basis in such stock and the fair market value, as of the effective time of the recapitalization, of the Greater Rome common stock and any other consideration received in exchange therefor. In such event, a Greater Rome shareholder's aggregate basis in the Greater Rome common stock so received would equal its fair market value as of the effective time of the recapitalization and the holding period for such stock would begin the day after the closing of the recapitalization.

     Non-corporate shareholders of Greater Rome may be subject to backup withholding at a rate of 30% on cash payments received in the recapitalization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

     This section of the prosy statement/prospectus is intended only as a summary of the material United States income tax consequences of the recapitalization and does not purport to be a complete analysis or discussion of all potential tax effects relevant to the recapitalization. Thus, Greater Rome shareholders are urged to consult their own tax advisors as to the specific tax consequences to them due to the recapitalization, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Pro Forma Effect of the Recapitalization Plan

     The following financial statements illustrate the pro forma effect of the transactions contemplated by the recapitalization plan on Greater Rome's financial statements as of June 30, 2002. Management has prepared this information based on its estimate that Greater Rome will receive approximately $900,000 from shareholders purchasing additional fractional shares of Greater Rome common stock in connection with the recapitalization and that Greater Rome will pay approximately $4.1 million to shareholders for fractional shares in the recapitalization. We estimate that we will borrow approximately $120,000 under our existing line of credit with SunTrust Bank (Atlanta) to help fund costs associated with the trust preferred offering. This proxy statement/prospectus includes more shares of Greater Rome common stock than are reflected in the pro forma financial statements and in the capitalization table included elsewhere in this proxy statement/prospectus to ensure that sufficient shares are available if an unexpectedly large number of shareholders wish to participate in the offering.

                     Greater Rome Bancshares, Inc. and Subsidiary

                    Pro Forma Condensed Consolidated Balance Sheet
                                     (Unaudited)

                                                           Pro Forma
                                        June 30, 2002     June 30, 2002      Change
                                        -------------     -------------      ------
             Assets
             ------
Cash & cash equivalents             $       8,637,809         8,539,852        (97,957)
Securities                                 23,717,756        23,717,756
Loans held for sale                           936,594           936,594
Loans, net                                 81,471,454        81,471,454
Other assets                                6,730,562         6,870,729        140,167
                                          -----------       -----------
                                    $     121,494,175       121,536,384         42,209
                                          ===========       ===========

  Liabilities & Stockholders' Equity
  ----------------------------------
Deposits                            $      98,010,431        98,010,431
Federal Home Loan Bank borrowings          12,850,000        12,850,000
Other long term borrowings                    180,000           300,000        120,000
Other liabilities                             623,243           623,243
Trust preferred stock                            -            3,250,000      3,250,000
                                          -----------       -----------
Total liabilities                         111,663,674       115,033,674
                                          -----------       -----------

Stockholders' equity                        9,830,501         6,502,710     (3,327,791)
                                          -----------       -----------
                                    $     121,494,175       121,536,384         42,209
                                          ===========       ===========
Book value per share                $           14.27             12.77

                  Greater Rome Bancshares, Inc. and Subsidiary

             Pro Forma Condensed Consolidated Statements of Earnings
                                   (Unaudited)

                                                            Pro Forma
                                        Six Months         Six Months
                                           Ended              Ended
                                        June 30, 2002      June 30, 2002 (1)   Change
                                        -------------      -------------       ------
Total interest income                  $    3,771,571          3,771,571
Total interest expense                      1,678,707          1,779,228       100,521 (2)
                                            ---------          ---------
Net interest income                         2,092,864          1,992,343

Provision for loan losses                     156,000            156,000
                                            ---------          ---------
Net interest income after                   1,936,864          1,836,343
provision for loan losses

Other income                                  471,725            471,725

Other expenses                              1,676,207          1,736,535        60,328 (3)
                                            ---------          ---------
Income before income taxes                    732,382            571,533

Income tax expense                            195,897            134,839       (61,058)
                                            ---------          ---------       -------

Net income                              $     536,485            436,694       (99,791)
                                            =========          =========       =======
Weighted average number of                    688,672            509,365      (179,307)
shares outstanding

Basic earnings per share                $        0.78               0.86

Diluted earnings per share              $        0.73               0.79

Ratio of earnings to fixed                                          6.69 times
charges

Notes:
(1) The pro forma information assumes that the trust preferred securities were issued at the beginning of the period and further assumes that $3,227,526 was used to redeem 179,307 shares of common stock and $22,474 was used to cover fund expenses.
(2) Represents pro forma interest expense on trust preferred securities and long-term borrowing, including amortization of trust preferred origination expenses of $145,000 over a 15-year period.
(3) Represents estimated legal and other professional fees incurred in connection with the recapitalization plan.

                  Greater Rome Bancshares, Inc. and Subsidiary

             Pro Forma Condensed Consolidated Statements of Earnings
                                   (Unaudited)

                                                           Pro Forma
                                           Year               Year
                                           Ended             Ended
                                        Dec. 31, 2001     Dec. 31, 2001 (1)     Change
                                        -------------     -------------         ------
Total interest income                 $     8,400,958         8,400,958
Total interest expense                      4,602,175         4,803,217        201,042 (2)
                                            ---------         ---------
Net interest income                         3,798,783         3,597,741

Provision for loan losses                     302,685           302,685
                                            ---------         ---------
Net interest income after                   3,496,098         3,295,056
provision for loan losses

Other income                                  813,423           813,423

Other expenses                              2,928,229         2,988,557         60,328 (3)
                                            ---------         ---------
Income before income taxes                  1,381,292         1,119,922

Income tax expense                            370,962           271,746        (99,216)
                                            ---------         ---------       --------

Net income                            $     1,010,330           848,176      (162,154)
                                            =========         =========       =======
Weighted average number of                    702,743           523,436      (179,307)
shares outstanding

Basic earnings per share              $          1.44              1.62

Diluted earnings per share            $          1.36              1.50

Ratio of earnings to fixed                                         6.57 times
charges

Notes:

(1) The pro forma information assumes that the trust preferred securities were issued at the beginning of the period and further assumes that $3,227,526 was used to redeem 179,307 shares of common stock and $22,474 was used to cover fund expenses.
(2) Represents pro forma interest expense on trust preferred securities and long-term borrowing, including amortization of trust preferred origination expenses of $145,000 over a 15-year period.
(3) Represents estimated legal and other professional fees incurred in connection with the recapitalization plan.

Recommendation of the Board of Directors; Fairness of the Recapitalization Plan

     The board believes that the recapitalization plan, taken as a whole, is substantively and procedurally fair to, and in the best interests of, Greater Rome and its shareholders, including unaffiliated shareholders and shareholders who will receive cash in the recapitalization and shareholders who will receive additional shares of Greater Rome common stock in the recapitalization. As used in this proxy statement/prospectus, the term "affiliated shareholder" means any shareholder who is a director or executive officer of Greater Rome or the beneficial owner of 10% or more of Greater Rome's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder. The board of directors of Greater Rome, including those directors who are not employees of Greater Rome, have unanimously approved the recapitalization plan, and the board unanimously recommends that the shareholders vote for approval of the proposals specifically described in this proxy statement/prospectus.

     All of Greater Rome's directors and executive officers have indicated that they intend to vote their shares of common stock, and any shares with respect to which they have or share voting power, in favor of adoption of the proposals specifically described in this proxy statement/prospectus. The directors and executive officers of Greater Rome beneficially own 38.9% of Greater Rome's common stock, on a fully diluted basis. Although the board as a whole recommends that the shareholders vote in favor of the proposals specifically described in this proxy statement/prospectus for the reasons set forth in "Reasons for the Recapitalization," no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

     The board considered a number of factors in determining to approve the recapitalization plan, including the relative advantages and disadvantages of the recapitalization as previously described under the subheading "--Reasons for the Recapitalization Plan" beginning on page 11.

     Additionally, the board also reviewed the pro forma effects of the recapitalization and its effects on the capital levels of Greater Rome and the general enhancement to shareholders equity investment in Greater Rome.

     The board considered alternative transactions to accomplish the proposed going-private transaction but ultimately approved the recapitalization proposal. Please read the discussion under the subheading "--Alternatives Considered by the Board of Directors" beginning on page 10 for a description of the alternatives considered by the board.

     Substantive Fairness. The board considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the recapitalization plan, both to affiliated and unaffiliated shareholders. The board did not assign any specific weights to the factors listed below, and individual directors may have given differing weights to different factors.

     o Historical Market Prices of Greater Rome's Common Stock: Greater Rome's
       -------------------------------------------------------
       common stock is not traded on any recognized exchange and there is only a limited trading market for the stock. The daily average volume since March 31, 2002 has been 133 shares per day compared to a volume of approximately 240 shares per day for other community banks in Greater Rome's peer group in the Southeast, as reported by the Carson Medlin Company. Most of this volume has been the result of unsolicited sales of shares to Greater Rome. To the best of management's knowledge, the following table reflects high and low bid prices for the common stock for the following periods:

                Period                High                  Low
                ------                ----                  ---

            3rd Qtr 2000             $16.00               $14.00
            4th Qtr 2000             $14.50               $14.00
            1st Qtr 2001             $14.00               $14.00
            2nd Qtr 2001             $15.00               $14.50
            3rd Qtr 2001             $15.00               $14.00
            4th Qtr 2001             $14.50               $14.50
            1st Qtr 2002             $15.00               $14.50
            2nd Qtr 2002             $16.00               $15.00

The last sale price of Greater Rome's common stock on October 31, 2002, the most recent trade as of the date of this proxy statement/prospectus, was $15.00.

     o Book Value: As of June 30, 2002, the tangible book value per share of
       ----------
       outstanding Greater Rome common stock was $13.80. Although book value was a factor considered by the board in determining the consideration to be paid to cashed-out shareholders in the recapitalization, the board determined that it was not directly relevant. However, the board noted that the per share cash price of $18.00, on a pre-split basis, payable in the recapitalization reflected a multiple of 1.30 times Greater Rome's June 30, 2002 tangible book value per share, which we believe is in line with the average price-per-book ratio forselected community banks in both the Southeast region of the United States and the State of Georgia (excluding Greater Rome) of 1.31 and 1.24, respectively, as reported by the Carson Medlin Company for the period ended June 30, 2002.

     o Going Concern Value: In determining the cash amount to be paid for
       -------------------
       fractional shares, the board valued Greater Rome's shares on the basis of a going concern, without giving effect to any anticipated effects of the recapitalization. Also, the board did not consider the amount per share that might be realized in a sale of 100% of the stock of Greater Rome, as the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of Greater Rome. In determining the going-concern value of Greater Rome's shares, the board conducted a general peer group stock trading analysis which was based on the book value and earnings multiples of selected community banks in both the Southeast region of the United States and the State of Georgia as reported by the Carson Medlin Company for the period ended June 30, 2002. Based on this information, and in discussions with outside advisors, the board determined that Greater Rome's going-concern valuation range, as of June 30, 2002, was approximately $17.11 to $18.08 with the median value of this range being $17.60.

     o Historical Prices Paid by Greater Rome: Since January 1, 2001, Greater
       --------------------------------------
       Rome has purchased 21,864 shares through unsolicited offers to sell from shareholders. The board considered historical prices paid by Greater Rome for these shares, which ranged from $14.00 to $16.00 per share.

     o Earnings: The board reviewed the earnings of Greater Rome for the
       --------
       previous three fiscal years. For the three years ended December 31, 1999, 2000 and 2001, Greater Rome reported basic earnings per share of $0.93, $1.05 and $1.44, and fully diluted earnings per share of $0.90, $1.00 and $1.36, respectively. The board noted that the cash price of $18.00 payable in the recapitalization reflected a multiple of 12.5 times

       Greater Rome's earnings per share for the year ended December 31, 2001 and a multiple of 11.5 times its earnings per share for the six months ended June 30, 2002, annualized.

     o Opinion of Financial Solutions: The board engaged Financial Solutions, a
       ------------------------------
       division of Financial Supermarkets, Inc., to render a valuation opinion of Greater Rome's common stock. In summary, the Financial Solutions valuation opinion indicated that as of March 31, 2002, the fair market value of Greater Rome's common stock was $17.10. The board also reviewed and considered the financial analyses underlying Financial Solutions' valuation opinion and, in light of other independent sources of market valuation information provided by qualified professionals, adopted Financial Solutions' conclusions and analyses as its own. You should read the discussion under the subheading "--The Financial Solutions Opinion" beginning on page 28 for more information.

     o Opportunity to Liquidate Shares of Common Stock: The board considered the
       -----------------------------------------------
       opportunity the recapitalization proposal presents for shareholders owning fewer than 2,000 shares or any other shareholder who does not want to hold a fractional share of Greater Rome common stock to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of Greater Rome's common stock. The board also recognized that the recapitalization consideration to be paid to cashed-out shareholders in the recapitalization reflects a premium over recent trading prices for Greater Rome's common stock. Although the board believes that recent trading prices of $16.00 per share reflects the fair market value of Greater Rome common stock, the board decided to pay shareholders receiving cash in the recapitalization a premium over recent trading prices.

     In connection with its deliberations, the board did not consider, and did not request that its financial advisor evaluate, Greater Rome's liquidation value. The board did not view Greater Rome's liquidation value to be a relevant measure of valuation, given that the recapitalization consideration significantly exceeds the book value per share of Greater Rome, and it was the board's view that Greater Rome is far more valuable as a going concern than its net book value per share of $14.27 as of June 30, 2002. The board also believes liquidation is not a feasible alternative for a financial institution because of tax and regulatory concerns. However, book value per share is a historical accounting number, and an evaluation of liquidation value could produce a higher valuation than book value per share. Additionally, Greater Rome can give no assurance that the liquidation value would not produce a higher valuation of Greater Rome than its value as a going concern.

     The board is not aware of any firm offers having been made by an unaffiliated person or entity during the preceding two years for (1) the merger or consolidation of Greater Rome into or with that unaffiliated person or entity, (2) the sale or other transfer of all or any substantial part of the assets of Greater Rome, or (3) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control over Greater Rome.

     After consideration of all of the foregoing information, the board determined that a fair price to be paid to cashed-out shareholders in the recapitalization is $18.00 per share, on a pre-split basis. Accordingly, those shareholders holding fractional shares after the reverse stock split and who do not elect to purchase additional shares or aggregate their shares with one or more other shareholders will receive cash in lieu of any fractional share. The board of directors engaged Financial Solutions to make a determination of the fair market value of Greater Rome common stock as of March 31, 2002, to ensure that the cash price to be paid in the recapitalization, as determined by the board of directors, represents an independent and fair valuation. To minimize the impact of the recapitalization on shareholders who wish to remain Greater Rome shareholders despite their ownership of fewer than 2,000 shares of record, the recapitalization plan provides an opportunity for those shareholders who are residents of Georgia to purchase additional fractional shares of Greater Rome common stock in lieu of receiving cash for the shares directly or indirectly owned by them.

     Procedural Fairness. The recapitalization plan require approval of the proposals specifically described in this proxy statement/prospectus. Approval by a majority of unaffiliated shareholders, however, is not required. The board determined that any such voting requirement would usurp the power of the holders of a significant portion of Greater Rome's shares to consider and approve the recapitalization plan as provided under Georgia law and the terms of the recapitalization plan. The board also considered such a provision unnecessary in light of the right of shareholders, whether affiliated or unaffiliated, to dissent from the recapitalization plan, and, if a resident of the State of Georgia, the opportunity to buy additional shares of Greater Rome common stock.

     Additionally, no unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the recapitalization or preparing a report covering the fairness of the recapitalization was retained by Greater Rome or by a majority of directors who are not employees of Greater Rome. Greater Rome has not made any provision in connection with the recapitalization to grant unaffiliated shareholders access to Greater Rome's corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at Greater Rome's expense. With respect to unaffiliated shareholders' access to Greater Rome's corporate files, the board determined that this proxy statement/prospectus, together with Greater Rome's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the recapitalization plan. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review Greater Rome's relevant books and records of account. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at Greater Rome's expense, the board did not consider these services necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as the size and financial capacity of Greater Rome, the cost of such procedures, and that most of Greater Rome's shareholders live in Floyd County and are familiar with Greater Rome's operations and management.

     After consideration of the factors described above, the board of directors believes that the transaction is procedurally fair notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at the expense of Greater Rome. Additionally, the board believes that the recapitalization plan is substantively fair to Greater Rome's unaffiliated shareholders. The recapitalization plan was unanimously adopted by the directors of Greater Rome, including the directors who are not employees of Greater Rome.

Greater Rome's Determination of Fairness of the Recapitalization Plan

     Greater Rome and its board of directors believe that the recapitalization plan is substantively and procedurally fair to, and in the best interests of, each of Greater Rome's shareholders, including unaffiliated shareholders and shareholders who will receive cash in the recapitalization and shareholders who will continue to own shares of Greater Rome common stock after the recapitalization. In reaching this conclusion, Greater Rome relied upon the factors considered by and the analyses and conclusions of Financial Solutions and, in light of independent sources of market valuation information regarding bank holding companies in Greater Rome's peer group, adopts such factors, analyses, and conclusions as its own. See "--Purpose of the Recapitalization Plan" beginning on page 9 and "--Alternatives Considered by the Board of Directors" beginning on page 10 for more information.

Greater Rome Affiliates' Determination of Fairness of the Recapitalization Plan

     Greater Rome's affiliates consist of its directors and executive officers--Robert L. Berry, Frank A. Brown, Jr., Thomas D. Caldwell, III, Gene G. Davidson, Henry Haskell Perry, Bradford Lee Riddle, M. Wayne Robinson, Dale G. Smith, Paul E. Smith, Martha B. Walstad, Edwin C. Watters and E. Grey Winstead,
III. Each of Greater Rome's affiliates believe that the recapitalization plan is substantively and procedurally fair to, and in the best interests of, all of Greater Rome's shareholders, including unaffiliated shareholders and shareholders who will receive cash in the recapitalization and shareholders who will continue to own shares of Greater Rome common stock after the recapitalization. In reaching this conclusion, Greater Rome's affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors of Greater Rome and adopted such factors, analyses, and conclusions as their own. See "--Recommendation of the Board of Directors; Fairness of the Recapitalization Plan" beginning on page 24 for more information.

The Financial Solutions Opinion

     Greater Rome engaged Financial Solutions, a division of Financial Supermarkets, Inc., to provide an opinion as to the fair market value of Greater Rome's common stock to assist the board in determining the cash price to be paid for fractional shares of Greater Rome common stock in the recapitalization. Financial Solutions is a consulting firm that frequently renders valuation opinions of banks and bank holding companies. Prior to engaging Financial Solutions, the board considered information from other professional appraisal firms. The board selected Financial Solutions to issue the opinion based on Financial Solutions' reputation, its familiarity with the banking industry, its fee quote in comparison to the fee quotes of other contacted firms and the advice received from our legal counsel and other independent professionals. The board placed no limitations on the scope of Financial Solutions' analysis, nor did it provide any instructions to Financial Solutions, other than to provided a brief description of the proposed transaction giving rise to the valuation engagement.

     No material relationship exists or has existed within the past two years between Greater Rome, Greater Rome Bank, Financial Solutions or any of their respective affiliates. Greater Rome paid Financial Solutions a fee of $2,000 for its services rendered in connection with the valuation opinion and will reimburse Financial Solutions for its reasonable out-of-pocket expenses incurred in connection with such services.

     Financial Solutions initially evaluated Greater Rome's common stock through the application of three formulas across a range of five value points creating a matrix of value. Financial Solutions determined the valuation of Greater Rome's common stock within the matrix based principally on the operating condition of Greater Rome, as judged by regulatory authorities, and the economic rankings of the market in which Greater Rome operates.

     The formulas were as follows:

     1. Multiple of book value - The $13.66 book value of the common stock of
        ----------------------
        Greater Rome on March 31, 2002, as adjusted to reflect excesses or deficiencies in capital adequacy and loan loss reserve, was multiplied by factors ranging from 1 on the low end and 2 on the high end.

     2. Multiple of earnings - The average annual earnings per share of $1.14
        --------------------
        for the three years ended December 31, 2001 was multiplied by factors ranging from 10 on the low end to 18 on the high end.

     3. Return of premium - This is the price per share equal to book value,
        -----------------
        plus per-share earnings necessary to return a purchase premium over five time horizons ranging from 2 years on the low end to 4 years on the high end.

     Each of these multiple ranges were deemed by the financial advisor, based on available market information and the financial advisor's prior experience, to be the appropriate multiple ranges necessary to evaluate and establish the fair market value of Greater Rome's common stock. In this regard, we note further that the individual performing the valuation analysis for Financial Solutions was a former deputy commissioner for the Georgia Department of Banking and Finance and is widely respected within his specialty of bank and bank holding company valuations.

     Application of the foregoing formulas produced a matrix of values. Using the values reflected on the resulting matrix and based upon the operating condition of Greater Rome and various economic factors, the average values of the matrix ranged from $21.86, at the high end, to $13.66, at the low end. Financial Solutions reported the market indicator was $21.86 and the operations indicator was $19.81, which resulted in the pre-adjusted fair market value of $20.83. The valuation opinion also indicated an overall matrix average value of $17.76, as of March 31, 2002.

     The various values presented in the preceding paragraph are a summary of the unadjusted matrix values resulting from Financial Solutions' application of various valuation methodologies. In determining a final fair market value for Greater Rome's common stock, Financial Solutions lowered the pre-adjusted fair market value of $20.83 by approximately 18% as a result of the limited historical trading activity of Greater Rome's common stock and the absence of any valuation factors that would warrant a control premium in connection with the recapitalization. Accordingly, when adjusted to reflect Greater Rome's limited, historical trading activity and the fact that the recapitalization is not resulting in a change of control of Greater Rome, Financial Solutions concluded that, as of March 31, 2002, the fair market value of Greater Rome's common stock was $17.10.

     The board has reviewed the opinion of Financial Solutions and has found that the pre-adjusted matrix values are based on appropriate valuation techniques; and, while the board finds that Financial Solutions' application of the above-average matrix values to Greater Rome's common stock, on a pre-adjusted basis, could be viewed as being subjectively optimistic, the concluding fair market value per share of $17.10, as adjusted, is in line with the board's own internal analysis of the valuation of Greater Rome's common stock. In this regard, the board notes that the fair market value of $17.10 per share represents approximately 1.24 times Greater Rome's book value per share and 1.30 times Greater Rome's tangible book value per share as of June 30, 2002, which is generally in line with the average price-to-book ratio for selected community banks in both the Southeast region of the United States (at 1.31 times book value) and the State of Georgia (at 1.24 times book value) as reported by the Carson Medlin Company for the period ended June 30, 2002.

     We will have Financial Solutions' opinion available for inspection and copying at Greater Rome's principal executive offices during its regular business hours by any interested shareholder or his or her representative who has been so designated in writing. We will mail a copy of the opinion to any interested shareholder or his, her or its representative upon written request and at the expense of the requesting shareholder. There were no other written materials furnished to the board by Financial Solutions regarding its opinion or its presentation of its opinion to the board.

Information Regarding Affiliates

         The following table sets forth the number and the percentage ownership of shares of Greater Rome common stock beneficially owned by each director and executive officer of Greater Rome, and by all directors and executive officers as a group, as of November 1, 2002. The address for each person named in the table is 1490 Martha Berry Boulevard, Rome, Georgia 30165. The following table also sets forth the number of shares of Greater Rome common stock that the persons named in the table would beneficially own after the effective date of the recapitalization on a pro forma basis, but does not include the effect of any potential buy-up elections that may be made by our executive officers and directors in their capacities as shareholders under the recapitalization plan.

     The percentage of shares beneficially owned by the directors and executive officers of Greater Rome shown below will depend on the final number of fractional shares purchased and the number of shares exchanged for cash in the recapitalization. We have assumed that each executive officer and director of Greater Rome will elect to purchase additional shares under the recapitalization plan. Accordingly, the estimated percentages and figures below include the effect of any potential buy-up elections, to the extent known or reasonably assumed, that may be made by our executive officers and directors in their capacities as shareholders under the recapitalization plan. Any expected buy-up election of a director or executive officer noted below may or may not actually occur.

                                                                                 Number of
                                                             Percentage of      Additional         Number of         Percentage of
                                      Number of Shares         Shares             Shares            Shares              Shares
                                        Beneficially        Beneficially        Expected to       Beneficially       Beneficially
                                       Owned(1)Before       Owned Before        be Purchased     Owned(1) After       Owned After
Name                                  Recapitalization    Recapitalization    (pre-split basis)  Recapitalization   Recapitalization
----                                  ----------------    ----------------     ---------------   ----------------   ----------------
Directors
Robert L. Berry (2), (3)                    21,260              3.1%                2,340             11.80              4.6%
Frank A. Brown, Jr. (2)                     21,380              3.1%                  220             10.80              4.2%
Thomas D. Caldwell, III(4)                  57,250              7.9%                  750             29.00             10.7%
Gene G. Davidson(2), (5)                    36,103              5.2%                1,497             18.80              7.3%
Henry Haskell Perry(2), (6)                 17,718              2.5%                5,882             11.80              4.6%
Bradford Lee Riddle(2), (7)                 20,595              3.0%                3,005             11.80              4.6%
M. Wayne Robinson(2), (8)                   30,982              4.4%                8,618             19.80              7.7%
Dale G. Smith(2)                            22,234              3.2%                3,366             12.80              5.0%
Paul E. Smith(2)                            28,172              4.0%                1,428             14.80              5.8%
Martha B. Walstad(2), (9)                   22,247              3.2%                3,353             12.80              5.0%
Edwin C. Watters (10)                        6,808              1.0%                3,892              5.35              2.1%

Additional Executive Officer
E. Grey Winstead, III(11)                   25,750              3.6%                2,250             14.00              5.3%

All directors and executive officers
as a group (12 persons) (12)               310,499             38.9%               36,601            173.55             56.3%

Footnotes to Beneficial Ownership Table:

(1) Unless otherwise noted, Greater Rome believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of securities if he or she has or shares the power to vote or direct the voting of the securities or the power to dispose or direct the disposition of the securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes (a) fully vested stock options for 3,500 shares granted to each non-employee director, which were approved by the shareholders at the 1997 Annual Meeting, and (b) the vested portion (2,100 shares) of stock options granted to non-employee directors in 1999 that were 60% vested on August 12, 2002.

(3) Includes 1,000 shares owned by his children and 500 shares owned by his wife, as to which voting and investment powers are shared.

(4) Includes (a) the fully vested stock options for 25,000 shares granted in 1996 under the 1996 Stock Incentive Plan; (b) the vested portion (4,000 shares) of stock options granted in 1998 under the 1996 Stock Incentive Plan, which were 80% vested on September 1, 2002; and (c) the vested stock options for 3,000 shares granted in 1999 under the 1996 Stock Incentive Plan.

(5) Includes 3,675 shares owned by his wife, as to which voting and investment powers are shared.

(6) Includes 900 shares held in trust for minors by his wife, as to which voting and investment powers are shared.

(7) Includes 3,500 shares owned by his wife, as to which voting and investment powers are shared.

(8) Includes (a) 400 shares held in trust for minors by his wife, as to which voting and investment powers are shared, and (b) 2,371 shares owned by his wife, as to which voting and investment powers are shared, and (c) 2,935 shares owned jointly with his wife, as to which voting and investment powers are shared.

(9) Includes 5,000 shares owned by her husband, as to which voting and investment powers are shared.

(10) Includes the vested portion (700 shares) of stock options granted in 2002 to non-employee directors that were 20% vested on June 14, 2001.

(11) Includes (a) the fully vested stock options for 15,000 shares granted in 1996 under the 1996 Stock Incentive Plan; (b) the vested portion (4,000 shares) of stock options granted in 1998 under the 1996 Stock Incentive Plan, which were 80% vested on September 1, 2002; and (c) the fully vested stock options for 5,000 shares granted in 1999 under the 1996 Stock Incentive Plan.

(12) Includes (a) fully vested stock options for 40,000 shares granted in 1996 to executive officers under the 1996 Stock Incentive Plan; (b) the vested portion (8,000 shares) of stock options granted to executive officers in 1998 under the 1996 Stock Incentive Plan; (c) the fully vested stock options for 8,000 shares granted to executive officers in 1999 under the 1996 Stock Incentive Plan; (d) fully vested stock options for 35,000 shares granted in 1997 to each non-employee director; (e) the vested portion (16,800 shares) of stock options granted in 1999 to non-employee directors; and (f) the vested portion (700 shares) of stock options granted in 2001 to non-employee directors.

Recent Affiliate Transactions

     Excluding shares received by directors in lieu of cash for their attendance and participation in board and committee meetings under Greater Rome Bancshares, Inc. Directors Stock Incentive Plan, during the past two years the following directors and executives officers of Greater Rome have acquired or disposed of shares of Greater Rome as set forth below:

                                             Number
                                            of Shares              Transaction Price              Date of
       Name                           Purchased / (Sold)               per Share                Transaction
       ----                           ------------------               ---------                -----------
W. Fred Talley                              (8,500)                      $16.00                     5/7/02
Edwin C. Watters                               300                       $14.00                     9/4/01
Edwin C. Watters                             2,000                       $14.50                    10/1/01
Edwin C. Watters                             1,000                       $14.00                    10/20/02

     During the past two years, no directors of Greater Rome exercised options to purchase stock.

Stock Purchases by Greater Rome

     Since January 1, 2001, Greater Rome has repurchased the following shares of its common stock on an unsolicited basis:


          Period from January 1, 2001                                 Period from January 1, 2002
           through December 31, 2001:                                  through November 1, 2002:

         Date        Number of       Price per                      Date         Number of        Price per
     Purchased        Shares           Share                      Purchased        Shares           Share
     ---------        ------           -----                      ---------        ------           -----
      01/11/01          600          $ 14.00                       01/15/02        2,000           15.00
      03/28/01          100            14.00                       01/17/02          100           14.50
      04/24/01        1,000            15.00                       02/25/02          500           15.00
      05/24/01        1,500            14.50                       03/07/02        1,000           15.00
      05/24/01          100            14.50                       03/15/02          700           15.00
      08/03/01          100            15.00                       04/05/02          500           15.00
      08/16/01          400            14.50                       05/07/02        8,500           16.00
      09/07/01        2,500            15.00                       05/08/02          200           16.00
      11/19/01          470            14.50                       05/22/02        1,252           16.00
                                                                   05/22/02          142           16.00
                                                                   06/05/02          100           16.00
                                                                   06/05/02          100           16.00


      Total           6,770                                        Total          15,094

                    DESCRIPTION OF THE RECAPITALIZATION PLAN


     Generally, the recapitalization plan provides that, on a post-split basis, if you hold a fractional share of Greater Rome common stock, you will receive cash for your fractional share unless you elect to purchase or aggregate shares, as permitted under the recapitalization plan. The plan also permits existing shareholders who are residents of the State of Georgia to purchase additional fractional shares of Greater Rome common stock in connection with the recapitalization. We anticipate that the effective date of the recapitalization will be in December 2002.

PROPOSAL NO. 1: Reverse Stock Split

     Under the recapitalization plan, each share of Greater Rome common stock outstanding immediately prior to the proposed reverse stock split will automatically be converted, at the effective time of the stock split, into .0005 of a share of Greater Rome common stock. The board of directors has set the reverse stock split ratio at 1-for-2,000. We estimate that the number of shares issued and outstanding after the recapitalization will be approximately 509,000. The exact change in the number of issued and outstanding shares will depend on the number of shares that are exchanged for cash in lieu of fractional shares and the number of additional shares purchased by eligible shareholders.

     Due to the reverse stock split, the anticipated value of a share of Greater Rome's common stock will increase to approximately $36,000 per share, which is the product of the $18.00 per share price at which eligible shareholders may purchase additional shares and the 1-for-2,000 reverse stock split.

     The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Greater Rome common stock entitled to vote on this matter. In the event this proposal is approved, the recapitalization plan may be completed by Greater Rome, but only if the fractional share cash-out and the limited offering proposals described in this section are also approved by the shareholders.

PROPOSAL NO. 2: Fractional Share Cash-Out

     Unless you have properly elected to buy additional shares or aggregate your shares with one or more other shareholders, as permitted under the recapitalization plan, any fractional share held by you immediately following the reverse stock split will be cancelled in exchange for the right to receive cash, based on a predetermined exchange ratio, in lieu of your fractional share. The board of directors has set this exchange ratio at $18.00 per share of Greater Rome common stock, on a pre-split basis. This pre-split per share price is equal to $36,000 per share, on a post-split basis. We will round share fractions to four decimal places; for example, 0.66667 would become 0.6667. The board based its determination of the fair market value of Greater Rome common stock on the factors described under "SPECIAL FACTORS--Recommendation of the Board of Directors; Fairness of the Recapitalization Plan" beginning on page 24.

     The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Greater Rome common stock entitled to vote on this matter. In the event this proposal is approved, the recapitalization plan may be completed by Greater Rome, but only if the reverse stock split and the limited offering proposals described in this section are also approved by the shareholders.

PROPOSAL NO. 3: Limited Offering of Additional Shares

The securities offered in connection with the limited offering described herein have not been registered under the Securities Act of 1933 or the securities laws of any state and will be offered and sold only to persons who are residents of the State of Georgia in accordance with applicable federal and state registration exemptions. If you are not a resident of Georgia, no additional shares of Greater Rome common stock are being offered to you in connection with this limited offering and/or the plan of recapitalization of Greater Rome.

     Generally, each shareholder who is a resident of the State of Georgia and directly holds an aggregate number of shares of Greater Rome common stock at the close of business on the record date of the reverse stock split that is not evenly divisible by 2,000 may elect to purchase an additional fractional share of Greater Rome common stock so that the shareholder will own one or more whole shares of Greater Rome common stock after the recapitalization. If approved by the board of directors, a shareholder who is a resident of the State of Georgia may also buy one or more additional shares of Greater Rome common stock offered by this proxy statement/prospectus.

     Like the fractional share cash-out provision, the purchase price for additional shares of Greater Rome common stock will be $18.00 per share, on a pre-split basis. We will round share fractions to four decimal places; for example, 0.66667 would become 0.6667.

     We expect that all eligible shareholders wishing to participate in the limited offering of additional shares of Greater Rome common stock will be permitted to do so, subject to the limitations described in this proxy statement/prospectus and in the recapitalization plan.

     The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Greater Rome common stock entitled to vote on this matter. In the event this proposal is approved, the recapitalization plan may be completed by Greater Rome, but only if the reverse stock split and the fractional share cash-out proposals described in this section are also approved by the shareholders.

     To purchase additional shares, eligible shareholders must properly complete the subscription section of the Shareholder Election form included with this proxy statement/prospectus in accordance with the form's instructions. Your election to purchase additional shares must be submitted to Greater Rome at or before 5:00 p.m. on December 23, 2002. Greater Rome's board of directors, in its sole discretion, may accept or reject any subscription, in whole or in part, for additional shares of Greater Rome common stock. The Shareholder Election form is attached as Appendix B to this proxy statement/prospectus.

Aggregation of Shares

     The recapitalization plan permits a shareholder, regardless of the shareholder's residency status, to combine all of the shares beneficially held by the shareholder prior to the reverse stock split with other shares held by specified shareholders for the specific purposes of determining those shareholders who are entitled to cash in lieu of fractional shares and those shareholders who are eligible to purchase additional shares as a result of the recapitalization. As a result, a shareholder's shares of Greater Rome common stock may be combined with one or more other shareholders' shares of Greater Rome common stock to determine, after taking into account the aggregation election made, if fractional shares exist among the electing group and if one or more members of the election group are eligible to buy additional shares. For example, if Shareholder A and Shareholder B both properly sign and submit an aggregation election form, and Shareholder A owns 1,000 shares of Greater Rome common stock and Shareholder B owns 3,000 shares, after making the election Shareholder A and Shareholder B will be deemed to collectively hold 4,000 shares, resulting in no fractional share cash-out for either Shareholder A or Shareholder B under the recapitalization plan. Consequently, Shareholders A and B would be permitted to retain their respective .5 fractional shares, on a post-split basis, causing Shareholder A to hold .5 of a share and Shareholder B to hold 1.5 shares of Greater Rome common stock after completion of the recapitalization plan. See "EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS" beginning on page 44 for additional illustrations of aggregation elections.

     Subject to applicable aggregation limitations, a shareholder may aggregate all of his, her or its shares with other specified shareholders, as follows:

     o A parent's beneficial ownership may be aggregated with the beneficial ownership of his or her biological or legally adopted child, and vice versa;

     o A husband's beneficial ownership may be aggregated with the beneficial ownership of his wife, and vice versa;

     o A grandparent's beneficial ownership may be aggregated with the beneficial ownership of any grandchild, and vice versa, provided that each grandchild participating in the aggregation election is a direct lineal descendent of, or legally adopted by, the grandparent or by a child of the grandparent who is otherwise a direct lineal descendent of, or has been legally adopted by, the grandparent;

     o A person's beneficial ownership may be aggregated with the beneficial ownership of his or her brother or sister, and vice versa, provided that the brother or sister is the biological sibling of the electing person or has been legally adopted by the person's mother or father;

     o An individual shareholder's beneficial ownership may be aggregated with the beneficial ownership of an entity which is majority owned (greater than 50% ownership) by such individual shareholder, and vice versa; and

     o An individual shareholder's beneficial ownership may be aggregated with the beneficial ownership of one or more of his or her individual retirement accounts (IRAs) established under Section 408 of the Internal Revenue Code or his or her beneficial ownership in any pension, profit-sharing or similar qualified retirement plan.

     In determining "beneficial ownership," the recapitalization plan adopts the SEC's definition set forth in Rule 13d-3. Under this SEC rule, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security.

     In electing to aggregate shares of Greater Rome common stock, a shareholder will be required to aggregate all of his, her or its shares. Additionally, the total of all shares aggregated together for an electing group of shareholders must add up to a number that is evenly divisible by 2,000; otherwise, the aggregation election must be supplemented by one or more buy-up elections by eligible members of the group so that the total number of shares aggregated (after taking account any buy up elections) equals the next larger whole share on a post-split basis. See Example 3 under the heading "EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS" beginning on page 44.

     All shareholders who are aggregating shares as a group must consent to the aggregation by signing the same Shareholder Election form, which must be completed and returned to Greater Rome at or before 5:00 p.m. on December 23, 2002. To avoid double counting of shares in the recapitalization, any shares included in one shareholder's ownership calculation may not be included in another shareholder's ownership calculation. We retain the right to equitably determine whether a shareholder may aggregate shares and to include or exclude shares from an aggregation election on a case-by-case basis in order to ensure that we are treating shareholders fairly.

     The record date for determining beneficial ownership of shares of Greater Rome common stock for aggregation purposes will be the same as the record date for the special meeting. Consequently, aggregation elections will be subject to Greater Rome's shareholder list and records as of November 1, 2002. We have provided examples of potential aggregation scenarios under "Examples of Options Available to Shareholders" beginning on page 44 to illustrate the types of holdings that may be aggregated and their effect under the recapitalization plan.

Fractional Shares of Employees

     To promote employee ownership of Greater Rome, the recapitalization plan provides that all employees of Greater Rome or Greater Rome Bank may elect to retain their fractional shares in lieu of receiving the cash for their respective fractional shares to which they would otherwise be entitled under the plan. The board of directors has determined that employee ownership promotes employee interest in the successful growth of Greater Rome and Greater Rome Bank, and has therefore concluded that special treatment of employees is warranted under the plan.

Effective Time

     The effective time of the plan of recapitalization will be the effective time of the reverse stock split, which is expected to occur in December 2002 if the recapitalization plan is approved by the shareholders. Greater Rome will separately notify you in writing as to the effective time of the reverse stock split.

Exchanging Your Shares

     As part of the recapitalization plan, all shareholders will be required to surrender their existing shares of Greater Rome common stock in exchange for their converted shares of Greater Rome common stock and/or for cash in lieu of any fractional shares unless otherwise elected. Accordingly, as of the effective time of the reverse stock split, each existing stock certificate representing one or more issued and outstanding shares of Greater Rome common stock will be deemed for all corporate purposes to evidence only the right to receive a new certificate representing one or more shares of Greater Rome common stock (or any fraction thereof) and/or cash in lieu of any fractional share in accordance with the recapitalization plan.

     To facilitate the exchange process, promptly after the effective date of the reverse stock split, Greater Rome will mail a letter of transmittal to all holders of Greater Rome common stock. Upon receipt of the letter of transmittal, each certificate holder must surrender his, her or its Greater Rome stock certificate(s), together with a properly completed and signed letter of transmittal, as a prerequisite to receiving his, her or its new certificates of Greater Rome common stock and/or any cash in lieu of fractional shares. Until a certificate holder surrenders his, her or its Greater Rome common stock certificate(s) as instructed in the letter of transmittal, the holder:

     * shall not be paid any cash in lieu of fractional shares that the holder
       ---------
       may be entitled to receive under the recapitalization plan. Instead, such cash distribution shall be retained, without interest, for the holder's account until his or her stock certificate(s) are properly surrendered;

     * shall not be issued a new certificate representing the shares of Greater
       ---------
       Rome common stock which the holder's existing certificate(s) may entitle the holder to receive; and

     * shall not be paid dividends or other distributions in respect of the
       ---------
       holder's shares represented by his, her or its existing stock certificate(s), which the holder may be entitled to receive. Instead, such dividends or distributions will be retained, without interest, for the holder's account until his, her or its stock certificate(s) are properly surrendered; but

     * shall have voting rights with respect to the holder's shares represented
       -----
       by his, her or its existing stock certificate(s), which the holder may be entitled to exercise.

These restrictions, however, do not apply to any shareholder who has perfected his, her or its dissenters' rights under Georgia law. See "DISSENTERS' RIGHTS" beginning on page 41.

     When a holder of Greater Rome common stock properly surrenders his, her or its stock certificate(s), or provides other satisfactory evidence of ownership, and returns the letter of transmittal duly executed and completed in accordance with its instructions, Greater Rome will promptly deliver to such shareholder a new certificate or certificates evidencing Greater Rome common stock (and any declared and unpaid dividends on such shares) and/or any cash in lieu of fractional shares to which the stockholder is entitled.

     Shareholders should not send in their stock certificates until they receive a letter of transmittal and corresponding instructions.

Options and Warrants

     As of the effective time of the reverse stock split, Greater Rome will make any and all necessary adjustments to the exercise price of and the number of shares of common stock underlying any outstanding stock option or warrant or that are reserved for issuance under any stock incentive or option plan of Greater Rome or any of its subsidiaries to reflect the 1-for-2,000 reverse stock split. Any fractional shares resulting after such adjustments shall not entitle any option or warrant holder to receive cash in lieu of any resulting fractional share.

Conditions Precedent to Consummation of the Recapitalization Plan

     The recapitalization plan is conditioned upon, unless otherwise waived by the majority vote of the board of directors, the fulfillment of each of the following conditions:

     * Approval of each of the proposals specifically described in this proxy statement/prospectus by the affirmative vote of the holders of at least a majority of the outstanding voting shares of Greater Rome;

     * The number of shares converted into cash by operation of the recapitalization plan not being deemed by the board of directors as making consummation of the plan inadvisable;

     * Procurement of all consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by the recapitalization plan, and expiration of all waiting periods required by law, if any;

     * Procurement of any action, consent, approval or ruling, governmental or otherwise, or any financing, commitment or otherwise, which is or may be necessary to permit or enable Greater Rome to consummate the transactions contemplated by the recapitalization plan; and

     * The number of shareholders of Greater Rome, as reasonably forecasted by management and calculated in accordance with applicable rules promulgated by the SEC, not exceeding 300 shareholders on a post-recapitalization basis.

Termination of the Recapitalization Plan

     The recapitalization plan may be terminated at any time before consummation, regardless of whether or not the plan has been voted upon by the shareholders, in the event that:

     * The number of shares being voted against any of the proposals specifically described in this proxy statement/prospectus is deemed to make consummation of the plan inadvisable in the opinion of the board of directors;

     * Any action, suit, proceeding or claim being instituted, made or threatened relating to the recapitalization plan, making consummation inadvisable in the opinion of the board of directors;

     * Any action, consent, approval, opinion, or ruling required to complete the recapitalization not being obtained; or

     * For any other reason, consummation of the recapitalization plan is not advisable, in the opinion of the board of directors.

Upon termination, the recapitalization plan will be void and of no further effect.

Amendment of the Recapitalization Plan

     At any time before or after approval and adoption of the recapitalization plan by the shareholders, the plan may be amended by the board of directors to the extent permitted by law, provided that if shareholder approval has already been obtained the exchange ratio cannot be amended or changed, nor can the cash value of $18.00 per share, on a pre-split basis, offered by Greater Rome be reduced, without shareholder approval.

Advantages and Disadvantages of the Recapitalization Plan

     We have described the advantages and disadvantages of the recapitalization plan under the heading "SPECIAL FACTORS--Effect of the Recapitalization Plan on Greater Rome and Its Shareholders" beginning on page 13. The recapitalization plan may have special income tax effects on shareholders. You should consult with your own counsel, accountants and other advisors to understand the effect the recapitalization will have on you. See "SPECIAL FACTORS--Federal Income Tax Consequences of the Recapitalization Plan" beginning on page 17 for more information.

Sources of Funds and Expenses

     We estimate that approximately $4.1 million will be required to pay for the shares of Greater Rome common stock exchanged for cash in the recapitalization and that approximately $900,000 will be received in connection with the offering of additional fractional shares, resulting in a net funds requirement of $3.2 million for the recapitalization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $60,000. We do not expect that the net payment to shareholders receiving cash in the recapitalization and the payment of expenses will have any material adverse effect on Greater Rome's capital adequacy, liquidity, results of operations or cash flow. Because Greater Rome does not currently know the actual number of shares which will be cashed out or purchased in the recapitalization, Greater Rome does not know the net amount of cash to be paid to shareholders by Greater Rome in the recapitalization.

     Greater Rome expects to finance the net cash amount to be paid to shareholders in the recapitalization and the payment of related costs and expenses with the proceeds from an offering of up to $3.25 million of trust preferred securities, existing working capital and, to the extent necessary, from our existing line of credit maintained with SunTrust Bank (Atlanta).

     The completion of the recapitalization is subject to Greater Rome's ability to raise additional capital, consisting of up to $3.25 million through the issuance of trust preferred securities. The offering of trust preferred securities is expected to be completed by December 27, 2002 and will be made through a private offering by a wholly-owned business trust subsidiary of Greater Rome in a transaction that will not be registered under the Securities Act of 1933 in reliance on one or more exemptions from the registration requirements of the Securities Act. The trust preferred securities:

     * will have a term of 30 years;

     * will be redeemable by Greater Rome at any time after five years from the issuance date, subject to Federal Reserve approval if required;

     * will be redeemable by Greater Rome upon the occurrence of various changes in laws or regulation that affect the capital, tax or regulatory treatment of the trust preferred securities, subject to Federal Reserve approval if required;

     * will pay interest at a variable rate, to be determined on a quarterly basis, which is based on the "Prime Rate" as published by the Wall Street Journal plus 1.00%;

     * may be subject to the deferral of interest for a period of up to five years; and

     * will be issued at face value; and

     * will be sold only to accredited or institutional investors, which may, but are not expected to, be existing shareholders of Greater Rome.

     Although subordinated to the senior debt obligations of Greater Rome, including other subordinated debt of the company, the trust preferred securities (as unsecured debt) will have a preferential right to distributions ahead of holders of common stock. Accordingly, in the event of liquidation of Greater Rome, holders of trust preferred securities would receive any liquidating distributions before holders of Greater Rome common stock. Additionally, Greater Rome will not be able to (1) make payments of principal and interest in connection with the trust preferred securities if Greater Rome is in default with respect to its senior debt obligations, or (2) pay dividends to holders of its common stock if Greater Rome is in default as to any payment obligations to holders of the trust preferred securities. The trust preferred securities will not be convertible, nor will they be subject to any sinking fund.

     The issuance of the trust preferred securities is not expected to limit our ability to incur any additional indebtedness, including indebtedness that will rank superior in priority of payment to the trust preferred securities. Additionally, we expect there to be no requirement that Greater Rome maintain any specific financial related ratio in connection with the issuance of the trust preferred securities.

     As of the date of this proxy statement/prospectus, the indenture trustee had not been determined. It is expected that the indenture trustee will be obligated to act on behalf the beneficiaries of the indenture in connection with the occurrence and continuance of a default by Greater Rome in the performance if its obligations under the indenture.

     Greater Rome anticipates that up to approximately $2.4 million of the trust preferred securities will qualify for Tier 1 capital treatment for bank regulatory purposes. Greater Rome can give no assurance that the trust preferred securities offering will be successful.

     We also maintain a $2 million line of credit with SunTrust Bank (Atlanta), which bears interest at a rate of prime minus 1.0%. Currently, approximately $1,820,000 is available for us to draw on the line of credit. We expect to use approximately $120,000 of this line of credit to help fund costs associated with the recapitalization. This amount may vary depending upon the shareholder response to the securities offering.

     Greater Rome will also pay all of the expenses related to the recapitalization. We estimate that the expenses of the recapitalization will be as follows:

          SEC filing fees                     $       828
          Legal fees                               50,000
          Accounting fees                           3,000
          Appraisal fees                            2,000
          Printing costs                            2,000
          Other                                     2,500
                                                   ------
            Total                               $  60,328


Pro Forma Effect of the Recapitalization Plan

     See "SPECIAL FACTORS--Pro Forma Effect of the Recapitalization Plan" beginning on page 21 for illustrations of the pro forma effect of the recapitalization plan on Greater Rome's June 30, 2002 and December 31, 2001 financial statements.

Regulatory Approval

     We are not aware of any regulatory approvals that are necessary to consummate the recapitalization plan with the exception of obtaining approval from the Department of Banking and Finance of the State of Georgia to service, through the payment of dividends by Greater Rome Bank, the proposed holding company debt resulting from the issuance of trust preferred securities.

                               Dissenters' Rights

     Pursuant to the provisions of the Georgia Business Corporation Code, Greater Rome's shareholders have the right to dissent from the recapitalization plan and to receive the "fair value" of their fractional shares in cash. Holders of Greater Rome common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the recapitalization plan is consummated, you must:

     * Give to Greater Rome, prior to the vote at the special meeting with respect to the approval of the proposals specifically described in this proxy statement/prospectus, written notice of your intent to demand payment for your fractional shares of Greater Rome common stock;

     * Not vote in favor of the fractional share cash-out proposal; and

     * Comply with the statutory requirements summarized below.

If you perfect your dissenters' rights, you will be entitled to receive the fair value of your fractional shares under Georgia law as of the time immediately prior to consummation of the recapitalization plan.

     If you hold shares for more than one beneficial owner, you may assert dissenters' rights as to fewer than all of the fractional shares resulting from the recapitalization and registered in your name only if you dissent with respect to all fractional shares beneficially owned by any one beneficial shareholder and you notify Greater Rome in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     Voting against or not voting for the fractional share cash-out proposal will not satisfy the written demand requirement. In addition, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your fractional shares if the recapitalization plan is completed. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the fractional share cash-out proposal and will not be entitled to assert dissenters' rights.

     Any written objection to the fractional share cash-out proposal satisfying the requirements discussed above should be addressed to Greater Rome Bancshares, Inc., 1490 Martha Berry Boulevard, Rome Georgia 30165, Attention: Thomas D. Caldwell, III, President.

     If the shareholders of Greater Rome approve all three of the proposals specifically described in this proxy statement/prospectus at the special meeting and the recapitalization plan is consummated, Greater Rome must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective date of the recapitalization plan and must:

     * State where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for their shares;

     * Inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     * Set a date by which Greater Rome must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     * Be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with Greater Rome in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are canceled or modified by the consummation of the recapitalization plan. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under
Article 13 of the Georgia Business Corporation Code.

     Except as described below, Greater Rome must, within 10 days after the later of the effective date of the recapitalization or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount Greater Rome estimates to be the fair value of the fractional shares under Georgia law, plus accrued interest from the effective date of the recapitalization plan. Greater Rome's offer of payment must be accompanied by:

     * Recent financial statements of Greater Rome;

     * Greater Rome's estimate of the fair value of the shares;

     * An explanation of how the interest was calculated;

     * A statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

     * A copy of Article 13 of the Georgia Business Corporate Code.

     If the dissenting shareholder accepts Greater Rome's offer by written notice to Greater Rome within 30 days after Greater Rome's offer, Greater Rome must pay for the fractional shares within 60 days after the later of the making of the offer or the effective date of the recapitalization plan.

     If the recapitalization plan is not consummated within 60 days after the date set for demanding payment and depositing share certificates, Greater Rome must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Greater Rome must send a new Dissenters' Notice if the recapitalization plan is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify Greater Rome in writing of his or her own estimate of the fair value of such holder's fractional shares and the interest due, and may demand payment of such holder's estimate, if:

     * He or she believes that the amount offered by Greater Rome is less than the fair value of his or her fractional shares or that Greater Rome has calculated incorrectly the interest due; or

     * Greater Rome, having failed to consummate the recapitalization plan, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenting shareholder waives his or her right to demand payment under
Section 14-2-1327 unless he or she notifies Greater Rome of his or her demand in writing within 30 days after Greater Rome makes or offers payment for the dissenting shareholder's fractional shares. If Greater Rome does not offer payment within 10 days after the later of the recapitalization plan's effective date or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany Greater Rome's payment offer, and Greater Rome must provide such information within 10 days after receipt of the written demand. The shareholder may notify Greater Rome of his or her own estimate of the fair value of the fractional shares and the amount of interest due, and may demand payment of that estimate.

     If a demand for payment under Section 14-2-1327 remains unsettled, Greater Rome must commence a nonjury equity valuation proceeding in the Superior Court of Floyd County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the fractional shares and accrued interest. If Greater Rome does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires Greater Rome to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Greater Rome is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Greater Rome, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Greater Rome if the court finds Greater Rome did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporate Code, or against either Greater Rome or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporate Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Greater Rome, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective date of the recapitalization plan, regardless of whether notice of the recapitalization plan and of the right to dissent were given by Greater Rome in compliance with the Dissenters' Notice and payment offer requirements.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporate Code, included as Appendix C to this proxy statement/prospectus. If you intend to dissent from approval of the fractional share cash-out proposal, you should review carefully the text of Appendix C and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of Greater Rome, except as may be required by the Georgia Business Corporation Code or, in the event of an appraisal proceeding, under the Georgia Civil Practice Act, or to obtain legal counsel or appraisal services at the expense of Greater Rome.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her fractional shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Federal Income Tax Consequences of the Recapitalization Plan."

                  EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS

     The following examples illustrate the options available to shareholders under the recapitalization plan. Generally, in order to continue to be a Greater Rome shareholder, you must hold 2,000 or more shares on the record date of the reverse stock split. Additionally, unless you elect to purchase additional shares or aggregate all of your shares with one or more shareholders, as permitted under the recapitalization plan, you will receive cash in lieu of any fractional share which you would otherwise be entitled to receive. Election forms regarding treatment of shares accompanying this proxy statement/ prospectus also contain a description of the various options.

I.       Example 1:  The shareholder, who is a resident of Georgia, is the
         ---------
         record owner of 500 shares of Greater Rome common stock and does not beneficially own any other shares.

        (a) Effect of recapitalization if no election is made: Upon completion of the recapitalization and the surrender of the shareholder's stock certificate, the shareholder will receive $9,000 ($18.00 x 500 shares of Greater Rome common stock).

        (b) Ability to purchase additional shares: Subject to final acceptance by the board of directors, the shareholder may elect to purchase 1,500 shares of Greater Rome common stock for $27,000 ($18.00 x 1,500 shares of Greater Rome common stock, on a pre-split basis). The 1,500 shares purchased by the shareholder will be combined with the shareholder's existing 500 shares, resulting in a total of 2,000 shares on a pre-split basis or 1 whole share on a post-split basis.

        (c) Ability to aggregate shares. Under the fact scenario for this example, the shareholder is not eligible to aggregate his, her or its shares with any other shareholder of Greater Rome under the recapitalization plan.

II.     Example 2: The shareholder, who is a resident of Georgia, is the record
        ---------
        owner of 3,000 shares of Greater Rome common stock and is the beneficial owner of 1,000 shares of Greater Rome common stock held of record by his or her spouse, who is also a resident of Georgia.

        (a) Effect of recapitalization if no elections are made: Upon completion of the recapitalization and the surrender of the shareholder's stock certificate, the shareholder will receive (1) a new stock certificate for one whole share of Greater Rome common stock and
            (2) $18,000 ($18.00 x 1,000 shares of Greater Rome common stock, on a pre-split basis) in lieu of the shareholder's fractional share. Upon completion of the recapitalization and the surrender of the spouse's stock certificate, the spouse will receive $18,000 ($18.00 x 1,000 shares of Greater Rome common stock, on a pre-split basis) in lieu of the spouse's fractional share.

        (b) Ability to purchase additional shares: The shareholder and/or the spouse may elect to purchase 1,000 shares of Greater Rome common stock for $18,000 ($18.00 x 1,000 shares of Greater Rome common stock, on a pre-split basis). The 1,000 shares purchased by the shareholder will be combined with the shareholder's existing 3,000 shares, resulting in total of 4,000 shares on a pre-split basis or 2 whole shares on a post-split basis. Likewise, if the spouse purchases 1,000 shares on a pre-split basis, the spouse will hold 2,000 shares of Greater Rome common stock on a pre-split basis and 1 whole share on a post-split basis.

        (c) Ability to aggregate shares. Subject to board approval, the shareholder may aggregate 1,000 shares with his or her spouse, and vice versa, so that neither the shareholder nor the spouse will receive cash in lieu of his or her fractional share. Instead, as a result of their aggregation election, the shareholder and the spouse will be able to retain their respective fractional shares, resulting in the shareholder receiving a new stock certificate for 1.5 shares and his or her spouse receiving a new stock certificate for .5 of a share upon completion of the recapitalization.

III.     Example 3:  Shareholder A, who is a Georgia resident, is the record
         ---------
         owner of 2,000 shares of Greater Rome common stock. Shareholder A also owns 75% of ABC, Inc. which owns 500 shares. ABC, Inc. is the record owner of its 500 shares and is headquartered in Georgia. Shareholder B, the father of Shareholder A, is the record owner of 500 shares and is a resident of the State of Tennessee. Shareholder B has no ownership interest in ABC, Inc.

        (a) Effect of recapitalization if no elections are made: Upon completion of the recapitalization and the surrender of the Shareholder A's stock certificate, Shareholder A will receive a new stock certificate for 1 whole share of Greater Rome common stock. Upon completion of the recapitalization and the surrender of ABC, Inc.'s stock certificate, ABC, Inc. will receive $9,000 ($18.00 x 500 shares of Greater Rome common stock, on a pre-split basis) in lieu of ABC, Inc.'s fractional share. Upon completion of the recapitalization and the surrender of Shareholder B's stock certificate, Shareholder B will receive $9,000 ($18.00 x 500 shares of Greater Rome common stock, on a pre-split basis) in lieu of Shareholder B's fractional share.

        (b) Ability to purchase additional shares: Subject to final acceptance by the board of directors, ABC, Inc. may elect to buy 1,500 additional shares of Greater Rome common stock for $27,000 ($18.00 x 1,500 shares of Greater Rome common stock, on a pre-split basis). For ABC, Inc., its respective purchase of an additional 1,500 shares will be combined with its already-held 500 shares, resulting in a total of 2,000 shares on a pre-split basis, or 1 whole share on a post-split basis. Shareholder B is unable to purchase additional shares in the recapitalization because he is not a resident of Georgia. Shareholder A also is unable to purchase additional shares, absent an aggregation election or direct approval from the board of directors, because his shares are evenly divisible by 2,000, resulting in no fractional share on a post-split basis.

        (c) Ability to aggregate shares. Subject to board approval, Shareholder A may aggregate all of his or her shares with the shares held by Shareholder B and/or ABC, Inc. As a result, Shareholder A may make one of the following aggregation elections:

        (1) Shareholder A may elect to aggregate all of his or her 2,000 shares only with ABC, Inc. Under this aggregation election, Shareholder A and/or ABC, Inc. must also agree to purchase the additional 1,500 shares necessary so that their aggregated share total is 4,000 shares, the next larger whole share on a post-split basis. The manner in which Shareholder A and ABC, Inc. determine the allocation of the additional 1,500 shares will be up to them. For example, Shareholder A may elect to purchase 1,000 shares, leaving the remaining 500 shares to be purchased by ABC, Inc. Assuming this is the case, upon completion of the recapitalization Shareholder A will own 3,000 shares (1.5 shares on a post-split basis) and ABC, Inc. will own 1,000 shares (0.5 of a share on a post-split basis). Additionally, Shareholder B would receive cash in lieu of his fractional share; or

        (2) Shareholder A may elect to aggregate all of his or her 2,000 shares only with Shareholder B. Under this aggregation election, because Shareholder B is an out-of-state resident, Shareholder A must purchase all of the additional 1,500 shares necessary to reach the 4,000 share total, the next larger whole share on a post-split basis. Accordingly, under this aggregation election, after completion of the recapitalization Shareholder A will hold 3,500 shares (1.75 shares on a post-split basis), Shareholder B will retain his 500 shares (0.25 of a share on a post-split basis), and ABC, Inc. will receive cash in lieu of its fractional share; or

        (3) Shareholder A may elect to aggregate all of his or her 2,000 shares with both Shareholder B and ABC, Inc. to reduce the group's aggregate buy-up "gap." Thus, if Shareholder A elected to aggregate his or her shares with both Shareholder B and ABC, Inc. (subject to the consent of Shareholder B and ABC, Inc.), the group as a whole would be deemed to hold 3,000 shares, requiring the buy-up of only 1,000 shares by Shareholder A and/or ABC, Inc. (Note: Shareholder B cannot participate in the buy-up election because he is not a resident of Georgia.) The manner in which Shareholder A and ABC, Inc. determine the allocation of the additional 1,000 shares will be up to them. For example, Shareholder A may elect to purchase 500 shares, leaving the remaining 500 shares to be purchased by ABC, Inc. Assuming this is the case, upon completion of the recapitalization Shareholder A will own 2,500 shares (1.25 shares on a post-split basis), ABC, Inc. will own 1,000 shares (0.5 of a share on a post-split basis), and Shareholder B will be able to retain his 500 shares (0.25 of a share on a post-split basis).

        Because Shareholder B is not a majority owner of ABC, Inc., the recapitalization plan does not permit Shareholder B to aggregate his shares with ABC, Inc.'s shares, or vice versa.

     Note About Aggregating Shares: All holders who are aggregating shares together must consent to the aggregation by signing the same Share Election form. To avoid "double counting" of shares in the recapitalization, any shares included in one shareholder's aggregation calculation may not be included in another shareholder's aggregation calculation submitted on the same or separate Share Election form. Also, the total of all shares aggregated together for an electing group of shareholders must add up to a number that is evenly divisible by 2,000; otherwise, the aggregation election must be supplemented by one or more buy-up elections by eligible members of the group, as illustrated in Example 3 above.

                      INFORMATION RELEVANT TO AN INVESTMENT
                          IN GREATER ROME COMMON STOCK

Risk Factors

     Lack of Established Trading Market. Prior to the recapitalization there has been no established public trading market for Greater Rome's common stock, and we do not anticipate that an established market will develop in the foreseeable future. As a result, shareholders who desire to dispose of all or a portion of their shares of Greater Rome common stock may not be able to do so except by private direct negotiations with third parties, assuming that third parties are willing to purchase their shares. In the unlikely event that an established market were to develop for Greater Rome's common stock, we cannot assure you that any of the Greater Rome common stock offered through the recapitalization could be resold for the offering price or any other amount.

     Decreased Liquidity Following Adoption of the Recapitalization Plan. The recapitalization will decrease the market liquidity of Greater Rome's common stock by increasing its price per share and decreasing the number of shares available to be traded.

     Restrictions on Transfer. The shares of Greater Rome common stock have not been registered under the Securities Act of 1933, or the Georgia Securities Act of 1973, or under any other applicable Blue Sky law, and cannot be sold or otherwise transferred unless the sale or transfer is registered under these acts or an exemption from registration is available.

     Control by Affiliates. All directors and executive officers of Greater Rome, as a group, beneficially owned approximately 39% of Greater Rome's common stock, as of the record date of the special meeting, on a fully diluted basis. After giving effect to the transactions contemplated by the recapitalization plan, and assuming that no director or executive officer exchanges any of his or her shares for cash, beneficial ownership of the directors and executives would constitute approximately 50% of the outstanding shares.

     While there are no agreements or understandings between or among any of Greater Rome's directors or executive officers regarding the voting of their shares of Greater Rome's common stock, all of the directors of Greater Rome have indicated that they intend to vote their shares in favor of the proposals specifically described in the proxy statement/prospectus. If our directors and executive officers were to vote their shares as a group, they would have the ability to significantly influence the outcome of all matters submitted to Greater Rome's shareholders for approval, including the election of directors.

     Sensitivity to Local Economic Conditions. Greater Rome's success depends to some extent upon the general economic conditions in the geographic markets served by its subsidiary bank, Greater Rome Bank. Adverse changes in economic conditions in the geographic markets served by the bank would likely impair the bank's ability to collect loans and could otherwise have a negative effect on Greater Rome's financial condition.

     Competition. Competition in the banking and financial services industry is intense. In our primary market area, we compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than Greater Rome Bank, and they offer various services that we do not or cannot provide. Greater Rome's profitability depends upon the bank's continued ability to compete in its market areas.

     Supervision and Regulation. Bank holding companies and banks operate in a highly regulated environment and are subject to regulation and supervision by several federal and state regulatory agencies. Greater Rome is subject to the federal Bank Holding Company Act and to regulation and supervision by the Federal Reserve Board. Greater Rome and Greater Rome Bank are also subject to regulation and supervision by the Department of Banking and Finance. Federal and state laws and regulations govern matters ranging from the regulation of various debt obligations, changes in control of bank holding companies, the maintenance of adequate capital for the general business operations, and operations, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve Board also possesses cease and desist powers over bank holding companies to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner by which we may conduct our business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. These monetary policies have had and are expected to continue to have a significant effect on the operating results of commercial banks.

Use of Proceeds

     If all of the additional shares of Greater Rome common stock covered by this proxy statement/prospectus were sold in the recapitalization, the gross proceeds to Greater Rome would be approximately $1.8 million, without regard to the payment of cash in the recapitalization. We estimate, however, that approximately 25 shares of Greater Rome common stock, on a post-split basis, will be sold in connection with the recapitalization. As a result, we expect to receive approximately $900,000 from the sale of additional shares of Greater Rome common stock in the recapitalization and have prepared our pro forma financial information based on this estimate. We intend to use the proceeds of the sale of additional shares to fund the payment of cash to shareholders in the recapitalization. Although we do not currently anticipate significant changes in our use of net proceeds, we reserve the right to use such proceeds for any other purposes that may be permitted by applicable law.

Restrictions on Transfer

     The shares of Greater Rome common stock covered by this proxy statement/prospectus have not been registered under the Securities Act, the Georgia Securities Act of 1973, or under any other applicable Blue Sky law, and cannot be sold or otherwise transferred unless the sale or transfer is registered under these acts or an exemption from registration is available.

     Greater Rome will place the following legend on each certificate representing a share of Greater Rome common stock issued in the recapitalization to ensure that a prospective transferee is aware of the restriction:

                 "The shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or the Georgia Securities Act of 1973 (the "Georgia Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, the Georgia Act, and any other applicable securities laws unless, in the opinion of counsel satisfactory to Greater Rome, the form and substance of such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act, the Georgia Act, and any other applicable securities laws."

Plan of Distribution

     Greater Rome is making the offers and sales of additional shares of Greater Rome common stock in this offering on a best-efforts basis through its officers and employees. Officers and employees will not receive commissions or other remuneration in connection with such activities, but Greater Rome will reimburse them for their reasonable expenses incurred in the offering.

                           DESCRIPTION OF GREATER ROME

Business of Greater Rome and Greater Rome Bank

     Greater Rome was incorporated as a Georgia corporation on June 17, 1994, primarily to own and control all of the capital stock of Greater Rome Bank. Greater Rome acquired Greater Rome Bank on November 18, 1995, and Greater Rome Bank opened for business on February 26, 1996. Greater Rome Bank is chartered under the laws of the State of Georgia and engages in the commercial banking business.

     Greater Rome Bank provides general commercial banking services within Floyd County, emphasizing the needs of individuals and small- to medium-sized businesses. Floyd County is located in northwest Georgia, almost directly in the center of what is referred to as the "ABC" (Atlanta, Birmingham, and Chattanooga) triangle. Rome, the county seat of Floyd County, and the only major incorporated area of the County, is located 60 miles northwest of Atlanta, 62 miles south of Chattanooga, Tennessee and 123 miles east of Birmingham, Alabama. The 2000 census indicated Floyd County had a population of 86,700 with a median family income of $31,269 per household. Rome is reached via U.S. 411, which connects to Interstate 75 at Cartersville 25 miles southeast of Rome. It is also served by major rail carriers and by the Richard B. Russell Airport, which is located 7 miles north of Greater Rome Bank and maintains a 6,000-foot instrument runway with ILS and VOR approaches. Rome is home to several institutes of higher learning including Berry College, Shorter College and Floyd College. Technical training is available through one of Georgia's most advanced training schools, Coosa Valley Technical Institute. Rome is also home to one of the state's most prestigious private schools, The Darlington School, which offers kindergarten through 12th grade and attracts students from throughout the United States and many foreign countries.

     Greater Rome Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts, money market accounts and time deposits. All deposit accounts are insured by the FDIC up to the maximum amount allowed by law (generally, $100,000 per depositor subject to aggregation rules). Greater Rome Bank solicits these accounts from individuals, businesses, associations and organizations, and governmental entities.

     Greater Rome Bank offers a full range of short-term to medium-term commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital, business expansion, and purchase of equipment and machinery. Consumer loans include secured and unsecured loans for financing automobiles, other consumer goods, home improvements, education and personal investments. Additionally, Greater Rome Bank offers loans for community development and/or improvement. Greater Rome Bank also originates and holds or sells into the secondary market fixed and variable rate mortgage loans and real estate construction and acquisition loans. Greater Rome Bank's lending activities are subject to a variety of lending limits imposed by state law. All loans to directors or executive officers of Greater Rome Bank are approved by its board of directors and are made on terms no more favorable than would be available to a person not affiliated with Greater Rome Bank.

     Greater Rome Bank also engages in investment activities. It is authorized to invest without limit in obligations of the United States or any state or territorial government or any agency of such governments or in any securities that are guaranteed as to principal and interest by such governments. Subject to limitations, Greater Rome Bank may also invest in investment grade securities issued by political subdivisions, in deposits of other financial institutions and in various types of commercial paper. Greater Rome Bank concentrates its investment activities primarily in intermediate term government, agency and mortgage-backed securities.

     Other Greater Rome Bank services include cash management services, safe deposit boxes, travelers' checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts. Greater Rome Bank is a member of a shared network of automated teller machines that may be used by its customers throughout Georgia and other regions.

Directors and Executive Officers

     The directors and executive officers of Greater Rome will not change as a result of the recapitalization. The board of directors consists of 11 members. The shareholders of Greater Rome elect directors annually to serve a one-year term. Each director will continue to serve his or her existing term which expires in 2003.

     For each director and executive officer of Greater Rome, the following table sets forth his or her name, his or her age at January 1, 2002, and his or her position with Greater Rome.


                                                         Director       Position with
Name                                      Age             Since          Greater Rome
----                                      ---             -----          ------------
Robert L. Berry                           55               1995          Director
Frank A. Brown, Jr.                       53               1996          Director
Thomas D. Caldwell, III                   63               1995          Chairman, President and Chief Executive
                                                                         Officer of Greater Rome and Greater Rome
                                                                         Bank
Gene G. Davidson, M.D.                    58               1995          Director
Henry Haskell Perry                       64               1995          Director
Bradford Lee Riddle                       63               1995          Vice Chairman of Greater Rome and Greater
                                                                         Rome Bank
M. Wayne Robinson                         46               1995          Director
Dale G. Smith                             41               1995          Director
Paul E. Smith                             73               1995          Director
Martha B. Walstad                         50               1995          Director
Edwin C. Watters                          36               2001          Director
E. Grey Winstead, III                     49               N/A           Chief Financial Officer

     Biographical information concerning the directors and executive officers of Greater Rome is set forth below.

     Robert L. Berry is a resident of Rome, Georgia, and has been a partner with the law firm of Brinson, Askew, Berry, Seigler, Richardson and Davis since 1975.

     Frank A. Brown, Jr. is a lifelong resident of Rome. Mr. Brown has been employed by Cooper, Brown & Currie Insurance Co. since 1972 and currently serves as its manager.

     Thomas D. Caldwell, III is a lifelong resident of Rome, Georgia and a veteran businessman with over 30 years of banking experience in the Rome area.

     Gene G. Davidson, M.D. is a retired physician and has lived in Rome since 1976. From 1990 until his retirement, he served as president of the Northwest Georgia Internal Medicine Practice Group in Rome, Georgia, which he established in 1978. Dr. Davidson is on the board of directors of IDK Technologies, Inc., New Orleans, Louisiana.

     Henry Haskell Perry is a lifelong resident of Rome, Georgia. Mr. Perry owned and operated a commercial and residential heating and air contracting business, North Georgia Equipment Company, Inc., from 1970 until his retirement in 1999.

     Bradford Lee Riddle was born in Rome and has been associated with Riddle Office Products since 1963. Mr. Riddle currently serves as president and chief executive officer of Riddle Office Products in Rome. He also serves as either an officer or director of office supply companies in Canton, Carrollton and Calhoun, Georgia.

     M. Wayne Robinson is a lifelong resident of Rome, Georgia. He is the owner and president of M. Wayne Robinson Builder/Developer, Inc., which was established in 1979 to build and develop residential and commercial properties.

     Dale G. Smith has been a resident of Rome since 1980 and was a director and president of UNIGLOBE Preferred Travel, Inc., a travel agency located in Rome, Georgia from 1986 until November 1994. From November 1994 through 1997, Mr. Smith managed his personal investments. From November 1997 until June 2000, he was employed with the public accounting firm of Whittington, McLemore, Land, Davis, White and Givens, P.C. in Rome, Georgia. Since June 2000, Mr. Smith has performed private consulting.

     Paul E. Smith is a graduate of Berry College and has been a resident of the Rome community since 1944. He has served as the representative for District 12 in the Georgia Legislature since 1985. Additionally, Mr. Smith owns Double S Farms, serves as secretary of the Floyd County Farm Bureau and is secretary of the Coosa Valley Fair Association.

     Martha Berry Walstad is a lifelong resident of Rome, Georgia. Ms. Walstad joined her family's business, Rome Machinery & Foundry Co., Inc., in 1978 where she served as executive vice president and national sales manager until 1992. Since 1992, Ms. Walstad has managed her personal investments and rental properties. She is also a partner in Lake Toccoa Development Company, a land development partnership in Blue Ridge, Georgia. In February 2001, Ms. Walstad was named to the board of trustees of Berry College in Rome, Georgia.

     Edwin C. Watters is a resident of Rome, Georgia. Mr. Watters is the owner and President of Watters & Associates Landscape, Inc., a landscape design and maintenance business, located in Rome, Georgia.

     E. Grey Winstead, III is the chief financial officer of Greater Rome and Greater Rome Bank and is a resident of Summerville, Georgia. Mr. Winstead is a licensed certified public accountant, a member of the American Institute of Certified Public Accountants and a member of the Georgia Society of Certified Public Accountants.


     During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him or her from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Description of Common Stock

     The authorized capital consists of 10 million shares of common stock, $.01 par value, and 100,000 shares of "special" or preferred stock, $1.00 par value. As of the record date, 691,914 shares of Greater Rome common stock were issued and outstanding and no shares of special stock were issued and outstanding. We estimate that the number of shares of Greater Rome common stock outstanding after the recapitalization will be approximately 509,000. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash and the number of additional shares purchased.

     We may issue new or additional shares of Greater Rome special or common stock for cash or other property without regulatory or shareholder approval.

Selected Provisions of Greater Rome's Articles of Incorporation and Bylaws

     Shareholders' rights and related matters are governed by the Georgia Business Corporation Code and Greater Rome's articles of incorporation and bylaws. Specific provisions of Greater Rome's articles of incorporation and bylaws are discussed in more detail below.

     Authorization of Special Stock. The board of directors is authorized, without shareholder approval, to issue "special" or preferred stock with preferences, limitations and relative rights that may be different than those applicable to Greater Rome's common stock. The issuance of special stock could render more difficult or discourage any attempt to gain control of Greater Rome through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of special stock with voting rights may adversely affect the rights of the holders of common stock and, in various circumstances, could decrease the market price of Greater Rome's common stock.

     Size of the Board of Directors. Greater Rome's bylaws provides that Greater Rome's board will consist of nine directors, which number may be fixed by the board of directors or the shareholders.

     Classes of Directors. Greater Rome's articles of incorporation and bylaws do not provide for different classes of directors. Accordingly, all directors are subject to re-election at Greater Rome's annual meetings of shareholders.

     Removal of Directors. Greater Rome's bylaws provide that a director may be removed with or without cause by the shareholders at any meeting of the shareholders for which notice of the removal action has been given.

     Filling Vacancies on the Board of Directors. Under Greater Rome's bylaws, any vacancy occurring in Greater Rome's board which is not otherwise filled by the shareholders may be filled, for the remainder of the unexpired term, by a majority of the remaining directors.

     Nomination of Director Candidates by Shareholders. Greater Rome's bylaws establish procedures that shareholders must follow to nominate persons for election to Greater Rome's board. These procedures generally require a shareholder to provide written notice of the nomination proposal at least 14 days prior to the scheduled meeting of shareholders where director elections will be held. Additionally, the notice must set forth:

     * the name, age, business and residence address and principal business or occupation during the past five years of the nominated person(s); and

     * any affiliation of the nominated person(s) with any person or entity having an interest that is materially adverse to Greater Rome.

The nomination notice must also be accompanied by a sworn or certified statement that each nominated person is willing and able to serve as a director if elected.

     Election of Directors. Greater Rome's bylaws provide that directors shall be elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of directors at a meeting of the shareholders at which a quorum is present.

     Shareholder Action without a Meeting. Greater Rome's bylaws provide that any action that may be taken by shareholders at a meeting may be taken without a meeting only if a written consent describing the action to be taken is signed by all of the shareholders entitled to vote with respect to the subject matter and is delivered to Greater Rome for inclusion in Greater Rome's corporate minutes or filing with Greater Rome's corporate records.

     Calling Special Meetings of Shareholders. Greater Rome's bylaws provide that special meetings of the shareholders may be called at any time for any purpose by Greater Rome's board of directors, its chairman, or its chief executive officer. Greater Rome is required to call a special meeting when requested in writing by shareholders owning shares representing at least 25% of all the votes entitled to be cast on the issue proposed to be considered at such meeting.

     Shareholder Proposals. Greater Rome's bylaws establish procedures which shareholders must follow when submitting shareholder proposals for any annual or special meeting of shareholders. These procedures generally require a shareholder to provide written notice of the proposal at least 14 days prior to the scheduled meeting of shareholders. Additionally, the notice must set forth:

     * a brief description of the proposal;

     * the reasons for raising the proposal at the scheduled meeting;

     * the name of the shareholder, as it appears on the records of Greater
       Rome;

     * the address of the proposing shareholder;

     * the series or class of stock held and the number of shares beneficially owned; and

     * any material interest of the shareholder in the proposed business.

The chairman of the meeting will have discretion to declare that the proposed matter is out of order if (1) the proposing shareholder's notice was not in compliance with Greater Rome's procedural requirements, as noted above, or (2) the proposed matter is deemed to be inappropriate for consideration by shareholders at the scheduled meeting.

     Indemnification. Greater Rome's bylaws provide that, subject to various limitations described below, Greater Rome will indemnify a director who is made a party to a proceeding because he is or was a director, officer, employee or agent of Greater Rome against liability incurred in the proceeding unless the director:

     * usurped a corporate opportunity from Greater Rome;

     * intentionally or knowingly violated the law;

     * violated his or her duties regarding proper payment of dividends or approval of stock repurchases; or

     * received a personal benefit which was improper under applicable law.

     Where approved or authorized by shareholder vote, Greater Rome may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

     * the director or officer furnishes a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior for which indemnification would be prohibited; and

     * the director or officer furnishes a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     To the extent permitted under the Georgia Business Corporation Code, Greater Rome may also indemnify persons who serve as directors, officers, employees or agents of Greater Rome or other affiliated organizations under similar limitations and procedures described above.

     Limitation of Liability for Directors. Greater Rome's articles of incorporation eliminate the potential personal liability of a director for monetary damages to Greater Rome and its shareholders for breach of a duty as a director except for monetary damages arising out of:

     * a breach of duty involving appropriation of a business opportunity of Greater Rome;

     * an act or omission involving intentional misconduct or a knowing violation of law;

     * a transaction from which the director derives an improper material tangible personal benefit; or

     * as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

     Greater Rome's articles of incorporation do not eliminate or limit the right of Greater Rome or its shareholders to seek injunctive or other equitable relief not involving monetary damages. This limitation of liability provision was adopted by Greater Rome in accordance with the Georgia Business Corporation Code, which allows Georgia corporations, with the approval of their shareholders, to eliminate or limit personal monetary liability of its directors, except in the circumstances described above.

     Shareholder Approval of Certain Business Combinations. Generally, unless otherwise provided for under the Georgia Business Corporation Code, each Greater Rome shareholder is entitled to one vote for each outstanding share of stock of Greater Rome held by such shareholder, and that in all matters (except for the election of directors), the vote of a majority of the shares of stock of Greater Rome present, in person or by proxy, at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

     Exceptions to the foregoing are those transactions subject to the provisions of Georgia's "fair price" statute under which a higher vote requirement may be triggered. As a result of Greater Rome's election to be governed by the protections of Georgia's fair price statute, Greater Rome is prohibited from entering into certain self-dealing transactions (defined as "business combinations") with any person who acquires beneficial ownership of 10% of the outstanding voting power of Greater Rome (an "interested shareholder") unless specified statutory conditions are met. The business combinations which are restricted include transactions with an interested shareholder effecting a fundamental corporate change, such as a merger or the sale of substantially all a company's assets, and transactions which disproportionately benefit or increase the beneficial ownership of an interested shareholder. The effect of this provision is to prevent shareholders who have not tendered their shares from being cashed out at a price below the statutory "fair price" as computed under Georgia law.

Dividend Policy

     Greater Rome is a legal entity separate and distinct from Greater Rome Bank. The principal source of Greater Rome's cash flow, including cash flow to pay dividends to its shareholders, is dividends that Greater Rome Bank pays to it. Statutory and regulatory limitations apply to Greater Rome Bank's payment of dividends to Greater Rome as well as to Greater Rome's payment of dividends to its shareholders.

     If, in the opinion of its federal banking regulator, Greater Rome Bank were engaged in or about to engage in an unsafe or unsound practice, the federal banking regulator could require, after notice and a hearing, that it cease and desist from its practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

     The Georgia Department of Banking and Finance also regulates Greater Rome Bank's dividend payments and must approve dividend payments that would exceed 50% of Greater Rome Bank's net income for the prior year. Our payment of dividends may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

     For 2002, Greater Rome Bank was allowed to pay approximately $516,000 in dividends to Greater Rome without prior regulatory approval.

Related Party Transactions

     Greater Rome and Greater Rome Bank have banking and other business transactions in the ordinary course of business with their respective directors, officers and other affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to Greater Rome or Greater Rome Bank.

     Greater Rome purchases business related equipment and supplies from various vendors, including Riddle, Inc., an office equipment supply company principally owned and operated by Bradford Lee Riddle, one of our directors. During fiscal year 2001, Greater Rome's aggregate purchases of office equipment and supplies through Riddle, Inc. reached a total of approximately $62,500. The office equipment and supplies purchased through Riddle, Inc. were on terms then prevailing at the time for comparable transactions with unrelated parties.

Legal Proceedings

     There are no material pending proceedings to which Greater Rome is a party or to which any of its properties are subject; nor are there material proceedings known to Greater Rome to be contemplated by any governmental authority; nor are there material proceedings known to Greater Rome, pending or contemplated, in which any director, officer or affiliate or any principal shareholder of Greater Rome, or any associate of the foregoing, is a party or has an interest adverse to Greater Rome.

Additional Information

     Greater Rome files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's Public Reference Room, 340 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide website maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     The Securities and Exchange Commission allows Greater Rome to "incorporate by reference" information into this proxy statement/prospectus, which means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our business.

Greater Rome Securities and Exchange Commission Filings:
-------------------------------------------------------
     * Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

     * Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2002 and June 30, 2002; and

     * Registration Statement No. 33-82858 on Form SB-2 (describing Greater Rome's common stock).

     Greater Rome also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the completion of the recapitalization or the termination of the recapitalization plan. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet website as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephoning us at the following address:

         Thomas D. Caldwell, III
         Greater Rome Bancshares, Inc.
         1490 Martha Berry Boulevard
         Rome, Georgia  30165
         (706) 295-9300

If you would like to request documents, please do so by December, 16, 2002 to receive them before the meeting.

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated November 12, 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Greater Rome common stock in the recapitalization creates any implication to the contrary.


                          INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001 (Unaudited).........................     F-2

Consolidated Statements of Earnings and Comprehensive Income for each of the
   Six and Three Months Ended June 30, 2002 and 2001 (Unaudited)..........................................     F-3

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2002
   and 2001 (Unaudited)...................................................................................     F-4

Notes to Unaudited Consolidated Financial Statements......................................................     F-5

Report of Independent Certified Public Accountants........................................................     F-9

Consolidated Balance Sheets as of December 31, 2001 and 2000..............................................    F-10

Consolidated Statements of Earnings and Comprehensive Income for the Years Ended
   December 31, 2001, 2000 and 1999.......................................................................    F-11

Consolidated Statements of Changes in Stockholders' Equity
   for the Years Ended December 31, 2001, 2000 and 1999...................................................    F-12

Consolidated Statements of Cash Flows for the Years Ended
   December 31, 2001, 2000 and 1999.......................................................................    F-13

Notes to Consolidated Financial Statements................................................................    F-14

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                                   (Unaudited)
                       June 30, 2002 and December 31, 2001

                                    Assets
                                    ------

                                                                           06/30/02          12/31/01
                                                                           --------          --------
 Cash and due from banks, including reserve
        requirements of $343,000 in 2002 and $245,000 in 2001       $      2,468,645         2,657,057
 Federal funds sold                                                        5,536,000         2,548,020
 Interest bearing deposits                                                   633,164           399,533
                                                                         -----------       -----------
        Cash and cash equivalents                                          8,637,809         5,604,610

 Securities available-for-sale                                            22,333,091        22,120,180
 Securities held-to-maturity                                               1,384,665         1,384,610
 Loans held-for-sale                                                         936,594           992,342
 Loans, net                                                               81,471,454        77,039,865
 Premises and equipment, net                                               3,521,161         3,574,758
 Bank owned life insurance                                                 1,372,189         1,337,101
 Accrued interest receivable and other assets                              1,837,212         1,877,492
                                                                         -----------       -----------
                                                                    $    121,494,175       113,930,958
                                                                         ===========       ===========

                     Liabilities and Stockholders' Equity
                     ------------------------------------

 Deposits:
        Demand                                                      $     11,499,755         9,947,672
        Interest bearing demand                                            9,110,677         7,598,899
        Savings                                                           21,780,011        16,167,600
        Time                                                              38,248,344        38,413,997
        Time, $100,000 and over                                           17,371,644        18,734,923
                                                                         -----------       -----------
                   Total deposits                                         98,010,431        90,863,091

 Federal Home Loan Bank borrowings                                        12,850,000        12,850,000
 Other long term borrowings                                                  180,000              -
 Accrued interest payable and other liabilities                              623,243           714,530
                                                                         -----------       -----------
                   Total liabilities                                     111,663,674       104,427,621
                                                                         -----------       -----------
 Commitments

 Stockholders' equity:
        Preferred stock, par value $1.00 per share; 100,000 shares
                   authorized; no shares issued or outstanding                  -                 -
        Common stock, par value $.01 per share; 10,000,000
                   shares authorized; 688,672 and 703,766 shares
                   issued and outstanding respectively                         6,887             7,038
        Additional paid-in capital                                         6,845,975         6,996,009
        Retained earnings                                                  2,648,435         2,198,420
        Accumulated other comprehensive income                               329,204           301,870
                                                                         -----------       -----------
                   Total stockholders' equity                              9,830,501         9,503,337
                                                                      ---------------      -----------
                                                                    $    121,494,175       113,930,958
                                                                      ===============      ===========

 See accompanying notes to unaudited consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY
          Consolidated Statements of Earnings and Comprehensive Income
                                   (Unaudited)
       For each of the Six and Three Months Ended June 30, 2002 and 2001

                                                                      Six Months      Six Months      Three Months     Three Months
                                                                         Ended           Ended            Ended            Ended
                                                                     June 30, 2002   June 30, 2001    June 30, 2002    June 30, 2001
                                                                     ------------    -------------    -------------    -------------
Interest income:
    Interest and fees on loans                                    $    3,140,402       3,559,130         1,585,603        1,765,664
    Interest and dividends on investments
       Taxable                                                           394,699         511,462           198,122          293,436
       Nontaxable                                                        211,158         141,205           102,883           41,559
    Interest on federal funds sold and deposits with other banks          25,312          90,535            14,875           42,611
                                                                       ---------       ---------         ---------        ---------
       Total interest income                                           3,771,571       4,302,332         1,901,483        2,143,270
                                                                       ---------       ---------         ---------        ---------
Interest expense:
    Time deposits                                                      1,207,607       1,810,320           568,846          895,021
    Savings deposits                                                     193,424         211,510           108,215           95,391
    Interest bearing demand deposits                                      54,162          65,452            28,393           30,947
    Other                                                                223,514         372,159           113,167          167,200
                                                                       ---------       ---------         ---------        ---------
       Total interest expense                                          1,678,707       2,459,441           818,621        1,188,559
                                                                       ---------       ---------         ---------        ---------

       Net interest income                                             2,092,864       1,842,891         1,082,862          954,711
Provision for loan losses                                                156,000         132,000            78,000           66,000
                                                                       ---------       ---------         ---------        ---------
       Net interest income after provision for loans losses            1,936,864       1,710,891         1,004,862          888,711
                                                                       ---------       ---------         ---------        ---------
Other income:
    Service charges                                                      272,180         143,257           128,080           71,977
    Other                                                                199,545         224,210            99,289          122,007
                                                                       ---------       ---------         ---------        ---------
       Total other income                                                471,725         367,467           227,369          193,984
                                                                       ---------       ---------         ---------        ---------
Other expenses:
    Salaries and employee benefits                                       906,631         772,833           469,584          376,554
    Occupancy                                                            248,769         225,943           124,307          119,482
    Other operating                                                      520,807         447,075           265,521          229,507
                                                                       ---------       ---------         ---------        ---------
       Total other expenses                                            1,676,207       1,445,851           859,412          725,543
                                                                       ---------       ---------         ---------        ---------

       Income  before income taxes                                       732,382         632,507           372,819          357,152

Income tax expense                                                       195,897         167,794           101,172          100,194
                                                                       ---------       ---------         ---------        ---------
       Net income                                                 $      536,485         464,713           271,647          256,958
                                                                       =========       =========         =========        =========
Other comprehensive income
    Unrealized gains (losses) on securities available
       for sale arising during  the period, net of tax (benefit)
       of $49,180, $95,517, $75,427 and $(12,989), respectively           80,378         156,108           123,275          (21,229)

    Unrealized gain (loss)  on interest rate swap arising during the period net of tax (benefit) of $(32,456), $57,686,
       $1,227 and $7,254, respectively                                   (53,044)         94,280             2,006           11,855
                                                                       ---------       ---------         ---------        ---------

       Comprehensive income                                       $      563,819         715,101           396,928          247,584
                                                                       =========       =========         =========        =========

Basic earnings per share                                          $         0.78            0.66              0.40             0.36
                                                                       =========       =========         =========        =========
Diluted earnings per share                                        $         0.73            0.63              0.37             0.35
                                                                       =========       =========         =========        =========

See accompanying notes to unaudited consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                 For the Six Months Ended June 30, 2002 and 2001

                                                                                         2002              2001
                                                                                         ----              ----
Cash flows from operating activities:
           Net income                                                            $      536,485           464,713
           Adjustments to reconcile net income to net cash
                      provided by operating activities:
                      Depreciation, amortization and accretion                          165,521            90,262
                      Provision for loan losses                                         156,000           132,000
                      Change in:
                        Interest receivable and other assets                            (43,989)          142,684
                        Loans held-for-sale                                              55,748              -
                        Interest payable and other liabilities                          (91,287)          (72,803)
                                                                                      ---------         ---------
                      Net cash provided by operating activities                         778,478           756,856
                                                                                      ---------         ---------
Cash flows from investing activities:
           Proceeds from maturities and calls of securities available-for-sale        1,863,873         4,617,948
           Proceeds from maturities and calls of securities held-to-maturity               -              500,000
           Proceeds from sale of securities available-for-sale                             -              753,281
           Purchases of securities available-for-sale                                (2,036,462)       (7,704,016)
           Net increase in loans                                                     (4,587,590)       (2,245,850)
           Purchases of premises and equipment                                          (75,786)         (254,502)
                                                                                      ---------         ---------
                      Net cash used by investing activities                          (4,835,965)       (4,333,139)
                                                                                      ---------         ---------
Cash flows from financing activities:
           Change in deposits                                                         7,147,340         3,876,395
           Change in revolving credit line                                              180,000              -
           Change in securities sold under repurchase agreements                           -           (2,500,000)
           Change in federal funds purchased                                               -            1,000,000
           Common stock repurchased and retired                                        (236,654)          (48,000)
           Proceeds from stock options exercised                                           -               92,780
                                                                                      ---------         ---------
                      Net cash provided by financing activities                       7,090,686         2,421,175
                                                                                      ---------         ---------

Net change in cash and cash equivalents                                               3,033,199        (1,155,108)

Cash and cash equivalents at beginning of period                                      5,604,610         7,406,832
                                                                                      ---------         ---------

Cash and cash equivalents at end of period                                       $    8,637,809         6,251,724
                                                                                      =========         =========
Supplementary disclosures of cash flow information:
           Cash paid during the period for:
                      Interest                                                   $    1,721,406         2,397,080
                      Income taxes                                               $      251,095           194,890
Non cash investing and financing activities:
           Change in unrealized gain on securities
                      available-for-sale                                         $      129,559           251,625
           Change in unrealized gain (loss) on interest rate swap                $      (85,500)          151,966

See accompanying notes to unaudited consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

        Summary of Significant Accounting Policies

Organization
------------
Greater Rome Bancshares, Inc. (the "Company") is a bank holding company whose business is conducted by its wholly owned bank subsidiary, Greater Rome Bank (the "Bank"). The Company is subject to regulation under the Bank Holding Company Act of 1956.

The Bank is a commercial bank that serves Rome, Georgia, a community located approximately 50 miles north of metropolitan Atlanta, and surrounding Floyd County. The Bank is chartered and regulated by the State of Georgia Department of Banking and Finance and is insured and subject to regulation by the Federal Deposit Insurance Corporation.

Basis of Presentation and Reclassification
------------------------------------------
The consolidated financial statements include the accounts of the Company and the Bank. All intercompany accounts and transactions have been eliminated in consolidation.

The accounting principles followed by the Company, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and the valuation of real estate acquired in connection with or in lieu of foreclosure on loans.

Allowance for Loan Losses
-------------------------
The Bank's provision for loan losses is based upon management's continuing review and evaluation of the loan portfolio and is intended to create an allowance adequate to absorb losses on loans outstanding as of the end of each reporting period. For individually significant loans, management's review consists of evaluations of the financial strength of the borrowers and the related collateral. The review of groups of loans, which are individually insignificant, is based upon delinquency status of the group, lending policies, and collection experience.

We believe that the allowance for loan losses is adequate. While we use available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Cash and Cash Equivalents
-------------------------
For presentation purposes in the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with banks and federal funds sold.

Investment Securities
---------------------
The Company classifies its securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for sale in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. The Company's current investment policy prohibits trading activity.

Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains or losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders' equity.

Available-for-sale securities consist of investment securities not classified as trading securities or held-to-maturity securities and are recorded at fair value. Unrealized holding gains and losses on securities available-for-sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

A decline in the market value of any available-for-sale or held-to-maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Loans Held-for-Sale
-------------------
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value. The amount by which cost exceeds market value is accounted for as a valuation allowance. Changes, if any, in the valuation allowance are included in the determination of net earnings in the period in which the change occurs. The Company has recorded no valuation allowance related to its mortgage loans held-for-sale as their cost approximates market value. Gains and losses from the sale of loans are determined using the specific identification method.

Loans, Loan Fees and Interest Income
------------------------------------
Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at the principal amount outstanding, net of the allowance for loan losses and any deferred fees or costs on originated loans. Interest on all loans is calculated principally by using the simple interest method on the daily balance of the principal amount outstanding.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income from impaired loans is recognized using a cash basis method of accounting during the time within that period in which the loans were impaired.

Premises and Equipment
----------------------
Premises and equipment are stated at cost less accumulated depreciation. Major additions and improvements are charged to the asset accounts while maintenance and repairs that do not improve or extend the useful lives of the assets are expensed currently. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for the period.

Depreciation expense is computed using the straight-line method over the following estimated useful lives:

         Building                                     40  years
         Land improvements                            20  years
         Furniture, fixtures and equipment           2-12 years

Income Taxes
------------
Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Net Earnings Per Share
----------------------
Basic earnings per share are based on the weighted average number of common shares outstanding during the period while the effects of potential shares outstanding during the period are included in diluted earnings per share. The reconciliation of the amounts used in the computation of both "basic earnings per share" and "diluted earnings per share" for the periods presented in the financial statements were calculated as follows:


                                     Six months ended June 30, 2002           Three months ended June 30, 2002
                                     ------------------------------           --------------------------------
                                    Net          Common      Per Share        Net          Common      Per Share
                                  Earnings       Shares        Amount       Earnings       Shares        Amount
                                  --------       ------        ------       --------       ------        ------
Basic earnings per share        $  536,485       688,672       $0.78      $  271,647       692,170        0.40

Effect of stock options               -           44,282       (0.05)           -           46,827       (0.03)
                                   -------       -------        ----         -------       -------        ----
Diluted earnings per share      $  536,485       732,954       $0.73      $  271,647        738,997       0.37
                                   =======       =======        ====         =======        =======       ====

                                     Six months ended June 30, 2001           Three months ended June 30, 2001
                                     ------------------------------           --------------------------------
                                    Net          Common      Per Share        Net          Common      Per Share
                                  Earnings       Shares        Amount       Earnings       Shares        Amount
                                  --------       ------        ------       --------       ------        ------
Basic earnings per share        $  464,713       701,049        0.66      $  256,958       704,414        0.36

Effect of stock options               -           38,084       (0.03)           -           38,923       (0.01)
                                   -------       -------        ----         -------       -------        ----
Diluted earnings per share      $  464,713       739,133        0.63      $  256,958       743,338        0.35
                                   =======       =======        ====        ========       =======        ====

Derivative Instruments and Hedging Activities
---------------------------------------------
Effective June 1, 1999, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for hedging activities and for derivative instruments including derivative instruments embedded in other contracts. SFAS No. 133 requires the fair value recognition of derivatives as assets or liabilities in the financial statements. The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instrument at inception. The change in fair value of instruments used as fair value hedges is accounted for in the income of the period simultaneous with accounting for the fair value change of the item being hedged. The change in fair value of the effective portion of cash flow hedges is accounted for in comprehensive income rather than income, and the change in fair value of foreign currency hedges is accounted for in comprehensive income as part of the translation adjustment. The change in fair value of derivative instruments that is not intended as a hedge is accounted for in the income of the period of the change.

Recent Accounting Pronouncements
--------------------------------
Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of SFAS No. 125," was effective for transfers and servicing of financial assets occurring after March 31, 2001 and was effective for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The implementation of SFAS No. 140 did not have a material impact on the Company's financial position, results of operations or liquidity.

On July 20, 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective for business combinations initiated after June 30, 2001 and requires all business combinations completed after its adoption to be accounted for under the purchase method of accounting and establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 became effective for the Company on January 1, 2002 and addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. Upon adoption of SFAS No. 142, goodwill and some intangible assets will no longer be amortized and will be tested for impairment at least annually. The Company believes the adoption of SFAS No. 142 will not have a material impact on its financial position, results of operations or liquidity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Greater Rome Bancshares, Inc.
Rome, Georgia

We have audited the accompanying consolidated balance sheets of Greater Rome Bancshares, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of earnings and comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Greater Rome Bancshares, Inc. and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                            /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
February 8, 2002

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 2001 and 2000

                                                        Assets
                                                        ------

                                                                                           2001              2000
                                                                                           ----              ----
Cash and due from banks, including reserve requirements
   of $266,000 in 2001 and $241,000 in 2000                                     $        2,657,057         3,158,370
Federal funds sold                                                                       2,548,020         4,013,000
Interest bearing deposits                                                                  399,533           235,462
                                                                                       -----------       -----------

     Cash and cash equivalents                                                           5,604,610         7,406,832

Securities available-for-sale                                                           22,120,180        18,220,675
Securities held-to-maturity (fair value of $1,388,354 and $1,865,705)                    1,384,610         1,879,731
Loans held-for-sale                                                                        992,342             -
Loans, net                                                                              77,039,865        72,414,504
Premises and equipment, net                                                              3,574,758         3,493,969
Bank owned life insurance                                                                1,337,101         1,268,858
Accrued interest receivable and other assets                                             1,877,492         2,105,303
                                                                                       -----------       -----------

                                                                                $      113,930,958       106,789,872
                                                                                       ===========       ===========

                                          Liabilities and Stockholders' Equity
                                          ------------------------------------
Deposits:
  Demand                                                                        $        9,947,672         8,616,230
  Interest - bearing demand                                                              7,598,899         6,521,162
  Savings                                                                               16,167,600        12,180,103
  Time                                                                                  38,413,997        39,450,996
  Time, $100,000 and over                                                               18,734,923        15,740,950
                                                                                       -----------       -----------

     Total deposits                                                                     90,863,091        82,509,441

Federal Home Loan Bank borrowings                                                       12,850,000        12,850,000
Securities sold under repurchase agreement                                                   -             2,500,000
Accrued interest payable and other liabilities                                             714,530           715,712
                                                                                       ----------        -----------

          Total liabilities                                                            104,427,621        98,575,153
                                                                                       -----------       -----------

Commitments

Stockholders' equity:
Preferred stock, par value $1.00 per share;
    100,000 shares authorized; no shares issued or outstanding                                 -                 -
Common stock, par value $.01 per share; 10,000,000 shares authorized;
    703,766 and 698,316 shares issued and outstanding, respectively                          7,038             6,983
Additional paid-in capital                                                               6,996,009         6,921,915
Retained earnings                                                                        2,198,420         1,220,426
Accumulated other comprehensive income (loss)                                              301,870            65,395
                                                                                       -----------       -----------

          Total stockholders' equity                                                     9,503,337         8,214,719
                                                                                       -----------       -----------

                                                                                $      113,930,958       106,789,872
                                                                                       ===========       ===========

See accompanying notes to consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

          Consolidated Statements of Earnings and Comprehensive Income

              For the Years Ended December 31, 2001, 2000 and 1999

                                                                                   2001            2000            1999
                                                                                   ----            ----            ----
Interest income:
  Interest and fees on loans                                                $   6,949,998       6,226,911       4,557,789
  Interest and dividends on investments:
      Taxable                                                                     884,794         843,753        609,413
      Nontaxable                                                                  412,105         243,261         91,956
  Interest on federal funds sold and deposits with other banks                    154,061         237,382        211,492
                                                                                ---------       ---------      ---------

     Total interest income                                                      8,400,958       7,551,307      5,470,650
                                                                                ---------       ---------      ---------

Interest expense:
  Time deposits                                                                 3,414,963       2,789,659       1,865,575
  Savings deposits                                                                399,673         490,928         309,925
  Interest bearing demand deposits                                                118,315         121,476          92,527
  Other                                                                           669,224         686,811         363,439
                                                                                ---------       ---------       ---------

     Total interest expense                                                     4,602,175       4,088,874       2,631,466
                                                                                ---------       ---------       ---------

     Net interest income                                                        3,798,783       3,462,433       2,839,184

Provision for loan losses                                                         302,685         285,323         140,761
                                                                                ---------       ---------       ---------

     Net interest income after provision for loan losses                        3,496,098       3,177,110       2,698,423
                                                                                ---------       ---------       ---------

Other income:
  Service charges                                                                 374,080         215,453         195,588
  Other                                                                           439,343         222,135         215,858
                                                                                ---------       ---------       ---------

     Total other income                                                           813,423         437,588         411,446
                                                                                ---------       ---------       ---------

Other expenses:
  Salaries and employee benefits                                                1,559,374       1,359,170       1,109,797
  Occupancy                                                                       471,316         384,541         334,699
  Other operating                                                                 897,539         847,649         696,389
                                                                                ---------       ---------       ---------

     Total other expenses                                                       2,928,229       2,591,360       2,140,885
                                                                                ---------       ---------       ---------

     Income before income taxes                                                 1,381,292       1,023,338         968,984

Income tax expense                                                                370,962         287,649         316,912
                                                                                ---------       ---------       ---------

     Net income                                                             $   1,010,330         735,689         652,072
                                                                                =========       =========       =========

Other comprehensive income before tax:
  Unrealized gains (losses) on securities available-for-sale arising during the period, net of tax (benefit) of
     $68,629, $138,411 and $(100,525)                                       $     112,165         226,211        (164,292)

  Unrealized gains on interest rate swap arising during
     the period, net of tax of $76,061, $0 and $0                                 124,311            -               -
                                                                                ---------       ---------       ---------

Comprehensive income                                                   $        1,246,806         961,900         487,780
                                                                                =========       =========       =========
Basic earnings per share                                               $             1.44            1.05            0.93
                                                                                =========       =========       =========
Diluted earnings per share                                             $             1.36            1.00            0.90
                                                                                =========       =========       =========


See accompanying notes to consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

           Consolidated Statements of Changes in Stockholders' Equity

              For the Years Ended December 31, 2001, 2000 and 1999

                                                                   Additional      Accumulated    Accumulated Other
                                                     Common         Paid-In         (Deficit)       Comprehensive
                                                      Stock         Capital         Earnings        Income (Loss)        Total
                                                      -----         -------         --------        -------------        -----
Balance, December 31, 1998                     $      7,016       6,946,101         (144,640)          3,476           6,811,953

Net income                                              -               -            652,072             -               652,072

Change in unrealized gain (loss) on
   investment securities available-for-sale,
   net of tax                                           -               -                -          (164,292)           (164,292)
                                                      -----       ---------         --------         -------            --------

Balance, December 31, 1999                            7,016       6,946,101          507,432        (160,816)          7,299,733

Net income                                              -               -            735,689             -               735,689

Stock issued to directors under the
   directors' compensation program                       23          31,378              -               -                31,401

Purchase and retirement of common
  stock shares                                          (56)        (55,564)         (22,695)            -               (78,315)

Change in unrealized gain on investment
   securities available-for-sale, net of tax            -               -                -           226,211             226,211
                                                      -----       ---------          -------         -------           ---------

Balance, December 31, 2000                            6,983       6,921,915        1,220,426          65,395           8,214,719

Net income                                              -               -          1,010,330             -             1,010,330

Exercise of stock options                                89          92,691              -               -                92,780

Stock issued to directors under the
  directors' compensation program                        34          48,614              -               -                48,648

Purchase and retirement of common
  stock shares                                          (68)        (67,211)         (32,336)            -               (99,615)

Change in unrealized gain on rate swap,
  net of tax                                            -               -                -           124,310             124,310

Change in unrealized gain on investment
  securities available-for-sale, net of tax             -               -                -           112,165             112,165
                                                      -----       ---------        ---------         -------           ---------

Balance, December 31, 2001                     $      7,038       6,996,009        2,198,420         301,870           9,503,337
                                                      =====       =========        =========         =======           =========

See accompanying notes to consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
              For the Years Ended December 31, 2001, 2000 and 1999

                                                                                    2001            2000             1999
                                                                                    ----            ----             ----
Cash flows from operating activities:
     Net income                                                             $    1,010,330         735,689          652,072
     Adjustments to reconcile net income to net cash
       provided by operating activities:
      Depreciation, amortization and accretion                                     241,618         164,934          208,490
      Provision for loan losses                                                    302,685         285,323          140,761
      Provision for deferred income taxes                                           (5,329)        (29,641)             -
      Noncash compensation to directors                                             48,648          31,401              -
      Change in:
        Interest receivable and other assets                                       220,577        (524,713)        (165,396)
        Loans held-for-sale                                                       (992,342)            -                -
        Interest payable and other liabilities                                      (1,182)        299,031          116,946
                                                                                ----------      ----------       ----------
        Net cash provided by operating activities                                  825,005         962,024          952,873
                                                                                ----------      ----------       ----------
Cash flows from investing activities:
  Proceeds from maturities and calls of securities available-for-sale            6,801,480       1,496,080        3,260,002
  Proceeds from maturities and calls of securities held-to-maturity                500,000             -            536,036
  Proceeds from sale of securities available-for-sale                              753,281             -               -
  Purchases of securities available-for-sale                                   (11,272,926)     (6,641,341)      (7,120,580)
  Purchases of securities held-to-maturity                                            -               -            (494,219)
  Purchase of bank owned life insurance                                               -               -            (820,000)
  Net increase in loans                                                         (4,928,046)    (17,609,314)     (13,878,773)
  Purchases of premises and equipment                                             (327,831)       (887,871)        (281,060)
                                                                                -----------     -----------      ----------
        Net cash used by investing activities                                   (8,474,042)    (23,642,446)     (18,798,594)
                                                                                ----------      ----------       ----------
Cash flows from financing activities:
  Change in deposits                                                             8,353,650      19,285,917       14,365,563
  Proceeds from FHLB borrowings                                                       -          4,850,000        3,000,000
  Change in securities sold under repurchase agreements                         (2,500,000)      1,000,000        1,500,000
  Change in federal funds purchased                                                   -               -            (500,000)
  Common stock repurchased and retired                                            (99,615)         (78,315)            -
  Proceeds from stock options exercised                                            92,780             -                -
                                                                                ----------      ----------       ----------
        Net cash provided by financing activities                                5,846,815      25,057,602       18,365,563
                                                                                ----------      ----------       ----------

Net change in cash and cash equivalents                                         (1,802,222)      2,377,180          519,842

Cash and cash equivalents at beginning of year                                   7,406,832       5,029,652        4,509,810
                                                                                -----------    -----------       ----------
Cash and cash equivalents at end of year                                    $    5,604,610       7,406,832        5,029,652
                                                                                ===========    ===========       ==========

Supplementary disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                                $    4,725,775       4,327,002        2,588,504
    Income taxes                                                            $      322,856         315,455          299,461

Non cash investing and financing activities:
    Transfer of held to maturity securities to available for sale           $          -               -          4,387,335
    Change in unrealized gain (loss) on securities available for sale       $      180,794         364,622         (164,292)
    Change in unrealized gain on interest rate swap                         $      200,372             -                -
    Stock issued under directors' compensation program                      $       48,648          31,401              -

See accompanying notes to consolidated financial statements.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(1)   Summary of Significant Accounting Policies
      Organization
      ------------
      Greater Rome Bancshares, Inc. (the "Company") is a bank holding company whose business is conducted by its wholly-owned bank subsidiary, Greater Rome Bank (the "Bank"). The Company is subject to regulation under the Bank Holding Company Act of 1956.

      The Bank is a commercial bank that serves Rome, Georgia, a community located approximately 50 miles north of metropolitan Atlanta, and surrounding Floyd County. The Bank is chartered and regulated by the State of Georgia Department of Banking and Finance and is insured and subject to regulation by the Federal Deposit Insurance Corporation.

      Basis of Presentation and Reclassification
      ------------------------------------------
      The consolidated financial statements include the accounts of the Company and the Bank. All intercompany accounts and transactions have been eliminated in consolidation. Certain 2000 and 1999 amounts have been reclassified to conform to the 2001 presentation.

      The accounting principles followed by Greater Rome Bancshares, Inc. and its subsidiary, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and the valuation of real estate acquired in connection with or in lieu of foreclosure on loans.

      Cash and Cash Equivalents
      -------------------------
      For presentation purposes in the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with banks and federal funds sold.

      Investment Securities
      ---------------------
      The Company classifies its securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for sale in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available-for-sale. The Company's current investment policy prohibits trading activity.

      Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains or losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders' equity.

      Available-for-sale securities consist of investment securities not classified as trading securities or held-to-maturity securities and are recorded at fair value. Unrealized holding gains and losses on securities available-for-sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

      A decline in the market value of any available-for-sale or held-to-maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

      Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(1)   Summary of Significant Accounting Policies, continued
      Loans Held-for-Sale
      -------------------
      Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value. The amount by which cost exceeds market value is accounted for as a valuation allowance. Changes, if any, in the valuation allowance are included in the determination of net earnings in the period in which the change occurs. The Company has recorded no valuation allowance related to its mortgage loans held-for-sale as their cost approximates market value. Gains and losses from the sale of loans are determined using the specific identification method.

      Loans, Loan Fees and Interest Income
      ------------------------------------
      Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at the principal amount outstanding, net of the allowance for loan losses and any deferred fees or costs on originated loans. Interest on all loans is calculated principally by using the simple interest method on the daily balance of the principal amount outstanding.

      A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income from impaired loans is recognized using a cash basis method of accounting during the time within that period in which the loans were impaired.

      Allowance for Loan Losses
      -------------------------
      The Bank's provision for loan losses is based upon management's continuing review and evaluation of the loan portfolio and is intended to create an allowance adequate to absorb losses on loans outstanding as of the end of each reporting period. For individually significant loans, management's review consists of evaluations of the financial strength of the borrowers and the related collateral. The review of groups of loans, which are individually insignificant, is based upon delinquency status of the group, lending policies, and collection experience.

      Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

      Premises and Equipment
      ----------------------
      Premises and equipment are stated at cost less accumulated depreciation. Major additions and improvements are charged to the asset accounts while maintenance and repairs that do not improve or extend the useful lives of the assets are expensed currently. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for the period.

      Depreciation expense is computed using the straight-line method over the following estimated useful lives:

           Building                                  40  years
           Land improvements                         20  years
           Furniture, fixtures and equipment         2-7 years

      Income Taxes
      ------------
      Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(1)   Summary of Significant Accounting Policies, continued
      Income Taxes, continued
      ------------
      In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

      Net Earnings Per Share
      ----------------------
      The Company presents earnings per share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants on the statement of earnings. Additionally, the reconciliation of the amounts used in the computation of both "basic earnings per share" and "diluted earnings per share" for the years ended December 31, 2001, 2000 and 1999 are presented:


For the year ended December 31, 2001                                    Net            Common       Per Share
                                                                      Earnings         Share          Amount
                                                                      --------         -----          ------
Basic earnings per share                                      $       1,010,330       702,743         $1.44

Effect of stock options                                                     -          38,367          (.08)
                                                                      ---------       -------          ----

Diluted earnings per share                                    $       1,010,330       741,110        $ 1.36
                                                                      =========       =======          ====

For the year ended December 31, 2000                                    Net            Common       Per Share
                                                                      Earnings         Share          Amount
                                                                      --------         -----          ------

Basic earnings per share                                      $         735,689       700,560        $ 1.05

Effect of stock options                                                     -          34,947          (.05)
                                                                      ---------       -------          ----

Diluted earnings per share                                    $         735,689       735,507         $1.00
                                                                      =========       =======          ====

For the year ended December 31, 1999                                    Net            Common       Per Share
                                                                      Earnings         Share         Amount
                                                                      --------         -----         ------
Basic earnings per share                                      $         652,072       701,600        $ 0.93

Effect of stock options                                                     -          19,467          (.03)
                                                                        -------       --------         ----

Diluted earnings per share                                    $         652,072       721,067        $ 0.90
                                                                       ========       =======          ====

      Derivative Instruments and Hedging Activities
      ---------------------------------------------
      Effective June 1, 1999, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for hedging activities and for derivative instruments including derivative instruments embedded in other contracts. SFAS No. 133 requires the fair value recognition of derivatives as assets or liabilities in the financial statements. The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instrument at inception. The change in fair value of instruments used as fair value hedges is accounted for in the income of the period simultaneous with accounting for the fair value change of the item being hedged. The change in fair value of the effective portion of cash flow hedges is accounted for in comprehensive income rather than income, and the change in fair value of foreign currency hedges is accounted for in comprehensive income as part of the translation adjustment. The change in fair value of derivative instruments that are not intended as a hedge is accounted for in the income of the period of the change.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(1)   Summary of Significant Accounting Policies, continued
      Derivative Instruments and Hedging Activities, continued
      ---------------------------------------------
      At the date of initial application, an entity may transfer any held-to-maturity security into the available-for-sale or trading categories without calling into question the entity's intent to hold other securities to maturity in the future. In June of 1999, management made the one-time election under SFAS No. 133 to reclassify $4,387,335 in held-to-maturity securities to available-for-sale. At the time of the reclassification, the related investments had an unrealized loss of $65,355. This resulted in a decrease of stockholders' equity by $40,546, which represented the net of tax effect of the unrealized loss associated with the held-to-maturity investment securities transferred.

      Recent Accounting Pronouncements
      --------------------------------
      Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of SFAS No. 125," was effective for transfers and servicing of financial assets occurring after March 31, 2001 and was effective for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The implementation of SFAS No. 140 did not have a material impact on the Company's financial position, results of operations or liquidity.

      On July 20, 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 is effective for business combinations initiated after June 30, 2001 and requires all business combinations completed after its adoption to be accounted for under the purchase method of accounting and establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 will be effective for the Company on January 1, 2002 and addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. Upon adoption of SFAS No. 142, goodwill and some intangible assets will no longer be amortized and will be tested for impairment at least annually. The Company believes the adoption of SFAS No. 142 will not have a material impact on its financial position, results of operations or liquidity.

 (2)  Investment Securities
      Investment securities at December 31, 2001 and 2000 are summarized as follows:

                                                                       December 31, 2001
                                              ------------------------------------------------------------------
      Securities Held-to-Maturity                                      Gross           Gross        Estimated
                                                   Amortized        Unrealized      Unrealized         Fair
                                                      Cost             Gains          Losses           Value
                                                      ----             -----          ------           -----

      State, county, and municipals           $    1,384,610           7,879            4,135        1,388,354
                                                   =========           =====            =====        =========


                                                                       December 31, 2000
                                              ------------------------------------------------------------------
                                                                       Gross           Gross        Estimated
                                                   Amortized        Unrealized      Unrealized         Fair
                                                      Cost             Gains           Losses          Value
                                                      ----             -----           ------          -----

      U.S. Government agencies                $      495,234             808              -            496,042
      State, county and municipalities             1,384,497              -            14,834        1,369,663
                                                   ---------             ---           ------        ---------

                                              $    1,879,731             808           14,834        1,865,705
                                                   =========             ===           ======        =========

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(2)   Investment Securities, continued

                                                                       December 31, 2001
                                              -----------------------------------------------------------------
      Securities Available-for-Sale                                    Gross         Gross          Estimated
                                                   Amortized        Unrealized    Unrealized           Fair
                                                      Cost             Gains         Losses            Value
                                                      ----             -----         ------            -----
      U.S. Government agencies                $     5,228,881          83,175        10,299          5,301,757
      State, county, and municipals                 4,901,425         125,022        40,678          4,985,769
      Mortgage-backed securities                    9,621,083         121,538        14,106          9,728,515
      Equities                                      2,082,591          21,548           -            2,104,139
                                                   ----------         -------        ------         ----------
                                              $    21,833,980         351,283        65,083         22,120,180
                                                   ==========         =======        ======         ==========

                                                                       December 31, 2000
                                              --------------------------------------------------------------------
                                                                       Gross         Gross          Estimated
                                                   Amortized        Unrealized    Unrealized           Fair
                                                      Cost             Gains        Losses             Value
                                                      ----             -----        ------             -----

      U.S. Government agencies                $    6,241,766           35,899        16,724          6,260,941
      State, county, and municipals                4,623,224           92,786        20,745          4,695,265
      Mortgage-backed securities                   5,733,311           30,883        26,734          5,737,460
      Equities                                     1,516,966           10,043           -            1,527,009
                                                  ----------          -------        ------         ----------
                                              $   18,115,267          169,611        64,203         18,220,675
                                                  ==========          =======        ======         ==========

      The amortized cost and estimated fair value of investment securities at December 31, 2001, by contractual maturity, are shown below. Maturities of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties. Therefore, these securities are not included in the maturity categories. Equities are not included because they have no contractual maturities.

                                                       Securities Available-           Securities Held-
                                                              for-Sale                   to-Maturity
                                                              --------                   -----------
                                                                    Estimated                   Estimated
                                                     Amortized        Fair        Amortized       Fair
                                                        Cost          Value         Cost          Value
                                                        ----          -----         ----          -----
  U.S. Government agencies:
    Within 1 year                               $       745,760        774,477         -                -
    1 to 5 years                                      1,522,733      1,572,385         -                -
    5 to 10 years                                     2,017,448      2,018,641         -                -
    Greater than 10 years                               942,940        936,254         -                -
                                                     ----------     ----------    ---------        ---------
                                                      5,228,881      5,301,757         -                -
                                                     ----------     ----------    ---------        ---------
  State, county and municipals:
    Within 1 year                                       720,595        730,861         -                -
    1 to 5 years                                      1,198,435      1,246,210      364,610          370,527
    5 to 10 years                                     1,976,475      2,011,631    1,020,000        1,017,827
    Greater than 10 years                             1,005,920        997,067         -                -
                                                     ----------     ----------    ---------        ---------
                                                      4,901,425      4,985,769    1,384,610        1,388,354
                                                     ----------     ----------    ---------        ---------
  Mortgage-backed securities                          9,621,083      9,728,515         -                -
  Equities                                            2,082,591      2,104,139         -                -
                                                     ----------     ----------    ---------        ---------
                     Total                      $    21,833,980     22,120,180    1,384,610        1,388,354
                                                     ==========     ==========    =========        =========

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(2)   Investment Securities, continued
      At December 31, 2001, securities with a carrying value of $2,570,098 were pledged under borrowing agreements.

(3)   Loans
      Major classifications of loans at December 31, 2001 and 2000 are presented below.

                                                       2001            2000
                                                       ----            ----

        Commercial                             $    12,400,567       13,625,570
        Real estate - mortgage                      48,939,839       42,579,865
        Real estate - construction                   3,512,480        3,884,681
        Consumer loans                              13,149,830       13,215,763
                                                    ----------       ----------
            Total loans                             78,002,716       73,305,879

            Less:  Unearned fees                        49,463           34,473
                   Allowance for loan losses           913,388          856,902
                                                    ----------       ----------

            Total net loans                     $   77,039,865       72,414,504
                                                    ==========       ==========

      The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in Floyd County, Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate. Qualifying first mortgage loans totaling $17,078,147 are assigned to the Federal Home Loan Bank ("FHLB") as security for advances.

      An analysis of the activity in the allowance for loan losses for the years ended December 31, 2001, 2000 and 1999 is presented below:

                                                 2001        2000        1999
                                                 ----        ----        ----

           Balance at beginning of year      $  856,902     684,131     569,185
           Provision charged to operations      302,685     285,323     140,761
           Loans charged off                   (304,341)   (140,109)    (63,025)
           Recoveries                            58,142      27,557      37,210
                                                -------     -------     -------

               Balance at end of year        $  913,388     856,902     684,131
                                                =======     =======     =======

(4)   Premises and Equipment
      Premises and equipment at December 31, 2001 and 2000 are summarized as follows:

                                                        2001           2000
                                                        ----           ----

           Land                                 $     883,525        883,525
           Land improvements                          309,421        284,433
           Buildings and improvements               2,031,962      1,977,997
           Furniture, fixtures and equipment        1,220,718      1,042,655
           Construction in progress                       -            1,300
                                                    ---------      ---------
                                                    4,445,626      4,189,910

           Less: Accumulated depreciation             870,868        695,941
                                                    ---------      ---------

                                                $   3,574,758      3,493,969
                                                    =========      =========

      Depreciation expense was $247,043, $205,052 and $196,099 for the years ended December 31, 2001, 2000 and 1999, respectively.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(5)   Time Deposits
      The scheduled maturities of time deposits as of December 31, 2001 are as follows:

               2002                          $     49,016,321
               2003                                 5,348,396
               2004                                 2,481,304
               2005                                   194,594
               2006                                   108,305
                                                   ----------
                                             $     57,148,920
                                                   ==========

 (6)  Income Taxes
      The components of income tax expense (benefit) for the years ended December 31, 2001, 2000 and 1999 are as follows:

                                                2001        2000         1999
                                                ----        ----         ----

           Currently payable            $     376,291      317,290      316,912
           Deferred tax (benefit)              (5,329)     (29,641)         -
                                              -------      -------      -------

                                        $     370,962       287,649     316,912
                                              =======       =======     =======

      The differences between income tax expense and the amount computed by applying the statutory federal income tax rate to income before income taxes relate primarily to tax exempt interest income on municipal investments and bank owned life insurance.

      The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes:

                                                                      2001         2000
                                                                      ----         ----

         Deferred tax assets:
           Deferred pre-opening expenses                      $          -         2,337
           Allowance for loan losses                                 280,421     273,179
           Deferred compensation                                      35,390      20,250
           Other                                                      50,691      38,455
                                                                     -------     -------
             Total deferred tax assets                               366,502     334,221
                                                                     -------     -------
         Deferred tax liabilities:
           Premises and equipment                                    (79,491)    (52,539)
           Net unrealized gains on securities available for sale    (108,642)    (40,013)
           Net unrealized gains on interest rate swap                 76,061)        -
                                                                     -------     -------
             Total deferred tax liabilities                         (264,194)    (92,552)
                                                                     -------     -------
             Net deferred tax asset                           $      102,308     241,669
                                                                     =======     =======

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(7)      Lines of Credit
      At December 31, 2001, the Bank had fixed rate advances outstanding from the FHLB of Atlanta amounting to $10,000,000 and adjustable rate advances amounting to $2,850,000. The following advances required monthly or quarterly interest payments:

           Advance   Interest Rate    Maturity      Repricing      Call Feature
           -------   -------------    --------      ---------      ------------
      $   2,000,000        5.41%      02/11/02    Variable rate         -
          1,000,000        6.85%       5/24/02     Fixed rate           -
            850,000        1.79%       9/12/02    Variable rate         -
          1,000,000        4.78%      05/19/03     Fixed rate           -
          2,000,000        5.71%      09/28/04     Fixed rate           -
          3,000,000        6.19%      12/06/04     Fixed rate           -
          3,000,000        6.05%      11/17/05     Fixed rate        11/17/02
         ----------
      $  12,850,000
         ==========

      At December 31, 2000, the Bank had fixed rate advances outstanding from the FHLB of Atlanta amounting to $10,000,000 and adjustable rate advances amounting to $2,850,000. The following advances required monthly or quarterly interest payments:

           Advance   Interest Rate    Maturity      Repricing     Call Feature
           -------   -------------    --------      ---------     ------------
      $   1,000,000        5.01%      04/22/04     Fixed rate        04/22/01
          2,000,000        5.71%      09/28/04     Fixed rate        09/28/01
          3,000,000        6.19%      12/06/04     Fixed rate        12/06/01
          3,000,000        6.05%      11/17/05     Fixed rate        11/17/02
          2,000,000        6.50%      02/11/02    Variable rate         -
            850,000        6.52%      09/12/02    Variable rate         -
          1,000,000        6.85%      05/24/02     Fixed rate           -
         ----------
      $  12,850,000
         ==========

      The FHLB advances are secured by the Bank's stock in the FHLB investments and certain first mortgage loans. As of December 31, 2001 the Bank had pledged $642,500 in FHLB stock, $2,607,719 in investment securities and $17,078,147 in loans, as collateral for the FHLB borrowings. As of December 31, 2000, the Bank had pledged $642,500 in FHLB stock, $3,500,000 in investment securities and $15,865,517 in loans as collateral for the FHLB borrowings. If called, the advances will be converted into three-month LIBOR-based floating rate advances at three-month LIBOR flat. Additionally, at December 31, 2001, the Bank had overnight unsecured lines of credit available from financial institutions totaling $6,000,000.

(8)   Stockholders' Equity
      Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory capital, classified assets and the prior year's earnings. At December 31, 2001, the maximum amount of dividends that could be paid by the Bank without regulatory approval was $379,080.

      Shares of preferred stock may be issued from time to time in one or more series as may be established by resolution of the board of directors of the Company. Each resolution shall include the number of shares issued, preferences, dividend provisions, special rights and limitations as determined by the board.

      The Company sponsors a director compensation plan that provides non-employee directors with compensation for attending Board and committee meetings. These directors may elect to receive their compensation in cash or common stock equivalent to the fair market value at the time of compensation. The Company issued 3,355 shares in 2001 and 2,326 shares in 2000 in connection with this plan.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

 (9)  Stock Incentive Plan
      The Company has a Stock Incentive Plan whereby 105,000 shares of common stock have been reserved for issuance pursuant to the plan, which may include options, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards, or phantom shares. Incentive stock options are granted to employees at exercise prices not less than fair market value at the date of grant. The options vest evenly over three, four and five year periods and are exercisable no later than ten years from the date of grant. At December 31, 2001, 9,135 options were available for distribution.

      During 1997, the Board of Directors of the Company granted options to purchase shares of common stock in the Company to the non-employee directors of the Company and the Bank. Each of the ten non-employee directors was awarded an option to purchase 3,500 shares at an exercise price of $10, which was equal to the fair market value at the date of grant. The options vest evenly over a four-year period and are exercisable no later than ten years from the date of grant. During 1999 the Board of Directors of the Company granted options to purchase shares of common stock in the Company to the non-employee directors of the Company and the Bank. Each of the ten non-employee directors was awarded an option to purchase 3,500 shares at an exercise price of $12, which was equal to the fair market value at the date of grant. The options vest evenly over a five-year period and are exercisable no later than ten years from the date of grant.

      A summary status of the Company's stock plans as of December 31, 2001, 2000 and 1999, and changes during the years, are presented below:

                                                      2001                         2000                      1999
                                              ---------------------       ---------------------      ---------------------
                                                           Weighted                    Weighted                   Weighted
                                                           Average                     Average                    Average
                                                           Exercise                    Exercise                   Exercise
                                              Shares        Price         Shares        Price        Shares        Price
                                              ------        -----         ------        -----        ------        -----

      Outstanding, beginning of year         164,400       $10.81        161,900       $10.76       107,000      $ 10.13
      Granted during the year                 11,000       $14.50          2,500       $14.00        54,900      $ 12.00
      Exercised during the year               (8,865)      $10.47            -            -             -            -
      Forfeited during the year               (7,635)      $11.28            -            -             -            -
                                             -------                     -------                    -------

      Outstanding, end of year               158,900       $11.07        164,400       $10.81       161,900      $ 10.76
                                             =======                     =======                    =======

      Options exercisable at year end        114,857       $10.48         91,294       $10.36        56,100      $ 10.04
                                             =======                     =======                    =======

      Weighted average fair value of
      options granted during the year                      $5.55                       $5.89                      $ 6.34

      Range of exercise prices                           $10.00 to                   $10.00 to                   $10.00 to
                                                          $14.50                       $14.00                      $12.00
      Weighted average remaining
      contractual lives (years)                             6.33                         7.10                         8.43


                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(9)   Stock Incentive Plan, continued
      The Company is encouraged, but not required, to compute the fair value of options at the date of grant and to recognize such costs as compensation expense over the vesting period or immediately if only subject to a service requirement and the award is expected to vest. The Company has chosen not to adopt these cost recognition principles. No compensation expense has been recognized in 2001, 2000 and 1999 related to the stock option plan. Had compensation cost been determined based upon the fair value of the options at the grant dates, the Company's net earnings and net earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                           2001           2000         1999
                                                                           ----           ----         ----
         Net earnings                       As reported          $      1,010,330       735,689      652,072
                                            Proforma             $        972,454       726,553      436,132

         Earnings per share                 As reported          $           1.44          1.05         0.93
                                            Proforma             $           1.38          1.04         0.62

         Diluted earnings per share         As reported          $           1.36          1.00         0.90
                                            Proforma             $           1.31           .99         0.60

      The fair value of each option is estimated on the date of grant using the Minimum Value pricing model with the following weighted average assumptions used for grants in 2001, 2000 and 1999: no dividend yield, a risk free interest rate of 5.1%, 5.8% and 6.9%, respectively, and an expected life of 10 years for all years. For disclosure purposes, the Company immediately recognized the expense assuming that all awards will vest.

(10)  Bank Owned Life Insurance Policies
      The Company sponsors a defined contribution post retirement benefit plan to provide retirement benefits to certain of the Company's executive officers and to provide death benefits for the designated beneficiaries. Under this plan, split dollar whole life insurance contracts were purchased on certain executive officers. The increase in the cash surrender value of the contracts, less the Bank's cost of funds, constitutes the Company's contribution to the plan each year. In the event the insurance contracts fail to produce positive returns, the Company has no obligation to contribute to the plan. During 2001, 2000 and 1999 the Company incurred expenses of $39,885, $35,251 and $20,787, respectively.

(11)  Related Party Transactions
      The Bank conducts transactions with directors and executive officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the Bank that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable loans and deposits to other persons.

      At December 31, 2001, the Company had deposits for related parties totaling approximately $3,828,731.

      Additionally, the following table summarizes related party loan activity during 2001:

           Beginning balance                     $       909,343
           New loans                                     507,341
           Repayments                                   (343,614)
                                                       ---------

           Ending balance                         $    1,073,070
                                                       =========

      At December 31, 2001, the Company had unfunded commitments on lines of credit to related parties totaling $250,301.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(12)    Fair Value of Financial Instruments
        The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company or its subsidiary, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

            Cash and Cash Equivalents
            -------------------------
            For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

            Investment Securities
            ---------------------
            Fair values for investment securities are based on quoted market prices.

            Loans Held-for-Sale
            -------------------
            For loans held-for-sale, the carrying amount is a reasonable estimate of fair value.

            Loans
            -----
            The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

            Cash Surrender Value of Life Insurance
            --------------------------------------
            The carrying value of cash surrender value of life insurance approximates fair value.

            Interest Rate Contracts
            -----------------------
            The fair value of interest rate contracts is obtained from dealer quotes. These values represent the amount the Company would receive to terminate the contracts or agreements, taking into account current interest rates and, when appropriate, the current creditworthiness of the counterparties.

            Deposits and Securities Sold under Repurchase Agreements
            --------------------------------------------------------
            The fair value of demand deposits, savings accounts, NOW accounts, certain money market deposits and securities sold under repurchase agreements is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

            Federal Home Loan Bank Borrowings
            ---------------------------------
            The fair value of the FHLB fixed rate borrowings are estimated using discounted cash flows, based on the current incremental borrowing rates for similar types of borrowing arrangements.

            Commitments to Extend Credit, Standby Letters of Credit and Credit
            ------------------------------------------------------------------
            Card Guarantees
            ---------------
            Because commitments to extend credit, standby letters of credit and credit card guarantees are made using variable rates, the contract value is a reasonable estimate of fair value.

        Limitations
        -----------
        Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(12)    Fair Value of Financial Instruments, continued
        Limitations, continued
        -----------
        Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

        The carrying amount and estimated fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows:

                                                              2001             2001            2000            2000
                                                            Carrying        Estimated        Carrying        Estimated
                                                             Amount         Fair Value        Amount        Fair Value
                                                             ------         ----------        ------        ----------
         Assets:
           Cash and cash equivalents                  $     5,604,610        5,604,610        3,158,370      3,158,370
           Investment securities                      $    23,504,790       23,380,534       20,742,906     20,728,880
           Loans held-for-sale                        $       992,342          992,342              -              -
           Loans                                      $    77,039,865       78,381,000       72,414,504     70,901,000
           Cash surrender value of life insurance     $     1,337,101        1,337,101        1,268,858      1,268,858
           Interest rate contracts                    $       200,372          200,372              -              -

         Liabilities:
           Deposits and securities sold under
              repurchase agreements                   $    90,863,091       91,585,000       85,009,441     85,345,000
           Federal Home Loan Bank borrowings          $    12,850,000       13,296,000       12,850,000     12,879,000

         Unrecognized financial instruments:
           Commitments to extend credit               $           -          7,449,000              -        5,438,000
           Standby letters of credit                  $           -            116,000              -          142,000
           Credit card guarantees                     $           -            142,000              -          143,000

(13)  Regulatory Matters
      The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the institution's category.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(13)  Regulatory Matters, continued
      The Bank's actual capital amounts and ratios are also presented below. Risk weighted assets are as of December 31. Average assets are for the fourth quarter of the year. Consolidated amounts do not materially differ from Bank - only capital amounts and ratios:

                                                                                                        To Be Well
                                                                                                    Capitalized Under
                                                                              For Capital           Prompt Corrective
                                                      Actual               Adequacy Purposes        Action Provisions
                                              --------------------         -----------------        -----------------
                                               Amount        Ratio        Amount        Ratio        Amount       Ratio
                                               ------        -----        ------        -----        ------       -----
      As of December 31, 2001:
      Total Capital
      (to Risk Weighted Assets)              $ 9,900,000      12%        $6,804,000        8%      $ 8,504,000       10%
      Tier 1 Capital
      (to Risk Weighted Assets)              $ 8,978,000      11%        $3,402,000        4%      $ 5,103,000        6%
      Tier 1 Capital
      (to Average Assets)                    $ 8,978,000       8%        $4,389,000        4%      $ 5,486,000        5%

      As of December 31, 2000:
      Total Capital
      (to Risk Weighted Assets)              $ 8,808,000      11%        $6,488,000        8%      $ 8,110,000       10%
      Tier 1 Capital
      (to Risk Weighted Assets)              $ 7,946,000      10%        $3,244,000        4%      $ 4,866,000        6%
      Tier 1 Capital
      (to Average Assets)                    $ 7,946,000       8%        $4,129,000        4%      $ 5,161,000        5%

 (14) Commitments and Contingencies
      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the consolidated balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

      The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      In most cases, the Bank requires collateral or other security to support financial instruments with credit risk.

      The following summarizes commitments as of December 31, 2001 and 2000.

                                                          Approximate
                                                        Contract Amount
                                                        ---------------
      Financial instruments whose contract                2001          2000
      amounts represent credit risk:                      ----          ----
        Commitments to extend credit             $     7,449,000     5,438,000
        Standby letters of credit                $       116,000       142,000
        Credit card guarantees                   $       142,000       143,000

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(14)  Commitments and Contingencies, continued
      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit or personal property.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

      The Bank maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. The goal is to manage interest rate sensitivity by modifying the repricing or maturity characteristics of certain assets and liabilities so that the net interest margin is not, on a material basis, adversely affected by certain movements in interest rates. The Bank views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

      Derivative instruments that are used as part of the Bank's interest rate risk-management strategy include interest rate contracts (floors, caps and swaps). As a matter of policy, the Bank does not use highly leveraged derivative instruments for interest rate risk management. Derivative instruments are used solely for the purpose of hedging interest rate risk that is inherent in the Bank's balance sheet. Interest rate floor agreements provide for a variable cash flow if interest rates decline below the strike rate, based on a notional principal amount and maturity date. Interest rate cap agreements provide for a variable cash flow if interest rates rise above the strike rate, based on a notional principal amount and maturity date. Interest rate swap agreements allow the Bank to convert a fixed rate cash flow from a financial instrument into a variable rate cash flow and vice versa.

      By using derivative instruments, the Bank is exposed to credit and market risk. If the counterparty fails to perform, credit risk is equal to the extent of the fair-value gain in a derivative. When the fair value of a derivative contract is positive, this generally indicates that the counterparty owes the Bank, and, therefore, creates a repayment risk for the Bank. When the fair value of a derivative contract is negative, the Bank owes the counterparty and, therefore, it has no repayment risk. The Bank minimizes the credit (or repayment) risk in derivative instruments by entering into transactions with high-quality counterparties that are reviewed periodically.

      The Bank's derivative activities are monitored by its asset/liability management committee as part of that committee's oversight of the Bank's asset/liability and treasury functions. The Bank's asset/liability committee is responsible for implementing various hedging strategies that are developed through its analysis of data from financial simulation models and other internal and industry sources. The resulting hedging strategies are then incorporated into the overall interest-rate risk management.

      As described more fully in the summary of significant accounting policies, The Bank adopted SFAS No. 133 during 1999. All of the Bank's derivative financial instruments are classified as highly effective cash flow hedges.

      For the years ended December 31, 2001 and 2000, there were no material amounts recognized which represented the ineffective portion of cash flow hedges. All components of each derivative's gain or loss are included in the assessment of hedge effectiveness, unless otherwise noted.

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(15)  Supplemental Financial Data
      Components of other operating expenses in excess of 1% of total interest and other income for the years ended December 31, 2001, 2000 and 1999 are as follows:

                                         2001            2000           1999
                                         ----            ----           ----

        Professional fees           $   133,881         144,195        118,504
        Advertising and marketing   $    88,244          83,711         81,611
        Processing fees             $   222,312         209,043        203,679

(16)  Greater Rome Bancshares, Inc. (Parent Company Only) Financial Information

                                 Balance Sheets

                           December 31, 2001 and 2000

                                     Assets
                                     ------
                                                     2001           2000
                                                     ----           ----

Cash                                       $            587           812
Federal funds sold                                   92,000        30,000
Securities available for sale                       123,261       159,853
Investment in Bank                                9,277,729     8,010,186
Other assets                                         14,224        18,520
                                                  ---------     ---------

                                           $      9,507,801     8,219,371
                                                  =========     =========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Other liabilities                          $          4,464         4,652
Stockholders' equity                              9,503,337     8,214,719
                                                  ---------     ---------

                                           $      9,507,801     8,219,371
                                                  =========     =========

                             Statements of Earnings

              For the Years Ended December 31, 2001, 2000 and 1999

                                                                          2001          2000          1999
                                                                          ----          ----          ----
  Interest income                                              $          11,504        15,013        14,299

  Other operating expenses                                                46,367        51,233        55,505
                                                                       ---------       -------       -------
    Loss before income taxes and equity in undistributed
      earnings of Bank                                                   (34,863)      (36,220)      (41,206)

  Income tax benefit                                                      13,044        13,750        15,642
                                                                       ---------       -------       -------
    Loss before equity in undistributed
      earnings of Bank                                                   (21,819)      (22,470)      (25,564)

  Equity in undistributed earnings of Bank                             1,032,149       758,159       677,636
                                                                       ---------       -------       -------

    Net income                                                 $       1,010,330       735,689       652,072
                                                                       =========       =======       =======

                  GREATER ROME BANCSHARES, INC. AND SUBSIDIARY

(16) Greater Rome Bancshares, Inc. (Parent Company Only) Financial Information, continued

                            Statements of Cash Flows

              For the Years Ended December 31, 2001, 2000 and 1999

                                                                                 2001          2000          1999
                                                                                 ----          ----          ----
        Cash flows from operating activities:
          Net income                                                   $     1,010,330       735,689        652,072
          Adjustments to reconcile net income to net
            cash provided (used) by operating activities:
              Equity in undistributed earnings of Bank                      (1,032,149)     (758,159)      (677,636)
              Depreciation and amortization                                        -             -              -
              Noncash compensation to directors                                 48,648        31,401            -
              Other                                                              5,190         8,260          2,642
                                                                             ---------       -------        -------

                Net cash provided (used) by in operating activities             32,019        17,191        (22,922)
                                                                             ---------       -------        -------

        Cash flows from investing activities:
          Maturities of securities available-for-sale                           36,591        30,007        210,445
          Purchase of securities available-for-sale                                -             -         (199,149)
                                                                             ---------       -------        -------

            Net cash provided by investing activities                           36,591        30,007         11,296
                                                                             ---------       -------        -------

        Cash flows from financing activities:
          Purchase and retirement of stock                                     (99,615)      (78,315)           -
          Proceeds from exercise of stock options                               92,780           -              -
                                                                             ---------       -------        -------

                 Net cash used by financing activities                          (6,835)      (78,315)           -
                                                                             ---------       -------        -------


        Net change in cash and cash equivalents                                 61,775       (31,117)       (11,626)
        Cash and cash equivalents at beginning of period                        30,812        61,929         73,555
                                                                             ---------       -------        -------

        Cash and cash equivalents at end of period                        $     92,587        30,812         61,929
                                                                             =========       =======        =======

        Noncash investing and financing activities:
          Change in unrealized (loss) gain on securities available-
            for-sale                                                      $      1,081         5,318        (4,953)
          Stock issued under directors' compensation program              $     48,648        31,401           -

                                   APPENDIX A
                                   ----------

                            PLAN OF RECAPITALIZATION

                                  July 11, 2002

     THIS PLAN OF RECAPITALIZATION (the "Plan") of Greater Rome Bancshares, Inc. (the "Company"), a Georgia corporation, provides as follows:

                                    RECITALS
                                    --------

     WHEREAS, the Board of Directors of the Company has considered the inefficiencies that have resulted from excess capital levels of the Company and the growing administrative costs and regulatory burdens associated with the substantial number of shareholders of record of the Company; and

     WHEREAS, after considering various means of improving the capital levels of the Company and the other factors described above, the Board of Directors of the Company has determined that a reverse stock split would be in the best interest of the Company and all of its shareholders and would be the most effective method to reduce such inefficiencies, costs and burdens;

     WHEREAS, the authorized common stock of the Company consists of 10,000,000 shares of Company Common Stock, $.01 par value per share, of which 688,672 shares are issued and outstanding; and

     WHEREAS, the Board of Directors of the Company, by resolutions duly adopted, has approved the issuance of the New Fractional Shares (as defined below) as provided in this Plan;

     NOW, THEREFORE, for the purpose of stating the method, terms and conditions of the reverse stock split provided for in this Plan, the mode of carrying the same into effect, the manner and basis of issuing additional New Fractional Shares and such other provisions relating to the recapitalization of the Company, the Board of Directors adopts the following Plan:

                                    SECTION 1

                                RECAPITALIZATION
                                ----------------

     (a) Reverse Stock Split. The recapitalization of the Company (the
         -------------------
"Recapitalization") shall be accomplished pursuant to the Georgia Business Corporations Code (the "Code"), under which each share of the Company outstanding on a record date to be determined by the Board of Directors by resolution ("Old Common Stock") will be converted into 1/2000 of a share of Company common stock ("New Common Stock") on the Effective Date (as defined below).

     (b) Fractional Share Cash-Out. Unless otherwise permitted under Section 3
         -------------------------
below, all fractional shares that are not combined into whole or full shares through the purchase of additional fractional shares ("New Fractional Shares") from the Company, or through the purchase of Old Common Stock from one or more shareholders of the Company on or before the record date of the reverse stock split, will automatically be converted into cash at a rate of $18.00 per share of Old Common Stock.

     (c) Election to Buy Up. In lieu of the fractional share cash-out provided
         ------------------
for under this Plan, a shareholder who is a bona fide resident of the State of Georgia may elect to acquire New Fractional Shares such that, immediately following the acquisition, such holder will own a determinable number of whole or full shares of New Common Stock. Any New Fractional Shares issued to a singleshareholder cannot exceed one (1.0) whole or full share of New Common Stock unless such purchase is expressly approved by majority vote of the Company's Board of Directors. In the event a shareholder fails to make his, her, or its election to buy a New Fractional Share as permitted under this Section 1(c) after the submittal due date specified in the election form(s) provided to the shareholders by the Company, the shareholder's fractional share shall automatically be converted into cash pursuant to Section 1(b) of this Plan. The Board of Directors may also approve, in its sole discretion, the purchase of fractional or whole shares of New Common Stock by shareholders who are bona fide residents of the State of Georgia even though such shareholders' Old Common Stock is evenly divisible by 2,000, provided that the issuance of such shares, individually and collectively, is exempt from registration under the Securities Act of 1933, as amended, and applicable Blue Sky laws.

     (d) Shareholder Vote. The Company's Board of Directors shall submit to the
         ----------------
shareholders, for separate vote and approval, Sections 1(a), (b) and (c) in accordance with the Company's Articles of Incorporation and Bylaws.

     (e) Application of Dissenters' Rights. Due to the effect of the
         ---------------------------------
Recapitalization on shareholders holding fractional shares who do not elect to purchase New Fractional Shares or aggregate their Old Common Stock with one or more other shareholders, as permitted under this Plan, and in the interest of substantive and procedural fairness, the Board of Directors hereby elects, in accordance with Section 14-2-1302(a)(5) of the Code, to provide shareholders with those dissenters' rights set forth under Section 14-2-1301 et seq. of the Code (together, the "Dissenters' Rights Provisions") as to their fractional shares.

                                    SECTION 2

                     EFFECTIVE DATE OF THE RECAPITALIZATION
                     --------------------------------------

     The Recapitalization shall be effective at the close of business on the record date of the reverse stock split, which shall be determined by subsequent resolution of the Board of Directors of the Company (the "Effective Date").

                                    SECTION 3

                              RIGHT OF AGGREGATION
                              --------------------

     In determining whether a shareholder holds a fractional share or a determinable number of whole or full shares of New Common Stock, the holder may elect to aggregate his, her, or its ownership of New Common Stock with certain other shareholders (if such election is made known to the Company in writing as required by the election form(s) provided to shareholders by the Company) as follows:

     (a) A parent's beneficial ownership may be aggregated with the beneficial ownership of his or her biological or legally adopted child, and vice versa;

     (b) A husband's beneficial ownership may be aggregated with the beneficial ownership of his wife, and vice versa;

     (c) A grandparent's beneficial ownership may be aggregated with the beneficial ownership of any grandchild, and vice versa, provided that each grandchild participating in the aggregation election is a direct lineal descendent of, or legally adopted by, the grandparent or by a child of the grandparent who is otherwise a direct lineal descendent of, or has been legally adopted by, the grandparent;

     (d) A person's beneficial ownership may be aggregated with the beneficial ownership of his or her brother or sister, and vice versa, provided that the brother or sister is the biological sibling of the electing person or has been legally adopted by the person's mother or father;

     (e) An individual shareholder's beneficial ownership may be aggregated with the beneficial ownership of an entity which is majority owned (greater than 50% ownership) by such individual shareholder, and vice versa; and

     (f) An individual shareholder's beneficial ownership may be aggregated with the beneficial ownership of one or more of his or her individual retirement accounts established under Section 408 of the Internal Revenue Code or his or her beneficial ownership in any pension, profit-sharing or similar qualified retirement plan.

     For purposes of this Section 3, the term "beneficial ownership" shall have the same meaning provided under Section 13d-3 of the Securities Exchange Act of 1934, as amended. The determination of each shareholder's beneficial ownership for purposes of this Section 3 will be made as of the record date of the special meeting of shareholders where Sections 1(a) - (c) of this Plan will be voted upon.

     In electing to aggregate shares under this Section 3, a shareholder will be required to aggregate all of his, her or its shares held directly. Additionally, the total of all shares aggregated together for an electing group of shareholders must add up to a number that is evenly divisible by the Plan's conversion ratio of 1/2000; otherwise, the aggregation election must be supplemented by one or more buy-up elections (as permitted by Section 1(c)) by eligible members of the group so that the total number of shares aggregated (after taking account permitted buy up elections) equals the next larger whole share on a post-split basis.

     Any employee of the Company or its subsidiaries may elect to retain his or her fractional share of New Common Stock in lieu of receiving the fractional share cash-out provided for in Section 1 herein.

                                    SECTION 4

                          RECAPITALIZATION ADJUSTMENTS
                          ----------------------------

     As of the Effective Date of the Recapitalization, the Company shall, in accordance with GAAP, make any and all necessary adjustments to the capital or other accounts or stock transfer books and records of the Company to reflect the Recapitalization and issuance of New Fractional Shares.

     No liability of the Company or of any of its shareholders, directors or officers shall be affected by the Recapitalization.

                                    SECTION 5

              MANNER AND BASIS OF EXCHANGING SHARES OF COMMON STOCK
              -----------------------------------------------------

     The manner and basis of exchanging shares of Old Common Stock for shares of New Common Stock, excluding those fractional shares held by shareholders who will be receiving cash in lieu of New Common Stock under the Dissenters' Rights Provisions, shall be as follows:

     (a) Exchange Ratio. Each share of Old Common Stock outstanding immediately
         --------------
         prior to the Effective Date of the Recapitalization shall, by virtue of the Recapitalization and without any action on the part of the holder or holders thereof, be split into 1/2000 of a share of New Common Stock.

     (b) Options and Warrants. As of the Effective Date of the Recapitalization,
         --------------------
         the Company shall make any and all necessary adjustments to the number of shares of common stock underlying any outstanding stock option or warrant or that are reserved for issuance under any stock incentive or option plan of the Company or any of its subsidiaries to reflect the Recapitalization. Any fractional shares resulting after such adjustments shall not entitle any option or warrant holder to cash in lieu of such fractional share under this Plan.

     (c) Rights of Holders of Certificates for Old Common Stock. As of the
         ------------------------------------------------------
         Effective Date of the Recapitalization, each certificate theretofore representing one or more outstanding shares of Old Common Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing one or more shares of New Common Stock (or any fraction thereof) and/or cash in lieu of any fractional share in accordance with this Plan.

     (d) Letter of Transmittal. Unless otherwise determined by resolution of the
         ---------------------
         Board of Directors, within five business days after the Effective Date of the Recapitalization, the Company shall mail a letter of transmittal to all holders of certificates of Old Common Stock who are entitled to receive a certificate representing one or more shares of New Common Stock (or any fraction thereof) in accordance with this Plan. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Old Common Stock shall surrender such certificates to the Company, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor, as set forth in (a) above, a certificate representing a determinable number of shares of New Common Stock (and/or any determinable fraction thereof).

     (e) Failure to Surrender Old Common Stock Certificates. Until the holder
         --------------------------------------------------
         surrenders his, her or its Old Common Stock certificate or certificates to the Company (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Company's usual procedures), the holder:

         (i)  shall not be paid any cash in lieu of fractional shares that may
              ---------
     be entitled to the holder under this Plan. Instead, such cash distribution(s) shall be retained, without interest (unless otherwise required by law), for the holder's account until he, she, or it surrenders such Old Common Stock certificate;

         (ii) shall not be issued a certificate representing the shares of New
              ---------
     Common Stock which such Old Common Stock certificate may entitle the holder to receive; and

         (iii) shall not be paid dividends or other distributions in respect of
               ---------
     the shares of New Common Stock which such Old Common Stock certificate may entitle the holder to receive. Instead, such dividends or distributions shall be retained, without interest, for the holder's account until he, she, or it surrenders such Old Common Stock certificate; but

         (iv) shall have voting rights in respect of the shares of New Common
              -----
     Stock which such Old Common Stock certificate may entitle the holder to receive.

     (f) Cancellation of Equity Interest. The shares of Old Common Stock that
         -------------------------------
         are converted into cash pursuant to this Plan shall be cancelled upon conversion.

                                    SECTION 6

          CONDITIONS PRECEDENT TO CONSUMMATION OF THE RECAPITALIZATION
          ------------------------------------------------------------

     This Plan is subject to, and consummation of the Recapitalization is conditioned upon, unless otherwise waived by the majority vote of the Board of Directors of the Company, the fulfillment of each of the following conditions prior to the Effective Date of the Recapitalization:

     (a) Approval of all of the separate proposals contemplated by Section 1(d) in accordance with the Company's Articles of Incorporation and Bylaws;

     (b) The number of shares of Old Common Stock converted into cash by operation of this Plan shall not be deemed by the Board of Directors to make consummation of this Plan inadvisable;

     (c) Procurement of all consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by this Plan, and expiration of all waiting periods required by law, if any;

     (d) Procurement of any action, consent, approval or ruling, governmental or otherwise, or any financing, commitment or otherwise, which is or may be necessary to permit or enable the Company to consummate the transactions contemplated by this Plan; and

     (e) The number of shareholders of the Company, as reasonably forecasted by management of the Company and calculated in accordance with applicable rules promulgated by the Securities and Exchange Commission, does not exceed 300 shareholders on a post-Recapitalization basis.

                                    SECTION 7

                                   TERMINATION
                                   -----------

     In  the event that:

     (a) the number of shares of Old Common Stock voted against the proposals set for vote in accordance with this Plan shall make consummation of the Recapitalization inadvisable in the opinion of the Board of Directors of the Company,

     (b) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Recapitalization which shall make consummation of the Recapitalization inadvisable in the opinion of the Board of Directors of the Company,

     (c) any action, consent, approval, opinion, or ruling required to be provided by Section 6 of this Plan shall not have been obtained, or

     (d) for any other reason, consummation of the Recapitalization is deemed inadvisable in the opinion of the Board of Directors of the Company,

then this Plan may be terminated at any time before consummation of the Recapitalization, regardless of whether or not the Plan has been voted upon, as provided for herein, by the shareholders of Company. Upon termination, this Plan shall be void and of no further effect.

                                    SECTION 8

                                    AMENDMENT
                                    ---------

     At any time before or after approval and adoption of this Plan by the shareholders of the Company, this Plan may be amended by the Board of Directors of the Company by resolution or otherwise as permitted by law, provided that after shareholder approval is obtained the exchange ratio cannot be amended or changed nor can the cash value per share of Company common stock offered by the Company (as stated in the proxy statement/prospectus disclosure materials provided by the Company in connection with the Recapitalization) be reduced without shareholder approval of such amendment, change or reduction.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX B
                                   ----------

                            SHAREHOLDER ELECTION FORM

--------------------------------------------------------------------------------
This Shareholder Election Form is to be completed only by Greater Rome shareholders who wish to make a special election to aggregate and/or buy additional fractional or whole shares of Greater Rome stock in the Recapitalization. Those shareholders who do not elect to aggregate shares or buy additional fractional shares will receive cash in lieu of their fractional shares at an exchange rate of $18.00 per share of Greater Rome common stock, on a pre-split basis.
--------------------------------------------------------------------------------


                          GREATER ROME BANCSHARES, INC.
                            SHAREHOLDER ELECTION FORM
                             REGARDING THE TREATMENT
                                    OF SHARES

     The purpose of this election form is to notify Greater Rome of how you want your shares of Greater Rome stock converted after the Recapitalization takes effect.

     Selection of some of the alternatives provided may require that you complete and return additional schedules related to that alternative. Additionally, participation in some of the alternatives is subject to approval by the Board of Directors of Greater Rome Bancshares. We will notify you in writing prior to the effective date of the Recapitalization if your participation in a selected alternative is not approved.

     Please complete and sign this form, including any related schedules, and return them to the address below at or before 5:00 p.m. on December 23, 2002:

                                   Return to:
                                   ---------
                          Greater Rome Bancshares, Inc.
                               Attn: Grey Winstead
                           1490 Martha Berry Boulevard
                               Rome, Georgia 30165

     If you do not return this form to Greater Rome Bancshares, Inc. in time for Greater Rome to receive it at or before 5:00 p.m. on December 23, 2002, you will be deemed to have elected to receive cash in lieu of your fractional share of Greater Rome common stock resulting from the Recapitalization.

A.  General Information
    -------------------

Name:                                 Telephone number:
      --------------------------                      -------------------------

Mailing address is:
                    ----------------------------------

                    ----------------------------------

                    ----------------------------------


Email address (optional):
                          ----------------------------

The information you provide in response to this question will be treated confidentially, and will only be used to facilitate our communication with you as a shareholder of Greater Rome Bancshares.

B.  Record Holders of Less than 2,000 Shares of Greater Rome Stock.
    ----------------------------------------------------------------
(Record holders of 2,000 or more shares of Greater Rome stock should skip to Section C.)

If you are the record holder of less than 2,000 shares of Greater Rome stock, you will receive $18.00 per share of Greater Rome stock that you hold unless you select at least one of the following options:

     |_| Aggregation Option. I would like to be a member of a Beneficial
         ------------------
         Ownership Group by combining all of the shares that I hold directly with shares held by other shareholders for the limited purposes of determining eligibility (a) to receive cash in lieu of recertificated Greater Rome common stock, and (b) to buy an additional fractional share of Greater Rome common stock. To be eligible to select this option you must be able to combine or aggregate a total number of shares that is evenly divisible by 2,000 or will be evenly divisible by 2,000 after taking into account your (or your Beneficial Ownership Group's) election to purchase an additional fractional or whole share of Greater Rome common stock under the "buy-up" option below. If you select this option, you must also complete Schedule A.

     |_| Buy-Up Option. I would like to purchase a fractional share of Greater
         -------------
         Rome stock equal to the amount necessary for me or my Beneficial Ownership Group, if applicable, to own one or more whole shares of Greater Rome stock after the Recapitalization. If you select this option, you must also complete Schedule B.

If you selected any of the options in Section B, please skip to Section D, otherwise please skip to Section E.

C.  Record Holders of 2,000 or More Shares of Greater Rome Stock.
    ------------------------------------------------------------

     |_| Aggregation Option. I would like to be a member of a Beneficial
         ------------------
         Ownership Group by combining all of the shares that I hold directly with shares held by other shareholders for the limited purposes of determining eligibility (a) to receive cash in lieu of recertificated Greater Rome common stock, and (b) to buy an additional fractional share of Greater Rome common stock. To be eligible to select this option you must be able to combine or aggregate a total number of shares that is evenly divisible by 2,000 or will be evely divisible by 2,000 after taking into account your (or Beneficial Ownership Group's) election to purchase and additional fractional or whole share of Greater Rome common stock under the "buy-up option below. If you select this option, you must also complete Schedule A.

     |_| Buy-Up Option. I would like to purchase a fractional share of Greater
         -------------
         Rome stock equal to the amount necessary for me or my Beneficial Ownership Group, if applicable, to own two or more whole shares of Greater Rome stock after the Recapitalization. If you select this option, you must also complete Schedule B.

If you selected one or both of the options in Section C, please continue to Section D, otherwise please skip to Section E.

D.  Information regarding Investors
    -------------------------------

     To determine if you are eligible to purchase shares of Greater Rome stock in connection with the Recapitalization, please indicate by checking the appropriate box if you are:

     |_| A natural person whose primary residence is in the State of Georgia.

     |_| A business which is headquartered or incorporated in the State of Georgia.

     |_| A trust or other similar entity that is controlled by a natural person or business which is an eligible investor, as specified above.

     Because the shares of Greater Rome stock will not be registered under the Securities Act of 1933 or any state securities laws, shares of Greater Rome stock may only be issued in the Recapitalization to a resident of the State of Georgia. Therefore, it is important that we determine whether each shareholder purchasing additional fractional or whole shares of Greater Rome will be deemed a resident of the State of Georgia. See Attachment 1 to Schedule B to review applicable eligibility questions.

Please skip to Section F.

E.  Cash Conversion Worksheet.
    -------------------------

Each Greater Rome shareholder receiving cash in the Recapitalization in exchange for the shareholder's fractional share of Greater Rome stock resulting from the Recapitalization should complete this Section.

(1) Total number of shares of Greater Rome stock that I hold of record
                                                                                                   ----------------

(2) Divide Line (1) above by 2,000 and enter number here (round to 4th decimal place)              ___. __ __ __ __

(3) Subtract from Line (2) that number, if any, that appears before the decimal sign in
    Line (2) and enter the resulting number here                                                      . __ __ __ __

                                                                                                   x        $36,000
                                                                                                   ----------------

(4) Equals the total amount of cash payable to you for your fractional share of
    Greater Rome common stock                                                                      $
                                                                                                   ================

F.  Common Stock Conversion Worksheet.
    ---------------------------------

Each Greater Rome shareholder who plans to continue being a shareholder of Greater Rome Bancshares by receiving recertificated shares of Greater Rome stock in the Recapitalization should complete this Section.

(1) Total number of shares of Greater Rome stock held by you directly
                                                                                                   ----------------

(2) Total number of shares of Greater Rome stock to be aggregated with yours                       ----------------
    (From your Schedule A, if applicable)

(3) Add Lines (1) and (2) together and enter number here
                                                                                                   ----------------

(4) Divide Line (3) above by 2,000 and enter number here (round to 4th decimal place)              ___. __ __ __ __

(5) If the number on Line (4) is not a whole number, subtract it from the next whole
    number and enter it here; otherwise, go to line 7                                              ___. __ __ __ __
    (for example: if Line 4 equaled 1.7500, you would subtract 1.7500 from 2.0000 to produce 0.2500 shares to be purchased)

                                                                                                   x        $36,000
                                                                                                   ----------------

(6) Equals the total purchase price of the fractional share of Greater Rome stock necessary for you and/or your Beneficial Ownership Group, if applicable,  to avoid receiving cash
    in lieu of any fractional share held as a result of the Recapitalization                       $
                                                                                                   ================

(7)  If Line (4) is a whole number, and assuming that your worksheet has been completed correctly, the worksheet indicates that you and/or your Beneficial Ownership Group
     (collectively) are not expected to hold a fractional share as a result of the
     Recapitalization. If an eligible investor, you and/or members of your Beneficial
     Ownership Group may still complete and submit subscription forms (Schedule B) to purchase additional whole shares of Greater Rome common stock, which are subject to approval of
     Greater Rome's Board of Directors. See the examples set forth in the proxy statement/prospectus under the heading "EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS."

If you are eligible and elect to purchase an additional fractional or whole share of Greater Rome stock, we must receive a check payable to "Greater Rome Bancshares, Inc.", accompanied by a properly completed subscription agreement (schedule B), for the purchase price of the fractional share of Greater Rome stock indicated on line (6) above on or before December 23, 2002. If you are a member of a Beneficial Ownership Group and more than one member of the group is electing to purchase an additional fractional or whole share, each purchasing member should remit his, her or its own check, accompanied by a properly completed subscription agreement (schedule B), representing their allocated portion of the additional fractional or whole share being purchased as a result of your group's aggregation election.

G. Signatures.
   ----------
I certify that the information provided in this Shareholder Election Form is true and correct as of the date indicated below.


----------------------------------------      ------------------------------
Signature*                                    Signature (if held jointly)*


----------------------------------------      ------------------------------
Print Name                                    Print Name


----------------------------------------
Title (if signing in representative capacity)


----------------------------------------
Date


----------------------------------------
Number of Shares Held of Record


----------------------------------------
Certificate No(s).

* If the shareholder is a corporation, partnership or other business entity, this form must be signed by a duly authorized officer of the entity. Any person signing as an officer, attorney, trustee, administrator or guardian must give his or her full title as such. In the case of joint ownership, each joint owner must sign.

We will notify you in writing before the effective date of the Recapitalization, which we anticipate will be on or around December 31, 2002, if the Board of Directors does not approve your participation in a selected option. Promptly after the effective date of the Recapitalization, we will deliver instructions to you regarding how to exchange your shares of Greater Rome stock for cash or recertificated Greater Rome stock as indicated above.

                                   SCHEDULE A

          (To Be Completed By Persons Electing to Aggregate Shares and
                       Form a Beneficial Ownership Group)

I direct Greater Rome to combine the shares of Greater Rome stock that I hold of record with those held of record by other shareholders, listed below, for the limited purposes of determining eligibility (a) to receive cash in lieu of recertificated Greater Rome common stock, and (b) to buy an additional fractional share of Greater Rome common stock.
Aggregating shareholder's name:_________________________________________________

Certificate No(s):_____________________     No. of Shares:______________________


-----------------------------------           --------------------------------
Signature                                     Signature (if held jointly)


-----------------------------------           --------------------------------
Print Name                                    Print Name


-----------------------------------           --------------------------------
Title (if signing in representative           Date
capacity)

By signing this Schedule A, each undersigned shareholder consents (1) to the aggregation of all of his, her, or its shares of Greater Rome stock, as described in this Schedule B, with the aggregating shareholder(s) named above.

                          Certificate      No. of
Name                        No(s).         Shares         Relationship         Signature
----                        ------         ------         ------------         ---------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------

---------------------      --------      -----------      -----------      ----------------


Total No. of Shares                                  (Insert this number on Line
                                         ----------- 2 of Section F to the
                                                     Shareholder Election Form.)

                                   SCHEDULE B

 (To Be Completed By Persons Electing To Purchase Additional Fractional or Whole
     Shares Either individually or as a Member of a Beneficial Ownership Group)

              SUBSCRIPTION AGREEMENT FOR FRACTIONAL OR WHOLE SHARES
                        OF GREATER ROME BANCSHARES, INC.


Ladies and Gentlemen:

     I hereby subscribe for ___________ share(s)* (the "Subscribed Share") of Greater Rome Bancshares, Inc. ("Greater Rome") common stock in connection with Greater Rome's limited offering (the "Offering") of its common stock described in the proxy statement/prospectus dated November 12, 2002 relating to the Recapitalization of Greater Rome.

     I agree to pay $36,000 per share of Greater Rome common stock for a total of $_______________ for the Subscribed Share. Enclosed is a check in the amount of $_________, which represents payment in full for the Subscribed Share.

     I agree that this subscription is binding upon and is irrevocable by me. I acknowledge that this Subscription Agreement shall not constitute a valid and binding obligation of the Greater Rome until accepted by Greater Rome in writing, and that Greater Rome has the right to reject this Subscription Agreement, either in whole or in part, in its sole discretion.

     In connection with the purchase of the Subscribed Share, I hereby represent and warrant as follows:

     1. The Subscribed Share is being purchased for my own account without the participation of any other person, with the intent of holding the Subscribed Share for investment and without the intent of participating, directly or indirectly, in a distribution of the Subscribed Share, and not with a view to, or for resale in connection with, any distribution or public offering of the Subscribed Share or any portion of the shares offered through the Offering within the meaning of the Securities Act of 1933 (the "1933 Act") or the securities laws of any state applicable to me, nor am I aware of the existence of any distribution or public offering or advertisement in connection with the offer and sale of Greater Rome's securities.

     2. I have received a copy of Greater Rome's proxy statement/prospectus dated November 12, 2002.

     3. The availability of the "Intrastate Offering Exemption" under the Securities Act of 1933 and Rule 147 promulgated thereunder depends upon the residence of offerees and purchasers, and that prior to making any offer in reliance upon such exemption, Greater Rome is required to verify the residence of prospective offerees and to obtain a written representation from each as to his or her residence. Accordingly, I have completed Attachment 1, which contains a set of written representations regarding my residence.

     I further understand and agree as follows:

     1. The Subscribed Share is being (a) issued and sold without registration under any state or federal law relating to the registration of securities for sale and (b) issued and sold in reliance on certain exemptions from registration under applicable state and federal laws.

---------------------------------
* Please round to four decimal places. If a member of a Beneficial Ownership Group, this number should represent your allocated portion of the fractional or whole share being subscribed for as a group based on your group's aggregation election.

     2. The Subscribed Share cannot be offered for sale, sold or transferred by me other than pursuant to (a) an effective registration under any applicable state securities law or in a transaction which is otherwise in compliance with such laws, (b) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act, and (c) evidence satisfactory to Greater Rome of compliance with the applicable securities laws of all applicable jurisdictions. Greater Rome shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

     3. Greater Rome will be under no obligation to register the Subscribed Share or to comply with any exemption available for sale of the Subscribed Share without registration. Greater Rome is under no obligation to act in any manner so as to make Rule 144 of the 1933 Act available with respect to the Subscribed Share.

     4. Greater Rome may, if it so desires, refuse to permit the transfer of the Subscribed Share unless the request for the transfer is accompanied by an opinion of counsel acceptable to Greater Rome to the effect that neither the sale nor the proposed transfer will result in any violation of the 1933 Act or the securities laws of any other jurisdiction. Further, I understand that holders of Greater Rome common stock will be responsible for paying legal fees for securing the legal opinions required to effect any transfer or exchange of their Greater Rome common stock.

     5. I understand that Greater Rome will place the following legend on each certificate representing shares of its common stock issued in the Recapitalization to insure that a prospective transferee is aware of the transfer restrictions:

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws (the "State Acts"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, the State Acts and any other applicable securities laws unless, in the opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act, the State Acts and any other applicable securities laws."

     6. I understand that Greater Rome also intends to place the foregoing legend on certificates representing shares of its common stock issued upon transfer or exchange of shares initially issued in the Recapitalization and upon any subsequent transfer or exchange unless advised by counsel to Greater Rome that, in the opinion of such counsel, placing the legend on the certificates is inappropriate.

     7. The Subscribed Share is not a deposit or savings account and is not insured by the Federal Deposit Insurance Corporation or any other government agency and is subject to loss of value.


     Acceptance by me of the certificate representing the Subscribed Share shall constitute a confirmation by me that all agreements and representations made by me in this subscription agreement shall be true and correct at such time.

     Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. Instruction: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax returns.

     Please indicate form of ownership the undersigned desires for the Subscribed Share: |_| Individual, |_| Joint Tenants with Right of Survivorship1, |_| Tenants in Common2, Qualified Trust, |_| Custodian for
                                                          ----------------------
----------------------------------.

     Please indicate if you are aggregating your shares with one or more other Greater Rome shareholders:
         |_| Yes     |_| No

IN WITNESS WHEREOF, I/we have executed this Subscription Agreement this _____ day of _______________________, 2002, and hereby certify that the foregoing information is true and complete as of the date hereof.


To be completed by Greater Rome:       To be completed by the shareholder(s):

ACCEPTED:                              Date:
GREATER ROME BANCSHARES, INC.               ------------------------------------
                                       Print Name:
By:                                               ------------------------------
   ----------------------------        Telephone Number:(     )
                                                        ------------------------
Signature:
          ---------------------        Social Security or Tax I.D.:-------------
Print Name:
           --------------------        Address:
Date:                                          ---------------------------------
     --------------------------
                                       -----------------------------------------


                                       Signature:
                                                 -------------------------------

                                       Signature:
                                                 -------------------------------
                                       (if Subscribed Share to be jointly owned)



*Note: Any person signing as attorney, trustee, administrator, or guardian must give his or her full title as such. In case of joint tenants, each joint owner must sign.

-----------------------------------
1 When stock is held as Joint Tenants with right of Survivorship, upon the death of one owner, ownership of the stock will pass automatically to the surviving owner(s).
2 When stock is held as Tenants in Common, upon the death of one owner, ownership of the stock will be held by the surviving owner(s) and by the heirs of the deceased owner.

                                  Attachment 1
                                  to Schedule B
                                  -------------

NOTE: Each person who signs the Subscription Agreement must complete and sign an individual copy of this form. Consequently, additional copies may be required. Subscribers may either make their own copies of the form or obtain additional copies from Greater Rome Bancshares at 1490 Martha Berry Boulevard, Rome, Georgia 30165, Attn: Grey Winstead, telephone (706) 295-9300.


SECTION I:  INDIVIDUALS


a. Address of my Principal Residence:
                                     -------------------------------------------

b. I am a bona fide resident of the State of Georgia and have been for
                                                                      ----------
years. I do not maintain a residence at any location other than that indicated above, except as follows:
                         -------------------------------------------------------

--------------------------------------------------------------------------------

If the foregoing residence is a vacation home, please indicate the amount of time you reside there annually:
                               -------------------------------------------------

c. I have filed a State of Georgia Income Tax Return for the last
                                                                 ---------------
years and I am registered to vote in                        (City),
                                     -----------------------
                    (County), Georgia.
--------------------

d. My Georgia Driver's License Number is:
                                         ---------------------------------------

e. My Social Security Number is:
                                ------------------------------------------------


SECTION II:  CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER BUSINESS ENTITIES

a. Form of organization (corporation, partnership, trust, etc.):
                                                                ----------------

b. Organized under the laws of               (state or country) in       (year).
                              ---------------                     -------

c. Address of principal office:
                               -------------------------------------------------

d. Address of any other offices:
                                ------------------------------------------------


e. Has the subscribing entity been organized for the specific purpose of
acquiring shares of common stock of Greater Rome Bancshares, Inc.?      Yes
                                                                  ------
        No
------

Note: If the subscribing entity was organized for the specific purpose of acquiring shares of common stock in this offering, each beneficial owner of the subscribing entity must be a bona ride resident of Georgia and must submit a completed copy of the portion of this page designed for individual investors.

f. Percentage of business conducted in or from the State of Georgia?
                                                                    ------------

g. The undersigned is                                               (title) of
                     -----------------------------------------------
the subscriber, has knowledge of the facts herein set forth, is authorized to represent this information on behalf of the subscriber, and hereby certifies that the facts herein set forth are true and correct.

                                   APPENDIX C

                 EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION
                       CODE RELATING TO DISSENTERS' RIGHTS

14-2-1301.       Definitions.

As used in this article, the term:

                 (1) "Beneficial shareholder" means the person who is a
                     beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                 (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code
                     Section 14-2-1302.

                 (3) "Corporation" means the issuer of shares held by a
                     dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                 (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                 (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                 (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                 (8) "Shareholder" means the record shareholder or the
                     beneficial shareholder.


14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from,and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party:

                     (A) If approval of the shareholders of the corporation is
                  required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                     (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                     (A) Alters or abolishes a preferential right of the shares;

                     (B) Creates, alters, or abolishes a right in respect of
                  redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                     (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                     (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                     (E) Reduces the number of shares owned by the shareholder
                  to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                     (F) Cancels, redeems, or repurchases all or part of the
                  shares of the class; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 1,500 shareholders, unless:

                  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 1,500 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303. Dissent by nominees and beneficial owners.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.


14-2-1320. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.


14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

                  (2) Must not vote his or her shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.


14-2-1322. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Set a date by which the corporation must receive the
            payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                  (4) Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment.

(a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


14-2-1325. Offer of payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair
            value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                  (5) A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.


14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

                  (1) The dissenter believes that the amount offered under Code
            Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

                  (2) The corporation, having failed to take the proposed
            action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                  (2) The shareholder may at any time, subject to the
            limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.


14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.


14-2-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all
            dissenters if the ourt finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. Limitation of actions.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                     PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 19, 2002

     The undersigned hereby appoints Thomas D. Caldwell, III and Bradford L. Riddle as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Greater Rome Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Meeting") to be held at 1490 Martha Berry Boulevard, Rome, Georgia, on December 19, 2002 at 4:30 p.m., and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Meeting and the Proxy Statement/Prospectus relating to the Meeting, receipt of which are hereby acknowledged.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

PROPOSAL NO. 1: To approve, as part of the Plan of Recapitalization dated July 11, 2002, Section 1(a) which provides for, a 1-for-2,000 reverse stock split of Greater Rome Bancshares' common stock:

     |_|      FOR              |_|      AGAINST           |_|      ABSTAIN

PROPOSAL NO. 2: To approve, as part of the Plan of Recapitalization dated July 11, 2002, Section 1(b) which provides for the payment of cash for fractional shares of Greater Rome common stock resulting from the proposed recapitalization at a cash-for-stock conversion price of $18.00 per share, on a pre-split basis:

     |_|      FOR              |_|      AGAINST           |_|      ABSTAIN

PROPOSAL NO. 3: To approve, as part of the Plan of Recapitalization dated July 11, 2002, Section 1(c) which provides for the offering of additional shares of Greater Rome common stock to eligible shareholders who are residents of Georgia at $18.00 per share, on a pre-split basis:

     |_|      FOR              |_|      AGAINST           |_|      ABSTAIN


     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted for the above proposals. Discretionary authority is hereby conferred as to all other matters which may come before the special meeting.

     If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          Dated:                                       , 2002
                               ----------------------------------------
                                    (Be sure to date your Proxy)


                          ---------------------------------------------
                          Signature(s) of Shareholder(s)


                          ---------------------------------------------
                          Print Name(s) of Shareholder(s)


                          ---------------------------------------------
                          Print Title (if signing in representative capacity)

     Please mark, date, and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.

                  PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.
                  --------------------------------------------

          Do you plan to attend the Special Meeting?  |_| Yes  |_| No

                           DOCUMENTS YOU MUST RETURN:


1. If you do not want to receive cash in lieu of your fractional share of Greater Rome common stock resulting from the recapitalization, you must return the following:

    o  Proxy Form (the blue form)
    o  Shareholder Election Form Regarding Treatment of Shares (the yellow form)
    o  Schedule A - if you are aggregating shares (the green form).
    o  Schedule B - if you are purchasing additional shares (the gold form).



2. If you do want to receive cash in lieu of your fractional share of Greater Rome common stock resulting from the recapitalization, please return the following:

    o  Proxy Form (the blue form)